                                                                     Exhibit 4.1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                          WILSHIRE CREDIT CORPORATION,
                                    Servicer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee

                                   ---------

                        POOLING AND SERVICING AGREEMENT
                           Dated as of April 1, 2007

                                   ---------

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-MLN1

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
ARTICLE I DEFINITIONS...........................................................     13

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES.........     67
   SECTION 2.01. Conveyance of Mortgage Loans...................................     67
   SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans................     69
   SECTION 2.03. Representations, Warranties and Covenants of the Depositor.....     71
   SECTION 2.04. Representations and Warranties of the Servicer.................     74
   SECTION 2.05. Substitutions and Repurchases of Mortgage Loans that are not
                 "Qualified Mortgages"..........................................     75
   SECTION 2.06. Authentication and Delivery of Certificates....................     76
   SECTION 2.07. REMIC Elections................................................     76
   SECTION 2.08. [RESERVED].....................................................     81
   SECTION 2.09. Covenants of the Servicer......................................     81
   SECTION 2.10. [RESERVED].....................................................     81
   SECTION 2.11. Permitted Activities of the Issuing Entity.....................     81
   SECTION 2.12. Qualifying Special Purpose Entity..............................     82
   SECTION 2.13. Depositor Notification of NIM Notes............................     82

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS......................     82
   SECTION 3.01. Servicer to Service Mortgage Loans.............................     82
   SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations
                 of Servicer....................................................     84
   SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the
                 Servicer.......................................................     85
   SECTION 3.04. Trustee to Act as Servicer.....................................     85
   SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account;
                 Certificate Account............................................     86
   SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow
                 Accounts.......................................................     89
   SECTION 3.07. Access to Certain Documentation and Information Regarding the
                 Mortgage Loans.................................................     90
   SECTION 3.08. Permitted Withdrawals from the Collection Account and
                 Certificate Account............................................     90
   SECTION 3.09. [RESERVED].....................................................     92
   SECTION 3.10. Maintenance of Hazard Insurance................................     92
   SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements......     93
   SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of
                 Excess Proceeds; Special Loss Mitigation.......................     94

                                TABLE OF CONTENTS
                                   (continued)

                                                                                   PAGE
                                                                                   ----
   SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files................     98
   SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be
                 Held for the Trustee...........................................    100
   SECTION 3.15. Servicing Compensation.........................................    100
   SECTION 3.16. Access to Certain Documentation................................    100
   SECTION 3.17. Annual Statement as to Compliance..............................    101
   SECTION 3.18. Annual Independent Public Accountants' Servicing Statement;
                 Financial Statements...........................................    101
   SECTION 3.19. Subordination of Liens.........................................    104
   SECTION 3.20. Periodic Filings...............................................    104
   SECTION 3.21. Indemnification by Trustee.....................................    108
   SECTION 3.22. Indemnification by Servicer....................................    108
   SECTION 3.23. Prepayment Charge Reporting Requirements.......................    109
   SECTION 3.24. Information to the Trustee.....................................    109
   SECTION 3.25. Indemnification................................................    109
   SECTION 3.26. Solicitation...................................................    110
   SECTION 3.27. High Cost Mortgage Loans.......................................    110
   SECTION 3.28. Rights of the NIMs Insurer.....................................    110

ARTICLE IV DISTRIBUTIONS........................................................    110
   SECTION 4.01. Advances.......................................................    110
   SECTION 4.02. Reduction of Servicing Compensation in Connection with
                 Prepayment Interest Shortfalls.................................    111
   SECTION 4.03. Distributions on the REMIC Interests...........................    112
   SECTION 4.04. Distributions..................................................    112
   SECTION 4.05. Monthly Statements to Certificateholders.......................    122

ARTICLE V THE CERTIFICATES......................................................    126
   SECTION 5.01. The Certificates...............................................    126
   SECTION 5.02. Certificate Register; Registration of Transfer and Exchange
                 of Certificates................................................    128
   SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates..............    132
   SECTION 5.04. Persons Deemed Owners..........................................    132
   SECTION 5.05. Access to List of Certificateholders' Names and Addresses......    133
   SECTION 5.06. Book-Entry Certificates........................................    133
   SECTION 5.07. Notices to Depository..........................................    134

                                TABLE OF CONTENTS
                                   (continued)

                                                                                   PAGE
                                                                                   ----
   SECTION 5.08. Definitive Certificates........................................    134
   SECTION 5.09. Maintenance of Office or Agency................................    135
   SECTION 5.10. Authenticating Agents..........................................    135

ARTICLE VI THE DEPOSITOR AND THE SERVICER.......................................    136
   SECTION 6.01. Respective Liabilities of the Depositor and the Servicer.......    136
   SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.......    136
   SECTION 6.03. Limitation on Liability of the Depositor, the Servicer
                 and Others.....................................................    136
   SECTION 6.04. Limitation on Resignation of Servicer..........................    137
   SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.................    137

ARTICLE VII DEFAULT; TERMINATION OF SERVICER....................................    138
   SECTION 7.01. Events of Default..............................................    138
   SECTION 7.02. Trustee to Act; Appointment of Successor.......................    139
   SECTION 7.03. Notification to Certificateholders.............................    140

ARTICLE VIII CONCERNING THE TRUSTEE.............................................    141
   SECTION 8.01. Duties of the Trustee..........................................    141
   SECTION 8.02. Certain Matters Affecting the Trustee..........................    142
   SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans..........    144
   SECTION 8.04. Trustee May Own Certificates...................................    144
   SECTION 8.05. Trustee's Fees and Expenses....................................    144
   SECTION 8.06. Indemnification and Expenses of Trustee........................    144
   SECTION 8.07. Eligibility Requirements for Trustee...........................    145
   SECTION 8.08. Resignation and Removal of Trustee.............................    146
   SECTION 8.09. Successor Trustee..............................................    146
   SECTION 8.10. Merger or Consolidation of Trustee.............................    147
   SECTION 8.11. Appointment of Co-Trustee or Separate Trustee..................    147
   SECTION 8.12. Tax Matters....................................................    148

ARTICLE IX TERMINATION..........................................................    150
   SECTION 9.01. Termination upon Liquidation or Repurchase of all
                 Mortgage Loans.................................................    150
   SECTION 9.02. Final Distribution on the Certificates.........................    152
   SECTION 9.03. Additional Termination Requirements............................    153

ARTICLE X MISCELLANEOUS PROVISIONS..............................................    154
   SECTION 10.01. Amendment.....................................................    154

                                TABLE OF CONTENTS
                                   (continued)

                                                                                   PAGE
                                                                                   ----
   SECTION 10.02. Counterparts..................................................    156
   SECTION 10.03. Governing Law.................................................    156
   SECTION 10.04. Intention of Parties..........................................    156
   SECTION 10.05. Notices.......................................................    157
   SECTION 10.06. Severability of Provisions....................................    158
   SECTION 10.07. Assignment; Sales; Advance Facilities.........................    158
   SECTION 10.08. Limitation on Rights of Certificateholders....................    159
   SECTION 10.09. Inspection and Audit Rights...................................    160
   SECTION 10.10. Certificates Nonassessable and Fully Paid.....................    160
   SECTION 10.11. Compliance with Regulation AB.................................    160
   SECTION 10.12. Third Party Rights............................................    160
   SECTION 10.13. Additional Rights of the NIMs Insurer.........................    161

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
EXHIBIT A     FORMS OF CERTIFICATES
EXHIBIT B-1   MORTGAGE LOAN SCHEDULE
EXHIBIT B-2   FORECLOSURE RESTRICTED MORTGAGE LOAN SCHEDULE
EXHIBIT C     [RESERVED]
EXHIBIT D-1   FORM OF CUSTODIAN INITIAL CERTIFICATION
EXHIBIT D-2   FORM OF CUSTODIAN FINAL CERTIFICATION
EXHIBIT E-1   FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2   FORM OF TRANSFEROR'S AFFIDAVIT
EXHIBIT F     FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G     FORM OF INVESTMENT LETTER (ACCREDITED INVESTOR)
EXHIBIT H     FORM OF RULE 144A INVESTMENT LETTER
              (QUALIFIED INSTITUTIONAL BUYER)
EXHIBIT I     FORM OF REQUEST FOR RELEASE
EXHIBIT J     [RESERVED]
EXHIBIT K     FORM OF BACK-UP CERTIFICATION OF TRUSTEE
EXHIBIT L     FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M-1   FORM OF CLASS A-1 CAP CORRIDOR CONTRACT
EXHIBIT M-2   FORM OF CLASS A-2 CAP CORRIDOR CONTRACT
EXHIBIT M-3   FORM OF SUBORDINATE CERTIFICATE CAP CORRIDOR CONTRACT
EXHIBIT M-4   FORM OF MASTER AGREEMENT, SCHEDULE AND CREDIT SUPPORT ANNEX
              RELATED TO THE CAP CORRIDOR CONTRACTS
EXHIBIT N     FORM OF AUCTION PROCEDURES
EXHIBIT O     FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER TO
              REGULATION S BOOK-ENTRY CERTIFICATE FROM A HOLDER OF A RULE 144A
              BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE
EXHIBIT P     FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER PURSUANT TO
              RULE 144A FROM A HOLDER OF A REGULATION S BOOK-ENTRY CERTIFICATE
              OR DEFINITIVE CERTIFICATE
EXHIBIT Q-1   FORM OF SWAP AGREEMENT
EXHIBIT Q-2   FORM OF CREDIT SUPPORT ANNEX RELATED TO THE SWAP AGREEMENT
EXHIBIT R     FORM OF ASSESSMENT OF COMPLIANCE
EXHIBIT S     SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
EXHIBIT T     FORM OF SARBANES-OXLEY CERTIFICATIONS
EXHIBIT U     FORM OF ITEM 1123 CERTIFICATION OF SERVICER
EXHIBIT V     FORM OF DELINQUENCY REPORT
EXHIBIT W-1   FORM OF CUSTODIAL AGREEMENT (DEUTSCHE BANK NATIONAL TRUST COMPANY)
EXHIBIT W-2   FORM OF CUSTODIAL AGREEMENT (LASALLE BANK NATIONAL ASSOCIATION)
EXHIBIT X     FORM OF POWER OF ATTORNEY

SCHEDULES

SCHEDULE X
SCHEDULE Y
SCHEDULE Z

     POOLING AND SERVICING AGREEMENT, dated as of April 1, 2007 (the "Agreement"), among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as servicer (the "Servicer"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee").

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) three real estate mortgage investment conduits,
(ii) the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (iii) each Corridor Contract and the Corridor Contract Account, (iv) the grantor trusts described in Section 2.07 hereof and (v) the Supplemental Interest Trust, which in turn will hold the Swap Agreement. The SWAP REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii), (iv) and (v) above, other than the SWAP REMIC Regular Interests and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the SWAP REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the SWAP REMIC) and the Class SWR Interest as the single "residual interest" in the SWAP REMIC. The Lower Tier REMIC will consist of SWAP REMIC Regular Interests and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

     All covenants and agreements made by the Sponsor in the Purchase Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the NIMs Insurer.

THE SWAP REMIC

     The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

          Initial Principal
Class          Balance        Interest Rate
-----     -----------------   -------------
1-SW1     $169,871,767.707         (1)
1-SW1A    $  9,205,429.989         (2)
1-SW1B    $  9,205,429.989         (3)
1-SW2A    $  8,276,020.230         (2)
1-SW2B    $  8,276,020.230         (3)
1-SW3A    $  7,504,967.060         (2)
1-SW3B    $  7,504,967.060         (3)
1-SW4A    $  6,915,341.628         (2)
1-SW4B    $  6,915,341.628         (3)

1-SW5A    $  6,480,095.136         (2)
1-SW5B    $  6,480,095.136         (3)
1-SW6A    $  6,090,768.765         (2)
1-SW6B    $  6,090,768.765         (3)
1-SW7A    $  5,732,786.622         (2)
1-SW7B    $  5,732,786.622         (3)
1-SW8A    $  5,373,773.601         (2)
1-SW8B    $  5,373,773.601         (3)
1-SW9A    $  5,152,226.762         (2)
1-SW9B    $  5,152,226.762         (3)
1-SW10A   $  6,915,305.932         (2)
1-SW10B   $  6,915,305.932         (3)
1-SW11A   $ 11,212,008.056         (2)
1-SW11B   $ 11,212,008.056         (3)
1-SW12A   $ 11,686,148.494         (2)
1-SW12B   $ 11,686,148.494         (3)
1-SW13A   $  9,598,637.178         (2)
1-SW13B   $  9,598,637.178         (3)
1-SW14A   $  7,441,116.022         (2)
1-SW14B   $  7,441,116.022         (3)
1-SW15A   $  6,067,839.990         (2)
1-SW15B   $  6,067,839.990         (3)
1-SW16A   $  4,985,091.401         (2)
1-SW16B   $  4,985,091.401         (3)
1-SW17A   $  4,432,515.208         (2)
1-SW17B   $  4,432,515.208         (3)
1-SW18A   $  4,223,028.512         (2)
1-SW18B   $  4,223,028.512         (3)
1-SW19A   $  3,929,217.030         (2)
1-SW19B   $  3,929,217.030         (3)
1-SW20A   $  3,575,956.000         (2)
1-SW20B   $  3,575,956.000         (3)
1-SW21A   $  3,331,124.655         (2)
1-SW21B   $  3,331,124.655         (3)
1-SW22A   $  3,389,868.693         (2)
1-SW22B   $  3,389,868.693         (3)
1-SW23A   $    555,946.805         (2)
1-SW23B   $    555,946.805         (3)
1-SW24A   $  2,125,466.701         (2)
1-SW24B   $  2,125,466.701         (3)
1-SW25A   $  2,883,896.182         (2)
1-SW25B   $  2,883,896.182         (3)
1-SW26A   $  2,572,711.176         (2)
1-SW26B   $  2,572,711.176         (3)
1-SW27A   $  2,331,733.571         (2)
1-SW27B   $  2,331,733.571         (3)

1-SW28A   $  2,210,562.235         (2)
1-SW28B   $  2,210,562.235         (3)
1-SW29A   $  2,042,443.181         (2)
1-SW29B   $  2,042,443.181         (3)
1-SW30A   $  1,879,127.095         (2)
1-SW30B   $  1,879,127.095         (3)
1-SW31A   $  1,745,589.532         (2)
1-SW31B   $  1,745,589.532         (3)
1-SW32A   $  1,642,311.569         (2)
1-SW32B   $  1,642,311.569         (3)
1-SW33A   $  1,565,334.430         (2)
1-SW33B   $  1,565,334.430         (3)
1-SW34A   $  1,509,168.715         (2)
1-SW34B   $  1,509,168.715         (3)
1-SW35A   $  1,448,148.950         (2)
1-SW35B   $  1,448,148.950         (3)
1-SW36A   $  1,373,728.592         (2)
1-SW36B   $  1,373,728.592         (3)
1-SW37A   $  1,285,825.583         (2)
1-SW37B   $  1,285,825.583         (3)
1-SW38A   $  1,205,059.327         (2)
1-SW38B   $  1,205,059.327         (3)
1-SW39A   $  1,140,919.643         (2)
1-SW39B   $  1,140,919.643         (3)
1-SW40A   $  1,082,318.800         (2)
1-SW40B   $  1,082,318.800         (3)
1-SW41A   $  1,026,853.876         (2)
1-SW41B   $  1,026,853.876         (3)
1-SW42A   $    975,371.732         (2)
1-SW42B   $    975,371.732         (3)
1-SW43A   $    927,702.502         (2)
1-SW43B   $    927,702.502         (3)
1-SW44A   $    883,363.059         (2)
1-SW44B   $    883,363.059         (3)
1-SW45A   $    843,122.920         (2)
1-SW45B   $    843,122.920         (3)
1-SW46A   $    812,902.915         (2)
1-SW46B   $    812,902.915         (3)
1-SW47A   $    787,253.442         (2)
1-SW47B   $    787,253.442         (3)
1-SW48A   $    756,638.728         (2)
1-SW48B   $    756,638.728         (3)
1-SW49A   $    726,130.076         (2)
1-SW49B   $    726,130.076         (3)
1-SW50A   $ 21,667,924.724         (2)
1-SW50B   $ 21,667,924.724         (3)

2-SW2     $244,147,021.913         (4)
2-SW1A    $ 13,230,440.511         (5)
2-SW1B    $ 13,230,440.511         (6)
2-SW2A    $ 11,894,652.770         (5)
2-SW2B    $ 11,894,652.770         (6)
2-SW3A    $ 10,786,461.940         (5)
2-SW3B    $ 10,786,461.940         (6)
2-SW4A    $  9,939,026.872         (5)
2-SW4B    $  9,939,026.872         (6)
2-SW5A    $  9,313,471.864         (5)
2-SW5B    $  9,313,471.864         (6)
2-SW6A    $  8,753,915.235         (5)
2-SW6B    $  8,753,915.235         (6)
2-SW7A    $  8,239,407.878         (5)
2-SW7B    $  8,239,407.878         (6)
2-SW8A    $  7,723,418.899         (5)
2-SW8B    $  7,723,418.899         (6)
2-SW9A    $  7,405,002.238         (5)
2-SW9B    $  7,405,002.238         (6)
2-SW10A   $  9,938,975.568         (5)
2-SW10B   $  9,938,975.568         (6)
2-SW11A   $ 16,114,380.944         (5)
2-SW11B   $ 16,114,380.944         (6)
2-SW12A   $ 16,795,836.006         (5)
2-SW12B   $ 16,795,836.006         (6)
2-SW13A   $ 13,795,574.822         (5)
2-SW13B   $ 13,795,574.822         (6)
2-SW14A   $ 10,694,692.478         (5)
2-SW14B   $ 10,694,692.478         (6)
2-SW15A   $  8,720,961.010         (5)
2-SW15B   $  8,720,961.010         (6)
2-SW16A   $  7,164,788.099         (5)
2-SW16B   $  7,164,788.099         (6)
2-SW17A   $  6,370,601.792         (5)
2-SW17B   $  6,370,601.792         (6)
2-SW18A   $  6,069,518.488         (5)
2-SW18B   $  6,069,518.488         (6)
2-SW19A   $  5,647,239.970         (5)
2-SW19B   $  5,647,239.970         (6)
2-SW20A   $  5,139,518.000         (5)
2-SW20B   $  5,139,518.000         (6)
2-SW21A   $  4,787,635.845         (5)
2-SW21B   $  4,787,635.845         (6)
2-SW22A   $  4,872,065.307         (5)
2-SW22B   $  4,872,065.307         (6)
2-SW23A   $    799,030.695         (5)

2-SW23B   $    799,030.695         (6)
2-SW24A   $  3,054,812.299         (5)
2-SW24B   $  3,054,812.299         (6)
2-SW25A   $  4,144,859.818         (5)
2-SW25B   $  4,144,859.818         (6)
2-SW26A   $  3,697,611.324         (5)
2-SW26B   $  3,697,611.324         (6)
2-SW27A   $  3,351,267.929         (5)
2-SW27B   $  3,351,267.929         (6)
2-SW28A   $  3,177,115.265         (5)
2-SW28B   $  3,177,115.265         (6)
2-SW29A   $  2,935,487.319         (5)
2-SW29B   $  2,935,487.319         (6)
2-SW30A   $  2,700,762.405         (5)
2-SW30B   $  2,700,762.405         (6)
2-SW31A   $  2,508,836.468         (5)
2-SW31B   $  2,508,836.468         (6)
2-SW32A   $  2,360,400.931         (5)
2-SW32B   $  2,360,400.931         (6)
2-SW33A   $  2,249,766.070         (5)
2-SW33B   $  2,249,766.070         (6)
2-SW34A   $  2,169,042.285         (5)
2-SW34B   $  2,169,042.285         (6)
2-SW35A   $  2,081,342.050         (5)
2-SW35B   $  2,081,342.050         (6)
2-SW36A   $  1,974,381.908         (5)
2-SW36B   $  1,974,381.908         (6)
2-SW37A   $  1,848,043.917         (5)
2-SW37B   $  1,848,043.917         (6)
2-SW38A   $  1,731,963.173         (5)
2-SW38B   $  1,731,963.173         (6)
2-SW39A   $  1,639,778.857         (5)
2-SW39B   $  1,639,778.857         (6)
2-SW40A   $  1,555,555.200         (5)
2-SW40B   $  1,555,555.200         (6)
2-SW41A   $  1,475,838.624         (5)
2-SW41B   $  1,475,838.624         (6)
2-SW42A   $  1,401,846.268         (5)
2-SW42B   $  1,401,846.268         (6)
2-SW43A   $  1,333,333.998         (5)
2-SW43B   $  1,333,333.998         (6)
2-SW44A   $  1,269,607.441         (5)
2-SW44B   $  1,269,607.441         (6)
2-SW45A   $  1,211,772.580         (5)
2-SW45B   $  1,211,772.580         (6)
2-SW46A   $  1,168,339.085         (5)

2-SW46B   $  1,168,339.085         (6)
2-SW47A   $  1,131,474.558         (5)
2-SW47B   $  1,131,474.558         (6)
2-SW48A   $  1,087,473.772         (5)
2-SW48B   $  1,087,473.772         (6)
2-SW49A   $  1,043,625.424         (5)
2-SW49B   $  1,043,625.424         (6)
2-SW50A   $ 31,142,074.776         (5)
2-SW50B   $ 31,142,074.776         (6)
SWR                       (7)      (7)

(1) The interest rate on the Class 1-SW1 Interest shall be a per annum rate equal to the Group One Net WAC.

(2) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group One Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group One Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4) The interest rate on the Class 2-SW2 Interest shall be a per annum rate equal to the Group Two Net WAC.

(5) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group Two Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(6) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group Two Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(7) The Class SWR Interest shall have no principal amount and shall bear no interest.

THE LOWER TIER REMIC

The following table sets forth the designations, initial principal balances, interest rates, Corresponding Classes of Certificates and related Mortgage Group for each interest in the Lower Tier REMIC:

                                              Class(es) of
                                              Corresponding
                                              Certificates
         Initial Principal                     or Related
Class          Balance       Interest Rate   Mortgage Group
-----    -----------------   -------------   --------------
LTA-1            (1)              (8)            A-1, R
LTA-2A           (1)              (8)             A-2A
LTA-2B           (1)              (8)             A-2B

LTA-2C           (1)              (8)             A-2C
LTA-2D           (1)              (8)             A-2D
LTM-1            (1)              (8)              M-1
LTM-2            (1)              (8)              M-2
LTM-3            (1)              (8)              M-3
LTM-4            (1)              (8)              M-4
LTM-5            (1)              (8)              M-5
LTM-6            (1)              (8)              M-6
LTB-1            (1)              (8)              B-1
LTB-2            (1)              (8)              B-2
LTB-3            (1)              (8)              B-3
LTIX             (2)              (8)              N/A
LTII1A           (3)              (8)           Group One
LTII1B           (4)              (9)           Group One
LTII2A           (5)              (8)           Group Two
LTII2B           (6)             (10)           Group Two
LTIIX            (7)              (8)              N/A
LT-IO           (11)             (11)              N/A
LTR             (12)             (12)              N/A

(1) The initial principal balance of each of these Lower Tier REMIC Regular Interests shall equal 1/4 of the initial Certificate Principal Balance of its Corresponding Certificates.

(2) The initial principal balance of the Class LTIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests.

(3) The initial principal balance of the Class LTII1A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One.

(4) The initial principal balance of the Class LTII1B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans.

(5) The initial principal balance of the Class LTII2A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two.

(6) The initial principal balance of the Class LTII2B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans.

(7) The initial principal balance of the Class LTIIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests.

(8) For each Distribution Date, the interest rate for each of the Lower Tier REMIC Regular Interests (other than the Class LTII1B, the Class LTII2B and the Class LT-IO Interests) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests for such Distribution Date and
     (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(9) For each Distribution Date, the interest rate for the Class LTII1B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "1" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(10) For each Distribution Date, the interest rate for the Class LTII2B
     Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "2" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(11) The Class LT-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LT-IO Interest shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

                      SWAP REMIC
Distribution Date   Regular Interest
-----------------   ----------------
10                  Class 1-SW1A
                    Class 2-SW1A
10-11               Class 1-SW2A
                    Class 2-SW2A
10-12               Class 1-SW3A
                    Class 2-SW3A
10-13               Class 1-SW4A
                    Class 2-SW4A
10-14               Class 1-SW5A
                    Class 2-SW5A
10-15               Class 1-SW6A
                    Class 2-SW6A
10-16               Class 1-SW7A
                    Class 2-SW7A
10-17               Class 1-SW8A
                    Class 2-SW8A
10-18               Class 1-SW9A
                    Class 2-SW9A
10-19               Class 1-SW10A
                    Class 2-SW10A
10-20               Class 1-SW11A

                    Class 2-SW11A
10-21               Class 1-SW12A
                    Class 2-SW12A
10-22               Class 1-SW13A
                    Class 2-SW13A
10-23               Class 1-SW14A
                    Class 2-SW14A
10-24               Class 1-SW15A
                    Class 2-SW15A
10-25               Class 1-SW16A
                    Class 2-SW16A
10-26               Class 1-SW17A
                    Class 2-SW17A
10-27               Class 1-SW18A
                    Class 2-SW18A
10-28               Class 1-SW19A
                    Class 2-SW19A
10-29               Class 1-SW20A
                    Class 2-SW20A
10-30               Class 1-SW21A
                    Class 2-SW21A
10-31               Class 1-SW22A
                    Class 2-SW22A
10-32               Class 1-SW23A
                    Class 2-SW23A
10-34               Class 1-SW24A
                    Class 2-SW24A
10-35               Class 1-SW25A
                    Class 2-SW25A
10-36               Class 1-SW26A
                    Class 2-SW26A
10-37               Class 1-SW27A
                    Class 2-SW27A
10-38               Class 1-SW28A
                    Class 2-SW28A
10-39               Class 1-SW29A
                    Class 2-SW29A
10-40               Class 1-SW30A
                    Class 2-SW30A
10-41               Class 1-SW31A
                    Class 2-SW31A
10-42               Class 1-SW32A
                    Class 2-SW32A
10-43               Class 1-SW33A
                    Class 2-SW33A
10-44               Class 1-SW34A
                    Class 2-SW34A
10-45               Class 1-SW35A
                    Class 2-SW35A
10-46               Class 1-SW36A
                    Class 2-SW36A
10-47               Class 1-SW37A
                    Class 2-SW37A

10-48               Class 1-SW38A
                    Class 2-SW38A
10-49               Class 1-SW39A
                    Class 2-SW39A
10-50               Class 1-SW40A
                    Class 2-SW40A
10-51               Class 1-SW41A
                    Class 2-SW41A
10-52               Class 1-SW42A
                    Class 2-SW42A
10-53               Class 1-SW43A
                    Class 2-SW43A
10-54               Class 1-SW44A
                    Class 2-SW44A
10-55               Class 1-SW45A
                    Class 2-SW45A
10-56               Class 1-SW46A
                    Class 2-SW46A
10-57               Class 1-SW47A
                    Class 2-SW47A
10-58               Class 1-SW48A
                    Class 2-SW48A
10-59               Class 1-SW49A
                    Class 2-SW49A
10-60               Class 1-SW50A
                    Class 2-SW50A

(12) The Class LTR Interest shall have no principal amount and shall bear no interest.

UPPER TIER REMIC

The following table sets forth the designation, the initial principal balances, the interest rates and Classes of Related Certificates for each of the interests in the Upper Tier REMIC.

                                  Initial Principal          Class of Related
Class                                   Balance       Rate     Certificates
-----                             -----------------   ----   ----------------
UTA-1                                     (1)          (2)         A-1
UTA-2A                                    (1)          (2)         A-2A
UTA-2B                                    (1)          (2)         A-2B
UTA-2C                                    (1)          (2)         A-2C
UTA-2D                                    (1)          (2)         A-2D
UTM-1                                     (1)          (2)         M-1
UTM-2                                     (1)          (2)         M-2
UTM-3                                     (1)          (2)         M-3
UTM-4                                     (1)          (2)         M-4
UTM-5                                     (1)          (2)         M-5
UTM-6                                     (1)          (2)         M-6
UTB-1                                     (1)          (2)         B-1
UTB-2                                     (1)          (2)         B-2

UTB-3                                     (1)          (2)         B-3
Uncertificated Class C Interest           (3)          (3)         N/A
UT-IO                                     (4)          (4)         N/A
Residual Interest                         (1)          (2)         R

(1) The initial principal balance of each of these REMIC Regular Interests and the Residual Interest shall equal the initial principal balance of its Class of Related Certificates.

(2) The interest rates on each of these REMIC Regular Interests and the Residual Interest shall be an annual rate equal to the Pass-Through Rate for the Class of Related Certificates, provided that in lieu of the applicable Available Funds Cap set forth in the definition of an applicable Pass-Through Rate, the applicable Upper Tier REMIC Net WAC Cap shall be used.

(3) The Uncertificated Class C Interest shall have an initial principal balance equal to the initial Overcollateralization Amount. The Uncertificated Class C Interest shall accrue interest on a notional balance set forth in the definition of Class C Current Interest at a rate equal to the Class C Distributable Interest Rate. The Uncertificated Class C Interest shall be represented by the Class C Certificates.

(4) The Class UT-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LT-IO Interest. The Class UT-IO Interest shall be represented by the Class C Certificates.

THE CERTIFICATES

     The following table sets forth the Class designation, interest rate and initial Class principal amount for each Class of Certificates comprising interests in the Trust Fund.

         Initial Class
Class   Principal Amount   Interest Rate
-----   ----------------   -------------
A-1            (1)             (2)
A-2A           (1)             (2)
A-2B           (1)             (2)
A-2C           (1)             (2)
A-2D           (1)             (2)
M-1            (1)             (2)
M-2            (1)             (2)
M-3            (1)             (2)
M-4            (1)             (2)
M-5            (1)             (2)
M-6            (1)             (2)
B-1            (1)             (2)
B-2            (1)             (2)
B-3            (1)             (2)
C              (3)             (3)
P              (4)             (4)
R              (1)             (2)(5)

(1) Each of these Classes of Certificates shall have initial principal balances as set forth in Section 5.01 hereof.

(2) Each of these Classes of Certificates shall bear interest at a per annum rate equal to the Pass-Through Rate for such Certificates set forth in the definitions herein.

(3)  For federal income tax purposes, the Class C Certificate shall represent
     (i) the right to receive all distributions with respect to the REMIC Regular Interests represented by the Uncertificated Class C Interest and the Class UT-IO Interest and (ii) certain rights and obligations with respect to notional principal contracts as described in Section 2.07.

(4) The Class P Certificates shall be entitled to the amounts distributable pursuant to Section 4.04(b) hereof and shall not represent a REMIC regular interest.

(5) The Class R Interest represents ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

     Accountant's Attestation: As defined in Section 3.18(b) hereof.

     Accrual Period: With respect to each Class of LIBOR Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) and ending on the day immediately preceding such Distribution Date and with respect to the SWAP REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on each Class of LIBOR Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year and all calculations of interest on the SWAP REMIC Regular Interests will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Additional Form 10-D Disclosure: As defined in Section 3.20 hereof.

     Additional Form 10-K Disclosure: As defined in Section 3.20 hereof.

     Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is adjustable.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

     Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate amount of all payments of principal and interest (or, with respect to the interest-only Mortgage Loans, payments of scheduled interest) (net of the Servicing Fee) on the related Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, except as provided in Section 4.01 hereof, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to (i) any Mortgage Loan that is 150 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property), (ii) shortfalls in principal and interest due to bankruptcy proceedings or the application of the Relief Act or similar laws and (iii) the principal portion of any amount paid on a Balloon Loan, there will be no obligation to make advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property which is less than 150 days delinquent, the obligation to make Advances shall only be to payments of interest (subject to the exceptions described above and net of the related Servicing Fees), to be calculated after taking into account rental income.

     Advance Facility: A financing or other facility as described in Section 10.07.

     Advancing Person: A Person to whom the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances have been assigned pursuant to Section 10.07.

     Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance, the Class A-2D Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance, in each case as of such date of determination.

     Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

     Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for the Sponsor by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Assessment of Compliance: As defined in Section 3.18(a) hereof.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

     Auction: The one-time auction conducted by the Trustee, as described in
Section 9.01(b) hereof.

     Auction Agent: Any nationally recognized dealer in mortgage securities, which may include an affiliate of the Depositor, chosen by the Trustee and the Depositor in consultation.

     Auction Date: The date on which the Auction occurs.

     Authenticating Agent: As defined in Section 5.10.

     Available Funds Cap: Any of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap or the Weighted Average Available Funds Cap.

     Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 or 30 years which provides for level monthly payments of principal and interest based on a 30-, 40- or 50-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A (other than the Class R Certificate), Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

     Business Day: Any day other than (1) a Saturday or a Sunday, (2) a day on which banking institutions in the State of California, Oregon or Minnesota or in the City of New York, New York are authorized or obligated by law or executive order to be closed, or (3) in addition to the foregoing, with respect to Wilshire only, a day on which the New York Stock Exchange is closed.

     Cap Contract Counterparty: Bear Stearns Financial Products Inc., and any successor thereto.

     Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(e) in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Certificate Group: Either of Certificate Group One or Certificate Group
Two.

     Certificate Group One: The Class A-1 and Class R Certificates. For purposes of Section 2.07 hereof, Certificate Group One shall be related to Group One.

     Certificate Group Two: The Class A-2 Certificates. For purposes of Section
2.07 hereof, Certificate Group Two shall be related to Group Two.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

     Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the immediately preceding sentence, however, to the extent any excess referred to in the immediately preceding sentence is attributable to distributions of proceeds of the Swap Agreement, such sentence shall be applied by substituting "Class C Unpaid Realized Loss Amount" for "Class C Interest Carry Forward Amount". Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     Certificate Register: The register maintained pursuant to Section 5.02(a) hereof.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

     Class: All Certificates bearing the same Class designation as set forth in
Section 5.01 hereof.

     Class A Certificate Principal Balance: As of any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance, Class A-2D Certificate Principal Balance and the Class R Certificate Principal Balance.

     Class A Certificates: Any of the Class A-1 Certificates, the Class A-2 Certificates and the Class R Certificates.

     Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the related Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 45.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

     Class A-1 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans in Group One based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group One Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Group One as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period. The Class A-1 Available Funds Cap shall relate to the Class A-1 Certificates.

     Class A-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1 Certificates.

     Class A-1 Certificates: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1 Corridor Contract: The confirmation and agreement, including the schedule thereto and the related credit support annex (attached as Exhibit M-4 hereto), between the Trustee on behalf of the Issuing Entity and the Cap Contract Counterparty (attached as Exhibit M-1 hereto), with respect to the Class A-1 Certificates.

     Class A-1 Corridor Contract Notional Balance: With respect to any Distribution Date, the Class A-1 Corridor Contract Notional Balance set forth for such Distribution Date in the Class A-1 LIBOR Table (attached as Schedule I to Exhibit M-1 hereto).

     Class A-1 Corridor Contract Termination Date: The Distribution Date in January 2008.

     Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-1 Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1 Certificates.

     Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period.

     Class A-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.2500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.5000% per annum.

     Class A-1 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group One Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group One Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-1 Maximum Rate Cap shall relate to the Class A-1 Certificates.

     Class A-1 Pass-Through Rate: For the first Distribution Date, 5.5700% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1 Margin, (2) the Class A-1 Available Funds Cap for such Distribution Date and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

     Class A-1 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-1 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.750% per annum.

     Class A-2 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group Two Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-2 Available Funds Cap shall relate to the Class A-2 Certificates.

     Class A-2 Certificates: Any of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

     Class A-2 Corridor Contract: The confirmation and agreement, including the schedule thereto and the related credit support annex (attached as Exhibit M-4 hereto), between the Trustee on behalf of the Issuing Entity and the Cap Contract Counterparty (attached as Exhibit M-2 hereto), with respect to the Class A-2 Certificates.

     Class A-2 Corridor Contract Notional Balance: With respect to any Distribution Date, the Class A-2 Corridor Contract Notional Balance set forth for such Distribution Date in the Class A-2 LIBOR Cap Table (attached as
Schedule I to Exhibit M-2 hereto).

     Class A-2 Corridor Contract Termination Date: The Distribution Date in January 2008.

     Class A-2 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group Two Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group Two Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-2 Maximum Rate Cap shall relate to the Class A-2 Certificates.

     Class A-2 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-2 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.290% per annum.

     Class A-2A Certificate: Any Certificate designated as a "Class A-2A Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2A Certificates.

     Class A-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2A Pass-Through Rate on the Class A-2A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-2A Current Interest or a Class A-2A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2A Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2A Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2A Pass-Through Rate for the related Accrual Period.

     Class A-2A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.1100% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.2200% per annum.

     Class A-2A Pass-Through Rate: For the first Distribution Date, 5.4300% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2A Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2B Certificate: Any Certificate designated as a "Class A-2B Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2B Certificates.

     Class A-2B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B Pass-Through Rate on the Class A-2B Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-2B Current Interest or a Class A-2B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2B Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B Pass-Through Rate for the related Accrual Period.

     Class A-2B Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.1800% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.3600% per annum.

     Class A-2B Pass-Through Rate: For the first Distribution Date, 5.5000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2B Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2C Certificate: Any Certificate designated as a "Class A-2C Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2C Certificates.

     Class A-2C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2C Pass-Through Rate on the Class A-2C Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-2C Current Interest or a Class A-2C Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2C Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2C Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2C Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2C Pass-Through Rate for the related Accrual Period.

     Class A-2C Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.2600% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.5200% per annum.

     Class A-2C Pass-Through Rate: For the first Distribution Date, 5.5800% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2C Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2D Certificate: Any Certificate designated as a "Class A-2D Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2D Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2D Certificates.

     Class A-2D Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2D Pass-Through Rate on the Class A-2D Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-2D Current Interest or a Class A-2D Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2D Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2D Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2D Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2D Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2D Pass-Through Rate for the related Accrual Period.

     Class A-2D Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.3200% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.6400% per annum.

     Class A-2D Pass-Through Rate: For the first Distribution Date, 5.6400% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2D Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class B Certificates: Any of the Class B-1, Class B-2 and Class B-3 Certificates.

     Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-1 Current Interest or a Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates.

     Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

     Class B-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.2000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.3000% per annum.

     Class B-1 Pass-Through Rate: For the first Distribution Date, 7.5200% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the

Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M Certificate Principal Balance, have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date) and (H) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 80.30% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

     Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-2 Current Interest or a Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates.

     Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

     Class B-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.2000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.3000% per annum.

     Class B-2 Pass-Through Rate: For the first Distribution Date, 7.5200% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and
(I) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 82.80% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates and (II) in no event will the Class

B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

     Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-3 Current Interest or a Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates.

     Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

     Class B-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.2000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.3000% per annum.

     Class B-3 Pass-Through Rate: For the first Distribution Date, 7.5200% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the

Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date) and (J) the Class B-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 86.00% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

     Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance".

     Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

     Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A hereto, representing the right to distributions as set forth herein.

     Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) over (b) two times the weighted average of the interest rates on the Lower Tier REMIC I Marker Interests and the Class LTIX Interest (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC I Marker Interests as being subject to a cap and a floor equal to the interest rate of the Corresponding REMIC Regular Interest of the Corresponding Certificates (as adjusted, if necessary, to reflect the length of the Accrual Period for the LIBOR Certificates) and treating the Class LTIX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates (other than amounts so added attributable to Subsequent Recoveries or proceeds of the Swap Agreement).

     Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates (A) pursuant to the last sentence of the definition of "Certificate Principal Balance" or (B) attributable to distributions of proceeds of the Swap Agreement.

     Class LTA-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

     Class LTA-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2C Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2D Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LT-IO Interest: An uncertificated regular interest in the Lower Tier REMIC with the characteristics set forth in the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTIIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTII1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One, and with an interest rate equal to the Net Rate.

     Class LTII1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans, and with an interest rate equal to the rate set forth in footnote 9 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTII2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two, and with an interest rate equal to the Net Rate.

     Class LTII2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans and with an interest rate equal to the rate set forth in footnote 10 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class M Certificates: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

     Class M Certificate Principal Balance: For any date of determination, the sum of the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance, Class M-5 Certificate Principal Balance and Class M-6 Certificate Principal Balance.

     Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-1 Current Interest or a Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates.

     Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to Current Interest or Interest Carry

Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

     Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.4000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.6000% per annum.

     Class M-1 Pass-Through Rate: For the first Distribution Date, 5.7200% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 53.80% of the aggregate Stated Principal Balance of the Mortgage Loans and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

     Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-2 Current Interest or a Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates.

     Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

     Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.4600% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.6900% per annum.

     Class M-2 Pass-Through Rate: For the first Distribution Date, 5.7800% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and Class M-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 61.60% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

     Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-3 Current Interest or a Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates.

     Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

     Class M-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.6000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.9000% per annum.

     Class M-3 Pass-Through Rate: For the first Distribution Date, 5.9200% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (C) the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 66.40% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1 and

Class M-2 Certificates and (II) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

     Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-4 Current Interest or a Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-4 Certificates.

     Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Pass-Through Rate for the related Accrual Period.

     Class M-4 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.0500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.5750% per annum.

     Class M-4 Pass-Through Rate: For the first Distribution Date, 6.3700% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-4 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance and Class M-3 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal

Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date) and
(E) the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 70.40% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-4 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2 and Class M-3 Certificates and (II) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-4 Certificate Principal Balance.

     Class M-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-5 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Pass-Through Rate on the Class M-5 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-5 Current Interest or a Class M-5 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-5 Certificates.

     Class M-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-5 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-5 Pass-Through Rate for the related Accrual Period.

     Class M-5 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.2800% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.9200% per annum.

     Class M-5 Pass-Through Rate: For the first Distribution Date, 6.6000% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-5 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance and Class M-4 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (D) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date) and (E) the Class M-5 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 74.30% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-5 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (II) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-5 Certificate Principal Balance.

     Class M-5 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-5 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-5 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-5 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-6 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Pass-Through Rate on the Class M-6 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-6 Current Interest or a Class M-6 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-6 Certificates.

     Class M-6 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-6 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-6 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-6 Pass-Through Rate for the related Accrual Period.

     Class M-6 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.7500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.6250% per annum.

     Class M-6 Pass-Through Rate: For the first Distribution Date, 7.0700% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-6 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-6 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance and Class M-5 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), and (G) the Class M-6 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 77.70% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-6 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (II) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-6 Certificate Principal Balance.

     Class M-6 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-6 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-6 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-6 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class Payment Shortfall: As defined in Section 2.07(d)(ii) herein.

     Class R Certificate: The Class R Certificate executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A.

     Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

     Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class R Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

     Class R Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.2500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.5000% per annum.

     Class R Pass-Through Rate: For the first Distribution Date, 5.5700% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Class A-1 Available Funds Cap for such Distribution Date and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

     Class SWR Interest: The sole class of "residual interest" in the SWAP
REMIC.

     Closing Date: April 26, 2007.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Collection Account: The separate Eligible Accounts created and initially maintained by the Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated, "Wilshire Credit Corporation, as servicer for Deutsche Bank National Trust Company, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Commission: The Securities and Exchange Commission.

     Compensating Interest: For any Distribution Date and all Principal Prepayments in full in respect of a Mortgage Loan that are received during the period from the first day of the related Prepayment Period through the last day of the calendar month preceding such Distribution Date, a payment made by the Servicer in an amount not to exceed the product of (a) one-twelfth of 0.25% and
(b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, equal to the amount of interest at the Net Mortgage Rate for that Mortgage Loan from the date of prepayment through the 30th day of such preceding calendar month; provided that any month consisting of less than 30 days shall be deemed to consist of 30 days.

     Corporate Trust Office: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - ML07M1.

     Corresponding Certificates: With respect to the Class LTA-1 Interest, the Class A-1 and Class R Certificates. With respect to the Class LTA-2A Interest, the Class A-2A Certificates. With respect to the Class LTA-2B Interest, the Class A-2B Certificates. With respect to the Class LTA-2C Interest, the Class A-2C Certificates. With respect to the Class LTA-2D Interest, the Class A-2D Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTM-5 Interest, the Class M-5 Certificates. With respect to the Class LTM-6 Interest, the Class M-6 Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates.

     Corresponding REMIC Regular Interest: For each Class of Certificates, the interest in the Upper Tier REMIC listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Corridor Contract: Any of the Class A-1 Corridor Contract, the Class A-2 Corridor Contract or the Subordinate Certificate Corridor Contract.

     Corridor Contract Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04(k)(i) in the name of the Trustee for the benefit of the Issuing Entity and designated "Deutsche Bank National Trust Company, as trustee, in trust for registered holders of Merrill

Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1." Funds in the Corridor Contract Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in this Agreement.

     Corridor Contract Notional Balance: Any of the Class A-1 Corridor Contract Notional Balance, the Class A-2 Corridor Contract Notional Balance or the Subordinate Certificate Corridor Contract Notional Balance.

     Corridor Contract Termination Date: Any of the Class A-1 Corridor Contract Termination Date, the Class A-2 Corridor Contract Termination Date or the Subordinate Certificate Corridor Contract Termination Date.

     Corridor Posted Collateral Account: The segregated Eligible Account created and maintained by the Trustee pursuant to Section 4.04(k)(iv) in the name of the Trustee for the benefit of the Issuing Entity and designated "Deutsche Bank National Trust Company, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1." Funds in the Corridor Posted Collateral Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in the Corridor Contracts.

     Current Interest: Any of the Class A-1 Current Interest, the Class A-2A Current Interest, the Class A-2B Current Interest, the Class A-2C Current Interest, the Class A-2D Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class M-5 Current Interest, the Class M-6 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest and the Class C Current Interest.

     Custodial Agreement: Each of the custodial agreement, dated as of April 1, 2007, by and between Deutsche Bank National Trust Company, as custodian, and the Trustee in substantially the form of Exhibit W-1 hereto and the custodial agreement dated as of April 1, 2007, by and between the Custodian and the Trustee in substantially the form of Exhibit W-2 hereto.

     Custodian: LaSalle Bank National Association.

     Cut-off Date: April 1, 2007.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

     Defaulted Swap Termination Payment: Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     Definitive Certificates: As defined in Section 5.06.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. With respect to any Mortgage Loan due on any day other than the first day of the month, such Mortgage Loan shall be deemed to be due on the first day of the immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

     Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

     Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

     Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2007.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

     Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Eligible Account: An account that is (1) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (2) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national banking association or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P, F-1 by Fitch and Prime-1 by Moody's (if rated by such rating agencies) at the time any deposits are held on deposit therein, or (vii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000 or (viii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee.

     ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted by the United States Department of Labor (or any other applicable underwriter's exemption granted to the Underwriter by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of S&P, Moody's or Fitch.

     ERISA Restricted Certificates: The Class C Certificates and Class P Certificates and any other Certificate, as long as the acquisition and holding of such other Certificate is not covered by and exempt under any underwriter's exemption granted by the United States Department of Labor.

     Escrow Account: As defined in Section 3.06 hereof.

     Event of Default: As defined in Section 7.01 hereof.

     Exception Report: As defined in Section 2.02 hereof.

     Excess Interest: On any Distribution Date, for each Class of the Class A, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extra Principal Distribution Amount: With respect to any Distribution Date,
(1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and (ii) $97,745,095 over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of
(x) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 14.00% of the Pool Stated Principal Balance of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount less (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current aggregate Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

     Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Fitch: Fitch, Inc., or any successor in interest.

     Fixed Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed.

     Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a class of Class A, Class M or Class B Certificates is based upon the related Available Funds Cap or the related Maximum Rate Cap, the sum of (A) the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the related Available Funds Cap or the related Maximum Rate Cap, up to but not exceeding the greater of (a) the related Maximum Rate Cap or (b) the sum of (i) the related Available Funds Cap and (ii) the product of (AA) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (BB) the sum of (x) the quotient obtained by dividing
(I) an amount equal to the proceeds, if any, payable under the related Corridor Contract with respect to such Distribution Date by (II) the aggregate Certificate Principal Balance of each of the Classes of Certificates to which such Corridor Contract relates for such Distribution Date and (y) the quotient obtained by dividing (I) an amount of any Net Swap Payments owed by the Swap Counterparty for such Distribution Date by (II) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date over (2) the amount of interest such Class was entitled to receive on such Distribution Date based on the related Available Funds Cap; together with (B) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Available Funds Cap or the related Maximum Rate
Cap) and (C) any amount previously distributed with respect to Floating Rate Certificate Carryover for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

     Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

     Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

     Group One: The portion of the Mortgage Pool identified as "Group One" in the Prospectus Supplement.

     Group One Mortgage Loan: Any Mortgage Loan at any time identified in the Mortgage Loan Schedule attached hereto as Exhibit B-1 as a Group One Mortgage Loan.

     Group One Net WAC: The Net WAC of Group One.

     Group One Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-1 and Class R Certificates and (ii) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero, the Group One Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group One and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Group Two: The portion of the Mortgage Pool identified as "Group Two" in the Prospectus Supplement.

     Group Two Mortgage Loan: Any Mortgage Loan at any time identified in the Mortgage Loan Schedule attached hereto as Exhibit B-1 as a Group Two Mortgage Loan.

     Group Two Net WAC: The Net WAC of Group Two.

     Group Two Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-2 Certificates and (ii) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A 2 Certificates are outstanding and the Certificate Principal Balances of the Class A-1 and Class R Certificates is reduced to zero, the Group One Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-1 Certificates and Class R Certificates to zero will be applied to increase the Group Two Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group Two Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group Two and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Indenture: An indenture relating to the issuance of the NIM Notes, which may be guaranteed by the NIMs Insurer.

     Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

     Initial Certificate Principal Balance: With respect to any Certificate (other than the Class P Certificates), the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in
Section 5.01 hereof.

     Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

     Initial Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property) is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Insurance Policy: With respect to any Mortgage Loan or the related Mortgaged Property included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan or Mortgaged Property, including any replacement policy or policies for any insurance policies.

     Insurance Proceeds: Proceeds paid in respect of a Mortgage Loan or the related Mortgaged Property pursuant to any Insurance Policy or any other insurance policy covering such Mortgage Loan or Mortgaged Property, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the Trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released either to the Mortgagor or to the holder of a senior lien on the related Mortgaged Property in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to a Mortgage Loan or the related Mortgaged Property.

     Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2A Interest Carry Forward Amount, the Class A-2B Interest Carry Forward Amount, the Class A-2C Interest Carry Forward Amount, the Class A-2D Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward Amount, the Class M-5 Interest Carry Forward Amount, the Class M-6 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount, or the Class C Interest Carry Forward Amount, as the case may be.

     Interest Determination Date: With respect to the LIBOR Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, April 26, 2007.

     Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest with respect to the Mortgage Loans, (3) all Compensating Interest with respect to the Mortgage Loans, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period relating to Principal Prepayments in full and during the preceding calendar month relating to Principal Prepayments in part, (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee and (6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period relating to Principal Prepayments in full and during the preceding calendar month relating to Principal Prepayments in part, less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable (including without limitation indemnity payments) to the Servicer, the Custodian pursuant to the applicable Custodial Agreement and the Trustee, including in its capacity as a custodian, pursuant to this Agreement and the applicable Custodial Agreement, allocable to interest.

     Issuing Entity: Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1.

     Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one month.

     LIBOR Business Day: Any day on which banks in the City of London, England, Chicago, Illinois and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

     LIBOR Certificates: The Class A, Class M and Class B Certificates.

     Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) pursuant to Section 3.12 has been realized upon or liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) as to which is not a first lien Mortgage Loan and is delinquent 180 days or longer, the Servicer has certified in a certificate of an officer of the Servicer delivered to the Depositor and the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property and (Y) the sales price of the related Mortgaged Property at the time of origination.

     Losses: Any losses, claims, damages, liabilities or expenses collectively.

     Lower Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Lower Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2A Interest, the Class LTA-2B Interest, the Class LTA-2C Interest, the Class LTA-2D Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LT-IO Interest and the Class LTR Interest.

     Lower Tier REMIC I Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest and the Class LT-IO Interest.

     Lower Tier REMIC II Marker Interests: Each of the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest and the Class LTII2B Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Lower Tier REMIC Subordinated Balance Ratio: The ratio of (i) the principal balance of the Class LTII1A Interest to (ii) the principal balance of the Class LTII2A Interest that is equal to the ratio of (i) the excess of (A) the aggregate Stated Principal Balance of Group One over (B) the current Certificate Principal Balance of the Class A-1 and Class R Certificates to (ii) the excess of (A) the aggregate Stated Principal Balance of Group Two over (B) the current Certificate Principal Balance of the Class A-2 Certificates.

     Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

     Maximum Rate Cap: Any of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap or the Weighted Average Maximum Rate Cap.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

     MIN: The loan number for any MERS Loan.

     Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

     Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

     Moody's: Moody's Investors Service, Inc. or any successor in interest.

     Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument with all riders thereto creating a first lien or a first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Group: Either of Group One or Group Two.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit B-1, setting forth the following information with respect to each Mortgage Loan:

          (i)  the loan number;

          (ii) the borrower's name and address;

          (iii) the unpaid principal balance of the Mortgage Loans;

          (iv) the Initial Mortgage Rate;

          (v) the original maturity date and the months remaining before maturity date;

          (vi) the original principal balance;

          (vii) the Cut-off Date Principal Balance;

          (viii) the first payment due date of the Mortgage Loan;

          (ix) the Loan-to-Value Ratio at origination with respect to a Mortgage Loan;

          (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (xi) a code indicating the property type;

          (xii) with respect to each Adjustable Rate Mortgage Loan;

               (A)  the frequency of each Adjustment Date;

               (B)  the next Adjustment Date;

               (C)  the Maximum Mortgage Rate;

               (D)  the Minimum Mortgage Rate;

               (E)  the Mortgage Rate as of the Cut-off Date;

               (F)  the related Periodic Rate Cap;

               (G)  the Gross Margin; and

               (H)  the lifetime rate cap;

          (xiii) the location of the related Mortgaged Property;

          (xiv) a code indicating whether a Prepayment Charge is applicable;

               (A)  the period during which such Prepayment Charge is in effect;

               (B)  the amount of such Prepayment Charge;

               (C) any limitations or other conditions on the enforceability of such Prepayment Charge; and

               (D) any other information pertaining to the Prepayment Charge specified in the related Mortgage Note; and

          (xv) the MIN.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto with all riders attached thereto.

     Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

     Mortgaged Property: The underlying property securing a Mortgage Loan.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the Servicing Fee Rate.

     Net Rate: The per annum rate set forth in footnote 8 to the description of the Lower Tier REMIC in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

     Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment or Defaulted Swap Termination Payment) made by the Supplemental Interest Trust to the Swap Counterparty on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement) or made by the Swap Counterparty to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement). In each case, the Net Swap Payment shall not be less than zero.

     Net WAC: With respect to any Distribution Date and for any Mortgage Group, the weighted average Net Mortgage Rate for the Mortgage Loans in such Mortgage Group calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

     NIM Notes: The net interest margin or excess cashflow securities to be issued pursuant to any Indenture.

     NIMs Insurer: Any of the one or more insurers, if any, that may be guaranteeing certain payments under any NIM Notes; provided, that upon the payment in full of the NIM Notes, all rights of the NIMs Insurer hereunder shall terminate.

     NIMs Insurer Default: As defined in Section 10.13.

     Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Supported Interest Shortfall: As defined in Section 4.02.

     Offered Certificates: The Class A, Class M, and Class B Certificates.

     Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, or Trustee, the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer, the Trustee or the Custodian, as the case may be, as required by this Agreement.

     One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits from Reuters, as of 11:00 a.m. (London time) on such Interest Determination Date (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee in consultation with the Depositor) or (b) if such rate does not appear on Reuters as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month

United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and
               (ii) the Reserve Interest Rate.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor and the Servicer, (2) not have any direct financial interest in the Depositor or the Servicer or in any Affiliate of either such party, and (3) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Optional Termination: The termination of the Trust Fund hereunder pursuant to clause (a) of Section 9.01 hereof.

     Optional Termination Amount: The repurchase price received by the Trustee in connection with any repurchase of all of the Mortgage Loans pursuant to
Section 9.01.

     Optional Termination Price: On any date after the Initial Optional Termination Date an amount equal to the sum of (i) the then aggregate outstanding Stated Principal Balance of the Mortgage Loans (or, if such Mortgage Loan is an REO Property, the fair market value of such REO Property) plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the proceeds of the Auction will be distributed on the Certificates; (ii) any unreimbursed indemnity amounts, fees or out-of-pocket costs and expenses owed to the Trustee (including any amounts incurred by the Trustee in connection with conducting such Auction and including in its capacity as a custodian) or the Servicer and all unreimbursed Advances and Servicing Advances, in each case incurred by such party in the performance of its obligations; (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law; and (iv) any unpaid Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty; such Swap Termination Payment shall include any payment to the Swap Counterparty resulting from the optional termination of the Swap Agreement after the Optional Termination Date but prior to the final distribution to the Certificates.

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

     Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

     Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Pass-Through Rate: With respect to any Class of Certificates, the corresponding Pass-Through Rate for such Class of Certificates.

     Percentage Interest: With respect to:

          (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

          (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

     Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

     Permitted Activities: The primary activities of the Issuing Entity created pursuant to this Agreement which shall be:

          (i) holding Mortgage Loans transferred from the Depositor and other assets of the Issuing Entity, including the Corridor Contracts, Corridor Contract Account and the Supplemental Interest Trust, which in turn holds the Swap Agreement, and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

          (ii) issuing Certificates and other interests in the assets of the Issuing Entity;

          (iii) through the appropriate account, as applicable, receiving collections on the Mortgage Loans, the Swap Agreement and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

          (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Issuing Entity as a qualified special purpose entity under existing accounting literature.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided the timely payment of such obligations is backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

          (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of their Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

          (ix) interests in any money market fund (including those managed or advised by the Trustee or its Affiliates), which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

          (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Issuing Entity or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

     Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificate, (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

     Posted Collateral: As defined in the Swap Agreement or the Corridor Contracts, as applicable.

     Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Offered Certificates.

     Prepayment Charges: Any prepayment premium or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable.

     Prepayment Interest Excess: With respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

     Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof and other than a Principal Prepayment in full on a Mortgage Loan received during the period from and including the first day to and including the 14th day of the month of such Distribution Date), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

     Prepayment Period: With respect to any Distribution Date, (i) for prepayments or liquidations in full and any prepayment charges associated with such payments in full, the period from and including the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and including the 14th day of the calendar month in which such Distribution Date occurs and (ii) for partial prepayments or liquidations and any prepayment charges associated with such partial prepayments, the calendar month preceding the calendar month in which such Distribution Date occurs.

     Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

     Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) Principal Prepayments in full collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date,
(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal and represent payment in full), (6) all Subsequent Recoveries received during the related Prepayment Period and (7) all other collections and recoveries in respect of principal, including any partial prepayments of principal, applicable to the related Prepayment Period, less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable (including without limitation indemnity payments) to the Servicer, the Custodian pursuant to the applicable Custodial Agreement, and the Trustee (including in its capacity as a custodian) pursuant to this Agreement and the applicable Custodial Agreement, allocable to principal.

     Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03 and 9.01 hereof) that is received or recovered in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

     Prospectus Supplement: The Prospectus Supplement dated April 25, 2007, relating to the public offering of the Offered Certificates.

     PUD: A Planned Unit Development.

     Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of April 1, 2007, between the Depositor and the Sponsor.

     Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

     QIB: A "qualified institutional buyer" within the meaning of Rule 144A.

     Rating Agency: Either of S&P or Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Rating Agency Condition: As defined in the Swap Agreement.

     Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

     Record Date: With respect to the first Distribution Date, the Closing Date. With respect to any other Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee, with the consent of the NIMs Insurer, which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iii) which have been designated as such by the Servicer.

     Regular Certificate: Any one of the Class A, Class M and Class B Certificates.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506-1,631 (January 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

     Regulation S Book-Entry Certificates: Certificates sold in offshore transactions in reliance on Regulation S in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC.

     Related Certificates: For each interest in the Upper Tier REMIC, the Class of Certificates listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

     Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of (or, as the context requires, all of) the SWAP REMIC, the Lower Tier REMIC and the Upper Tier REMIC.

     REMIC Pass-Through Rate: In the case of a Class of the Class A, Class M and Class B Certificates, the Upper Tier REMIC Net WAC Cap for the Corresponding REMIC Regular Interest.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REMIC Regular Interests: Each of the interests in the Upper Tier REMIC as set forth in the Preliminary Statement other than the Residual Interest.

     REMIC SWAP Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the Fixed Rate under the Swap Agreement for such Distribution Date, as set forth in the Prospectus Supplement.

     Remittance Report: As defined in Section 4.04(j) hereof.

     REO Property: A Mortgaged Property acquired by the Servicer, on behalf of the Trustee for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Replacement Mortgage Loan: One or more Mortgage Loans substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release substantially in the form of
Exhibit I, (1) have a Stated Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan;
(6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty made in the Purchase Agreement.

     Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee, substantially in the form of Exhibit I hereto.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     Required Percentage: As of any Distribution Date until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the prior Distribution Date less the outstanding Certificate Principal Balance of the Class A Certificates prior to any distributions on such Distribution Date divided by (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the prior Distribution Date. For any Distribution Date on or after the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the prior Distribution Date less the outstanding Certificate Principal Balance of the Class M-1 Certificates prior to any distributions on such Distribution Date divided by (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the prior Distribution Date. As used herein, as long as any Class A Certificates are outstanding, the Certificate Principal Balance of the most senior class of certificates will equal the aggregate Certificate Principal Balance of all Class A Certificates outstanding as of such date of calculation.

     Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

     Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee (in consultation with the Depositor) are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee (in consultation with the Depositor) are quoting on such Interest Determination Date to leading European banks.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class SWR Interest and Class LTR Interest and distributions on the Class R Certificate in respect of Excess Interest.

     Responsible Officer: When used with respect to the Servicer, any officer of the Servicer with direct responsibility for the administration of this Agreement and any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Trustee, any managing director, any director, any vice president, any assistant vice president, any associate, any assistant secretary, or any other officer of the Trustee customarily performing such functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, the matter is referred because of the officer's knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement.

     Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Sarbanes-Oxley Certification: Has the meaning set forth in Section 3.20.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

     Securities Act: The Securities Act of 1933, as amended.

     Servicer: Wilshire Credit Corporation, or its successor in interest.

     Servicer Remittance Date: With respect to any Distribution Date, the later of (x) the date that is two Business Days after the 15th day of the month in which such Distribution Date occurs and (y) the 18th day (or if such day is not a Business Day, the immediately succeeding Business Day) of the month in which such Distribution Date occurs.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property, including without limitation advances in respect of prior liens, real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance, substitutions of trustees on deeds of trust or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgagors or payable under this Agreement, (5) correcting errors of prior servicers; costs and expenses charged to the Servicer by the Trustee; tax tracking; title research; flood certifications; and lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement and (7) compliance with the obligations under Sections 3.01 and 3.10.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) the Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

     Servicing Fee Rate: 0.50% per annum for each Mortgage Loan.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

     Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement.

     Servicing Transfer Costs: In the event that the Servicer does not reimburse the Trustee under this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively.

     SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

     Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor or its Affiliate (and reported to the Trustee) of the aggregate maximum probable exposure of the outstanding Certificates to the Swap Agreement and the Corridor Contracts, as applicable.

     Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by the aggregate outstanding Stated Principal Balance of the Mortgage Loans, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

     Sponsor: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successor in interest.

     Startup Day: As defined in Section 2.07 hereof.

     Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Remittance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to (x) the last day of the related Prepayment Period for Principal Prepayments in full and (y) the last day of the preceding calendar month for Principal Prepayments in part, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer on or before the last day of the related Prepayment Period for Liquidation Proceeds in full and the last day of the preceding calendar month for Liquidation Proceeds in part. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

     Stepdown Date: The earlier to occur of: (A) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A-1 Certificates and Class A-2 Certificates has been reduced to zero; or (B) the later to occur of (1) the Distribution Date in May 2010 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (after giving effect to distributions of the Principal Funds amount for such Distribution Date) is less than or equal to (B) 45.20% of the aggregate Stated Principal Balance of the Mortgage Loans.

     Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN   STEPDOWN REQUIRED LOSS PERCENTAGE
------------------------------   ---------------------------------
May 2009 -- April 2010           2.05% with respect to May 2009, plus an additional
                                 1/12th of 2.45% for each month thereafter
May 2010 -- April 2011           4.50% with respect to May 2010, plus an additional
                                 1/12th of 2.55% for each month thereafter
May 2011 -- April 2012           7.05% with respect to May 2011, plus an additional
                                 1/12th of 2.10% for each month thereafter
May 2012 -- April 2013           9.15% with respect to May 2012, plus an additional
                                 1/12th of 1.10% for each month thereafter
May 2013 and therafter           10.25%

     Stepdown Trigger Event: The situation that exists (A) with respect to any Distribution Date on or after the Stepdown Date until the Certificate Principal Balance of the Class A Certificates has been reduced to zero, if (a) the quotient (measured on a rolling three-month basis) of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days Delinquent (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable Mortgagor is in bankruptcy) and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 29.20% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage and (B) with respect to any Distribution Date on or after the Stepdown Date and after the date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero, if (a) the quotient (measured on a rolling three-month basis) of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days Delinquent (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable Mortgagor is in bankruptcy) and (2) the aggregate Stated Principal Balance of all Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 34.50% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

     Subcontractor: Any outsourcer that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to 5% or more of the Mortgage Loans under the direction or authority of a Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subcontractor performs such discrete functions and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

     Subordinate Certificate Corridor Contract: The confirmation and agreement, including the schedule thereto and the related credit support annex (attached as Exhibit M-4 hereto), between the Trustee on behalf of the Issuing Entity and the Cap Contract Counterparty (attached as Exhibit M-3 hereto), with respect to the Subordinate Certificates.

     Subordinate Certificate Corridor Contract Notional Balance: With respect to any Distribution Date, the Subordinate Certificate Corridor Contract Notional Balance set forth for such Distribution Date in the Subordinate Certificate LIBOR Cap Table (attached as Schedule I to Exhibit M-3 hereto).

     Subordinate Certificate Corridor Contract Termination Date: The Distribution Date in January 2008.

     Subordinate Certificate Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Subordinate Certificate Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 8.490% per annum.

     Subordinate Certificates: The Class M and Class B Certificates.

     Subsequent Recovery: Any amount received on a Mortgage Loan (net of amounts reimbursed to the Servicer related to Liquidated Mortgage Loans) subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     Sub-Servicer: Any Person that services Mortgage Loans on behalf of the Servicer pursuant to a Subservicing Agreement and is responsible for the performance of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB with respect to 10% or more of the Mortgage Loans under the direction or authority of the Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subservicer services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

     Subservicing Agreement: As defined in Section 3.02(a).

     Substitution Adjustment Amount: As defined in Section 2.03(c).

     Supplemental Interest Trust: The separate trust, established pursuant to
Section 4.04(l) of this Agreement and held by the Supplemental Interest Trust Trustee for the benefit of the holders of the Certificates as a segregated account of the Trust Fund, (i) in which the Swap Agreement will be held, certain distributions to Certificateholders will be made and any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty will be deposited as set forth in Section 4.04 hereof and (ii) out of which any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid.

     Supplemental Interest Trust Trustee: Deutsche Bank National Trust Company, a national banking association, not in its individual capacity, but solely in its capacity as trustee of the Supplemental Interest Trust for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

     Swap Account: The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "Deutsche Bank National Trust Company, as Supplemental Interest Trust Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1." Funds in the Swap Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

     Swap Agreement: The confirmation and agreement, including the schedule thereto and the related credit support annex (attached as Exhibit Q-2 hereto), between the Swap Counterparty and the Supplemental Interest Trust Trustee of the Supplemental Interest Trust for the benefit of the Certificateholders (attached as Exhibit Q-1 hereto) or any other swap agreement (including any related schedules) held by the Supplemental Interest Trust pursuant to Section 4.04(l) hereof.

     Swap Counterparty: Bear Stearns Financial Products Inc., or any successor counterparty who meets the requirements set forth in the Swap Agreement.

     Swap LIBOR: With respect to any Distribution Date (and the related Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Swap Payment Date), (ii) two and (iii) the quotient of
(a) the actual number of days in the Accrual Period for the Lower Tier REMIC Interests divided by (b) 30.

     Swap Payment Date: For so long as the Swap Agreement is in effect or amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

     Swap Posted Collateral Account: The segregated Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "Deutsche Bank National Trust Company, as Supplemental Interest Trust Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1." Funds in the

Swap Posted Collateral Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in the Swap Agreement

     SWAP REMIC: As described in the Preliminary Statement and Section 2.07.

     SWAP REMIC Interests: Each of the interests in the SWAP REMIC as set forth in the Preliminary Statement.

     SWAP REMIC Regular Interests: Each of the SWAP REMIC Interests other than the Class SWR Interest.

     Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Counterparty upon termination of the Swap Agreement pursuant to the Swap Agreement.

     Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     Trust Fund: The corpus of the Issuing Entity created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans and/or the related Mortgaged Properties; (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; (vi) the Corridor Contracts and the Corridor Contract Account; and (vii) the Supplemental Interest Trust, which in turn holds the Swap Agreement.

     Trustee: Deutsche Bank National Trust Company, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder; it being understood that certain duties of the Trustee under Sections 2.01, 2.02 and 3.13 with respect to the possession and administration of the Mortgage Files generally may be carried out by a custodian engaged by the Trustee pursuant to the related Custodial Agreement.

     Uncertificated Class C Interest: An uncertificated REMIC Regular Interest having the characteristics described in the Preliminary Statement.

     Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class M-4 Unpaid Realized Loss Amount, Class M-5 Unpaid Realized Loss Amount, Class M-6 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount, Class B-3 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

     Upper Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Upper Tier REMIC Net WAC Cap: In the case of the Class UTA-1 Interest and the Residual Interest, a per annum rate equal to the weighted average of the interest rate of the Class LTII1B Interest for such Distribution Date. In the case of the Class UTA-2A, Class UTA-2B, Class UTA-2C and Class UTA-2D Interests, a per annum rate equal to the weighted average of the interest rate for the Class LTII2B for such Distribution Date. In the case of the Class UTM-1, Class UTM-2, Class UTM-3, Class UTM-4, Class UTM-5, Class UTM-6, Class UTB-1, Class UTB-2 and Class UTB-3 Interests, a per annum rate equal to the weighted average of the interest rates of Class LTII1B and Class LTII2B Interests for such Distribution Date weighted, respectively, on the basis of the uncertificated principal balances of the Class LTII1A and the Class LTII2A Interests.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A, Class M and Class B Certificates, with the allocation among such Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other Classes and (2) each Class of the Class C and Class P will be allocated 1% of the Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

     Weighted Average Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in the case of Group Two) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap.

     Weighted Average Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in the case of Group Two) of the Class A-1 Maximum Rate Cap and the Class A-2 Maximum Rate Cap.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. Conveyance of Mortgage Loans

     The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

     It is agreed and understood by the Depositor, the Servicer and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is, without limitation a "High Cost Home Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including but not limited to either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; (iii) a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004; (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005 or (v) a "High-Cost Home Loan" as defined by the Illinois High Risk Home Loan Act effective January 1, 2004.

     In connection with such assignment, the Depositor does hereby deliver to, and deposit with the Trustee the following documents or instruments with respect to each Mortgage Loan:

          (A) The original Mortgage Note endorsed in blank or, "Pay to the order of Deutsche Bank National Trust Company, as trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator of the Mortgage Loan to [____________________].

          (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

          (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage in blank or, to "Deutsche Bank National Trust Company, as trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1."

          (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

          (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

          (F) Originals of all assumption and modification agreements, if any.

          (G) If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause to be made such endorsement. Such endorsement shall not be at the expense of the Trustee.

          (H) With respect to any Mortgage Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. In the event an Assignment of Mortgage is not recorded, the Servicer shall have no liability for its failure to receive and act on notices related to such Assignment of Mortgage.

     The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer, is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

     It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If the conveyance of Mortgage Loans from the Sponsor to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Sponsor deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Sponsor to the Depositor deemed to be secured by said pledge. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the Purchase Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the Purchase Agreement, and the benefit of the repurchase obligations and the obligation of the Sponsor contained in the Purchase Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Purchase Agreement, as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto.

     SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans

     Except as set forth in the exception report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Trustee or the Custodian, as applicable, shall deliver on the Closing Date to any NIMs Insurer, the Depositor, the Servicer and the Trustee (as to the Custodian) an initial certification, substantially in the form of Exhibit D-1 hereto. The Depositor will cause the Sponsor to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Depositor and the Trustee within 45 Business Days of the Closing Date.

     In addition, 66 of the Mortgage Files will be delivered to the Trustee or the Custodian, as applicable, within sixty (60) days following the Closing Date. The Depositor will cause the Sponsor to repurchase any such Mortgage Loan for which a Mortgage File was not so delivered to the Trustee. With respect to such Mortgage Loans, the Trustee or Custodian, as applicable, shall deliver within sixty (60) days following the Closing Date to any NIMs Insurer, the Depositor, the Servicer and the Trustee (as to the Custodian) a certification, in the form of Exhibit D-1 hereto. With respect to any such Mortgage File delivered in accordance with the foregoing, the Depositor will cause the Sponsor to repurchase any such Mortgage Loan to which a material exception was taken in the exception report attached to such certification unless such exception is cured to the satisfaction of the Depositor and the Trustee within 45 Business Days of its delivery to the Trustee.

     The Trustee acknowledges receipt of the three Corridor Contracts (forms of which are attached hereto as Exhibits M-1, M-2 and M-3) and the Purchase Agreement.

     The Trustee acknowledges receipt of the Swap Agreement that will be held in the Supplemental Interest Trust and is hereby instructed to enter into the Swap Agreement, not in its individual capacity, but solely as Supplemental Interest Trust Trustee.

     The Trustee shall have no obligation to verify whether the documents under
Section 2.01(F) exist. It is herein acknowledged that, in conducting such review, the Trustee shall not be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose, that they have actually been recorded or that they are other than what they purport to be on their face. If the Trustee or the Custodian, as applicable, finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business Days) after such finding so notify the NIMs Insurer, the Servicer, the Sponsor and the Depositor. In addition, the Trustee shall also notify the NIMs Insurer, the Servicer, the Sponsor and the Depositor (via the Trustee's initial certification) if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within seventy (70) days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Sponsor correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03(c), within ninety (90) days from the date the Sponsor was notified of such omission or defect and, if the Sponsor does not correct or cure such omission or defect within such period, that the Sponsor purchase such Mortgage Loan from the Issuing Entity within ninety (90) days from the date the Trustee notified the Sponsor of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan.

     The Purchase Price for any Mortgage Loan purchased pursuant to this Section
2.02 shall be paid to the Servicer and deposited by the Servicer in the Certificate Account or Collection Account, as appropriate, promptly upon receipt, and upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or receipt of such deposit by the Trustee, the Trustee or the Custodian, as applicable, upon receipt of a Request for Release and certification of the Servicer of such required deposit, shall promptly release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Sponsor and necessary to vest in the Sponsor or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Sponsor to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders and the NIMs Insurer. The preceding sentence shall not, however, limit any remedies available to Certificateholders, the NIMs Insurer, the Depositor or the Trustee pursuant to the Purchase Agreement.

     The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable, duly authorized, sufficient, legal, valid or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Servicer and the Trustee shall keep confidential the name of each Mortgagor except as required for the performance of this Agreement and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Servicer or the Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the business of the Trustee, the Servicer or that of any Affiliate, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Servicer, the Trustee or any Affiliate or an officer, director, employer or shareholder thereof is a party or
(D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee or the Servicer having a need to know the same, provided that the Trustee or the Servicer, as applicable, advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor.

     Within seventy (70) days of the Closing Date, the Trustee or the Custodian, as applicable, shall deliver to the NIMs Insurer, the Depositor, the Servicer and the Trustee (as to the Custodian) the final certification, substantially in the form of Exhibit D-2 attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

     SECTION 2.03. Representations, Warranties and Covenants of the Depositor

          (a) The Depositor hereby represents and warrants to the NIMs Insurer, the Servicer and the Trustee as follows, as of the date hereof:

          (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Purchase Agreement.

          (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Purchase Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the Purchase Agreement; and this Agreement and the Purchase Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and
     (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

          (iii) The execution and delivery of this Agreement and the Purchase Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement and the Purchase Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the Purchase Agreement or the ability of the Depositor to perform its obligations under this Agreement and the Purchase Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the Purchase Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

          (b) The representations and warranties of the Sponsor with respect to the Mortgage Loans in the Purchase Agreement, which have been assigned to the Trustee hereunder, were made as of the Closing Date as specified in the Purchase Agreement. The Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

          (c) Upon discovery by any of the NIMs Insurer, the Depositor, the Servicer, the Sponsor, the Trustee or the Custodian of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within ninety (90) days of the discovery of such breach of any representation or warranty, the Depositor shall cause the Sponsor to either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. If a breach of the representations and warranties set forth in the Purchase Agreement hereof exists solely due to the unenforceability of a Prepayment Charge, the Trustee or the other party having notice thereof shall notify the Servicer thereof and not seek to enforce the repurchase remedy provided for herein unless such Mortgage Loan is not current. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section

4.04(b)(i). As provided in the Purchase Agreement, if the Sponsor substitutes for a Mortgage Loan for which there is a breach of any representation or warranty in the Purchase Agreement, which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the Purchase Agreement, the Sponsor will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Day.

     With respect to any Mortgage Loan repurchased by the Sponsor pursuant to the Purchase Agreement, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account pursuant to Section 3.05. Upon receipt by the Trustee of notice from the Servicer of receipt by the Servicer of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt by the Trustee of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and a Request for Release, the Trustee shall release and reassign to the Sponsor the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Depositor or the Sponsor, and the Trustee (and its custodian) shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     With respect to each Replacement Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Sponsor must deliver to the Trustee the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section 2.01 along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in
Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Depositor that all documents required by Section 2.01(A)-(B), (C) (if applicable), and (D)-(E) have been executed and received.

     For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Sponsor will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the Sponsor to the Trustee for deposit into the Certificate Account by the Sponsor on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     The Depositor shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans. Upon such substitution by the Sponsor, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Purchase Agreement, including all applicable representations and warranties thereof included in the Purchase Agreement as of the date of substitution.

          (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03 and (ii) of the Sponsor set forth in the Purchase Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

          (e) The Depositor shall deliver a copy of the Mortgage Loan Schedule to the Servicer on the Closing Date.

          (f) The Depositor shall notify the Servicer and the Trustee when any NIM Notes are issued and when such NIM Notes are no longer outstanding and if such NIM Notes are insured by a NIMs Insurer and the contact information with respect to such NIMs Insurer.

     SECTION 2.04. Representations and Warranties of the Servicer

          (a) The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof:

          (i) The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (ii) The Servicer has the corporate power and authority and to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that
     (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

          (iv) The Servicer is an approved servicer of mortgage loans for Fannie Mae.

          (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

     SECTION 2.05. Substitutions and Repurchases of Mortgage Loans that are not "Qualified Mortgages"

     Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in
Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in
Section 2.03. The Trustee, upon the written direction of the Depositor, shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

     SECTION 2.06. Authentication and Delivery of Certificates

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trustee has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof.

     SECTION 2.07. REMIC Elections

          (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns that are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

          (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

     The SWAP REMIC shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (ii) the interests issued by the SWAP REMIC and the interests issued by the Lower Tier REMIC, (iii) the grantor trusts described in Section
2.07 hereof, (iv) each Corridor Contract and the Corridor Contract Account, (v) the Swap Agreement and the Supplemental Interest Trust. The SWAP REMIC shall issue the SWAP REMIC Regular Interests, which shall be designated as regular interests of such REMIC, and shall issue the Class SWR Interest, which shall be designated as the sole class of residual interest in the SWAP REMIC. Each of the SWAP REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement and this Section 2.07.

     The Lower Tier REMIC shall consist of the SWAP REMIC Regular Interests. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests, which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest, which shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition and the Preliminary Statement.

     The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the

Uncertificated Class C Interest and the Class UT-IO Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Upper Tier REMIC Net WAC Cap.

     The beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class SWR Interest and the Class LTR Interest shall not have a principal balance or bear interest.

          (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

          (d) (i) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A Certificates (other than the Class R Certificate), Class M Certificates, Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Corridor Contracts or the Swap Agreement, will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

          (ii) It is intended that the beneficial owners of the Certificates (other than the Class P and Class C Certificates) shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Certificates (other than the Class P and Class C Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Corresponding REMIC Regular Interest of such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class Payment Shortfall"). A Class Payment Shortfall shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Pass-Through Rate for a Class, computed by substituting "Upper Tier REMIC Net WAC Cap" for the Available Funds Cap set forth in the definition thereof, exceeds the amount of interest accrued on such Certificate at the Pass-Through Rate (without such substitution) for the related Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.

          (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the uncertificated Class UT-IO Interest, the rights to receive payments deemed made by the Class A, Class M and Class B Certificates in respect of notional principal contracts described in Section 2.07(d)(ii), the Corridor Contract Account, the Corridor Contracts, the Supplemental Interest Trust which holds the Swap Agreement, and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A, Class M and Class B Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable, (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class C Certificates as may be applicable under the Code and (iv) provide, upon applying for and receiving the tax identification number for the grantor trust from the IRS, a properly completed Form W-9 on behalf of such grantor trust to the Swap Counterparty and Cap Contract Counterparty.

          (f) The parties intend that the portion of the Trust Fund consisting of the right to receive amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

          (g) The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class C Certificates first, out of funds deemed received in respect of the Class UT-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class C Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 2.07(d)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Distribution Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the Uncertificated Class C Interest, such amounts will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the Swap Counterparty pursuant to the Swap Agreement.

     The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class C Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

          (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof) received by the SWAP REMIC with respect to the Mortgage Loans shall be paid to the SWAP REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Distribution Date after distributions to the SWAP REMIC Regular Interests shall be distributed to the Class R Certificates on account of the Class SWR Interest. On each Distribution Date, the Trustee shall distribute the aggregate Interest Funds (net of expenses (other than any Net Swap Payment or Swap Termination Payment made to the Swap Counterparty) and payments to the Class P Certificates) with respect to each of the SWAP REMIC Regular Interests based on the interest rates for each such SWAP REMIC Regular Interest. On each Distribution Date, the Trustee shall distribute the aggregate Principal Funds with respect to the Group One Mortgage Loans first to the Class 1-SW1 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with the designation "1" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group One Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "1" in the same manner that principal distributions are allocated. On each Distribution Date, the Trustee shall distribute the aggregate Principal Funds with respect to the Group Two Mortgage Loans first to the Class 2-SW2 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with the designation "2" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group Two Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "2" in the same manner that principal distributions are allocated. Subsequent Recoveries with respect to the Group One and Group Two Mortgage Loans shall be allocated in the reverse fashion from the manner in which losses are allocated.

     All payments received by the Lower Tier REMIC with respect to the SWAP REMIC Regular Interests shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, payments and losses shall be allocated among the Lower Tier REMIC Regular Interests so that (i) each of the Lower Tier REMIC I Marker Interests shall have a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over
(y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LTIX interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LTII1A Interest, Class LTII1B Interest, Class LTII2A Interest, Class LTII2B Interest and Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and losses allocated to the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence will be allocated among such Lower Tier REMIC Regular Interests in the following manner: (x) such distributions shall be deemed made to such Lower Tier REMIC Regular Interests first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group and second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of principal shall be distributed to each Lower Tier REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC

Subordinated Balance Ratio is maintained) and finally, any remaining distributions of principal to the Class LTIIX Interest and (y) such losses shall be allocated among the Lower Tier REMIC Regular Interests described in clause
(iii) of the preceding sentence first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of losses shall be allocated to each Lower REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining losses to the Class LTIIX Interest. Notwithstanding the preceding two sentences, however, losses not allocated to any Class of Certificates will not be allocated to any Lower Tier REMIC Regular Interests. All computations with respect to the Lower Tier REMIC Regular Interests shall be taken out to ten decimal places.

     Any available funds remaining in the Lower Tier REMIC on a Distribution Date after distributions to the Lower Tier REMIC Regular Interests shall be distributed to the Class R Certificates in respect of the Class LTR Interest.

     If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that, to the greatest extent possible, (i) each of the Lower Tier REMIC I Marker Interests has a principal balance equal to 25% of the principal balance of the Corresponding Certificates,
(ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests and (iii) the aggregate principal amount of the Lower Tier REMIC II Marker Interests and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each Lower Tier REMIC II Marker Interest with "B" at the end of its designation equals 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group, (b) the principal balance of each Lower Tier REMIC II Marker Interest with "A" at the end of its designation equals 0.05% of the excess of (x) the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group over (y) the aggregate principal balance of Certificate Group One in the case of the Class LTII1A Interest, or Certificate Group Two in the case of the Class LTII2A Interest and (c) any remaining allocations are made to the Class LTIIX Interest.

          (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the NIMs Insurer, the Trustee and the Issuing Entity against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the

Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the NIMs Insurer and the Issuing Entity against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     SECTION 2.08. [RESERVED]

     SECTION 2.09. Covenants of the Servicer

     (a) The Servicer hereby covenants to each of the other parties to this Agreement that the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy.

     (b) In accordance with Accepted Servicing Practices, the Servicer will fully furnish (for the period it services the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

     SECTION 2.10. [RESERVED]

     SECTION 2.11. Permitted Activities of the Issuing Entity

     The Issuing Entity is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver, on behalf of the Issuing Entity, the Corridor Contracts, and to execute and deliver on behalf of the Issuing


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

Entity, and to perform the duties and obligations of the Issuing Entity under the Corridor Contracts, an insurance and indemnity agreement with a NIMs Insurer and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve in writing, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof. In addition, the Supplemental Interest Trust Trustee is hereby authorized and directed to execute and deliver, on behalf of the Supplemental Interest Trust and the Swap Agreement, and to execute and deliver on behalf of the Issuing Entity, and to perform the duties and obligations of the Supplemental Interest Trust under any agreement or instrument related to the the Swap Agreement, in each case in such form as the Depositor shall direct or shall approve in writing, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

     SECTION 2.12. Qualifying Special Purpose Entity

     For purposes of SFAS 140, the parties hereto intend that the Issuing Entity shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 or SFAS 140.

     SECTION 2.13. Depositor Notification of NIM Notes

     The Depositor shall notify the Servicer and the Trustee in writing when NIM Notes are issued and of the identity of the NIMs Insurer, if applicable, and when all previously issued NIM Notes are no longer outstanding.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     SECTION 3.01. Servicer to Service Mortgage Loans

     For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Issuing Entity or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. For purposes of this Section 3.01, the Trustee hereby grants to the Servicer a limited power of attorney in the form attached hereto as Exhibit X to execute and file any and all documents necessary to fulfill the obligations of the Servicer under this Section 3.01.

     The Mortgage Loans identified in Exhibit B-2 shall be subject to the foreclosure restrictions described in this paragraph. In the event that any Mortgage Loan that is subject to foreclosure restriction goes into foreclosure, the Servicer will not be permitted to acquire title to the Mortgaged Property underlying such loan on behalf of the related REMIC if acquiring title to such Mortgaged Property would cause the aggregate adjusted basis (for federal income tax purposes) of all Mortgaged Properties that are currently owned by the related REMIC which were acquired in respect of loans subject to foreclosure restriction (along with any other assets owned by that REMIC other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Internal Revenue Code) to exceed 0.75% of the aggregate adjusted basis of all of the assets in the related REMIC. Instead, the Servicer will be required to dispose of such Mortgage Loan for cash in the foreclosure sale. In addition, if the Servicer determines that, following the distributions on any Distribution Date, the aggregate adjusted basis of Mortgaged Properties acquired in respect of loans subject to foreclosure restriction (along with any other assets owned by the related REMIC other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Internal Revenue Code) would exceed 1.0% of the aggregate adjusted basis of all of the assets of the related REMIC immediately after giving effect to such distributions, then, prior to such Distribution Date, the Servicer will be required to dispose of a sufficient amount of such Mortgaged Properties for cash such that the aggregate adjusted basis of such Mortgaged Properties (along with any other assets owned by the related REMIC other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Internal Revenue Code) will be less than 1.0% of the aggregate adjusted basis of all of the assets of the related REMIC. In either event, the Servicer will be permitted to acquire (for its own account and not on behalf of the Trust) any Mortgaged Property in foreclosure at the foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair value of the Mortgaged Property, as determined by the Servicer in good faith. These foreclosure restrictions will be lifted with respect to a Mortgage Loan if the Mortgage Loan becomes current for three consecutive regular scheduled monthly payments.

     Upon request of the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans. The Trustee shall not be responsible for and the Servicer shall indemnify the Trustee for any action taken by the Servicer pursuant to the application of any power of attorney to the extent indemnification by the Servicer is required by Section 3.25. Notwithstanding anything contained herein to the contrary, the Servicer shall not without the Trustee's written consent, hire or procure counsel to represent the Trustee without indicating its representative capacity.

     The Servicer shall not be required to make any Advance or Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

     The Servicer and the Trustee shall have at least 10 Business Days' notice of the issuance of any NIM Notes.

     The Servicer shall deliver a list of Servicing Officers and specimen signatures to the Trustee and its Custodian by the Closing Date.

     The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the Servicer from the Collection Account (provided that such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

     SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer

          (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate, pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates or any of the NIM Notes evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIMs Insurer and (iii) the NIMs Insurer shall have consented to such subservicing agreement, which consent shall not be unreasonably withheld. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Servicer shall contain a provision giving any successor servicer the option to terminate such agreement, with the consent of the NIMs Insurer (which consent shall not be unreasonably withheld), in the event a successor servicer is appointed. All actions of the each subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The Servicer shall deliver to the Trustee and the NIMs Insurer copies of all Subservicing Agreements. The Trustee shall have no obligations, duties or liabilities with respect to a subservicer, including, without limitation, any obligation, duty or liability to monitor such subservicer or to pay a Subservicer's fees and expenses.

          (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

          (c) The Servicer shall not permit a Subservicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with the Servicer to deliver an Assessment of Compliance and an Accountant's Attestation in such manner and at such times that permits that Servicer to comply with Section 3.17 of this Agreement.

          (d) The Servicer may enter into a special servicing advisory agreement with a holder of the Class R Certificate and/or one or more other class of subordinated certificates issued by the Issuing Entity or of a net interest margin trust holding certificates issued by the Issuing Entity and/or an advisor designated by the holder of the Class R Certificate. Pursuant to such agreement, the Servicer may provide such holder or advisor, in its capacity as special servicing advisor, with loan-level information with respect to the Mortgage Loans, and the holder of the Class R Certificate or the special servicing advisor designated by the holder of the Class R Certificate may advise the Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans.

     SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Servicer

     Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and neither of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

     SECTION 3.04. Trustee to Act as Servicer

     Subject to Sections 6.04 and 7.02, in the event that the Servicer shall for any reason no longer be the servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee as successor servicer shall not be (i) liable for losses arising out of any acts or omissions of the predecessor servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to
Section 2.02, 2.03 or 2.05 hereof, (iv) responsible for any expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Trustee (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the terminated or resigning Servicer's obligation to make Advances and Servicing Advances). No such termination or resignation shall affect any obligation of the Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If the Servicer shall for any reason no longer be a servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation, Servicing Transfer Costs incurred by the Trustee in connection with this Section 3.04 or Section 7.02, are not paid by the Servicer pursuant to this Agreement within thirty (30) days of the date of the Trustee's invoice thereof, such amounts shall be payable out of the Certificate Account; provided that if the Servicer has been terminated by reason of an Event of Default, the terminated servicer shall reimburse the Issuing Entity for any such expense incurred by the Issuing Entity upon receipt of a reasonably detailed invoice evidencing such expenses. If the Trustee is unwilling or unable to act as successor servicer, the Trustee (in consultation with the Depositor) shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified in this Agreement and reasonably acceptable to the NIMs Insurer.

     The Servicer shall, upon request of the Trustee or the Depositor, but at the expense of the Servicer if the Servicer has been terminated by reason of an Event of Default, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

     SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account

          (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any default interest charge, or (ii) subject to Section 3.01, extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided, further, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment after the Cut-off Date if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section 3.01. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

          (b) The Servicer will not waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Charge, or (iv) in the Servicer's reasonable judgment as described in Section
3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), or (v) the collection of the Prepayment Charge or of a similar type of prepayment premium would be considered "predatory" or "illegal" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters or has been challenged by any such authority, or (vi) only to the extent that the Depositor has notified the Servicer that there are no NIM Notes outstanding, there is a certified class action in which a similar type of prepayment premium is being challenged. Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement.

          (c) The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

          (d) The Servicer shall establish and initially maintain, on behalf of Trustee for the benefit of the Certificateholders, a Collection Account. The Servicer shall deposit into such Collection Account daily, within two (2) Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-off Date with respect to the Mortgage Loans:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

          (ii) all payments on account of interest on the Mortgage Loans net of the Servicing Fee permitted under Section 3.15, other than (x) interest due on the Mortgage Loans on or prior to the Cut-off Date and (y) Prepayment Interest Excess;

          (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to either the Mortgagor or the holder of a senior lien on the Mortgaged Property in accordance with the Servicer's normal servicing procedures;

          (iv) all Subsequent Recoveries;

          (v) all Compensating Interest;

          (vi) any amount required to be deposited by the Servicer pursuant to
     Section 3.05(f) in connection with any losses on Permitted Investments;

          (vii) any amounts required to be deposited by the Servicer pursuant to
     Section 3.10 hereof;

          (viii) all Advances made by the Servicer pursuant to Section 4.01;

          (ix) all Prepayment Charges; and

          (x) any other amounts required to be deposited hereunder.

     The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, all servicing related fees, including late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e., fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property, modification fees, extension fees and other similar ancillary fees and charges (other than Prepayment Charges)) if collected, and any Prepayment Interest Excess need not be remitted by the Servicer. Rather, such fees and charges may be retained by the Servicer as additional servicing compensation. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct such other institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

     The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, the Servicer shall make available to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

          (e) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:


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

          (i) the aggregate amount withdrawn by the Servicer from the Collection Account for deposit in the Certificate Account;

          (ii) the Purchase Price and any Substitution Adjustment Amount; and

          (iii) the Optional Termination Amount paid by the winning bidder at the Auction or by the Servicer or one of its affiliates pursuant to Section 9.01.

     Any amounts received by the Trustee that are required to be deposited in the Certificate Account by the Servicer shall be held uninvested. The foregoing requirements for remittance by the Servicer and deposit by the Servicer into the Certificate Account shall be exclusive. If the Servicer fails to remit any funds due by the time designated herein, the Servicer shall pay to the Trustee, for its own account, interest accrued on such funds at the prime rate as set forth in The Wall Street Journal from and including the applicable due date, to but excluding the day such funds are paid to the Trustee. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer. The Trustee shall give notice to the Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

          (f) Each institution that maintains the Collection Account shall invest the funds in each such account, as directed by the Servicer, in writing, in Permitted Investments, which shall mature not later than in the case of the Collection Account, the Business Day preceding the Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance Date) and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized. Funds in the Certificate Account shall be uninvested.

     SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts

     To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections
3.01 hereof (with respect to taxes and assessments, dues or comparable items and


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

insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "not sufficient funds" or other denial by the related Mortgagor's banking institution or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

     SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans

     Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

     The Servicer may from time to time provide the Depositor, and any Person designated by the Depositor, with reports and information regarding the Mortgage Loans, including without limitation, information requested by the Depositor or an originator of the Mortgage Loans for required institutional risk control. In addition, subject to limitations of applicable privacy laws, the Servicer may make public information regarding performance of the Mortgage Loans.

     SECTION 3.08. Permitted Withdrawals from the Collection Account and Certificate Account

          (a) The Servicer may from time to time, make withdrawals from the Collection Account for the following purposes:

          (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

          (ii) to reimburse the Servicer (or the Trustee as successor servicer) for Advances made by it (or to reimburse the Advancing Person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds (which include condemnation proceeds and Insurance Proceeds)) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

          (iv) to pay to the Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

          (v) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

          (vi) [Reserved];

          (vii) to pay the Servicer (or the Trustee as successor servicer) any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an "unanticipated expense" within the meaning of Treasury Regulation
Section 1.860G-1(b)(3)(ii)), the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vii) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds and including any Subsequent Recoveries related to any Liquidated Loan) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

          (viii) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

          (ix) to reimburse the Servicer, the Trustee or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or the Certificates and reimbursable pursuant to Section 3.04, Section 3.25 or Section
6.03 hereof provided that reimbursement therefor would constitute "unanticipated" expenses within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

          (x) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (x) only to the extent that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

          (xi) to pay the Servicer any unpaid Servicing Fees for any Mortgage Loan upon such Mortgage Loan being charged off and upon termination of the obligations of the Servicer;

          (xii) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein; and

          (xiii) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

     In addition, the Servicer will use commercially reasonable efforts to cause to be withdrawn from the Collection Account no later than 2:30 p.m. Eastern Time, but in any case no later than 4:00 p.m. Eastern Time on the Servicer Remittance Date, the Interest Funds and the Principal Funds (for this purpose only, neither Interest Funds nor Principal Funds shall include a deduction for any amount reimbursable to the Trustee), to the extent on deposit, and such amount shall be deposited in the Certificate Account; provided, however, if the Trustee does not receive such Interest Funds and Principal Funds on the Servicer Remittance Date, the Servicer shall pay, out of its own funds, interest on such amount at a rate equal to the "prime rate" as published by The Wall Street Journal at such time for each date or part thereof.

     The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

     The Servicer shall provide written notification to the Trustee on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (vii) above.

     Unless otherwise specified, any amounts reimbursable to the Servicer or the Trustee from amounts on deposit in the Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

          (b) The Trustee shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and shall withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, prior to making such distributions to the Certificateholders, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

          (i) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein;

          (ii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (after paying all amounts necessary to the Trustee or the Servicer in connection with any such termination); and

          (iii) to pay to and reimburse the Trustee for any fees, expenses and indemnification reimbursable pursuant to this Agreement, including without limitation Sections 3.04, 6.03, 8.05 and 8.06 hereof.

     SECTION 3.09. [RESERVED]

     SECTION 3.10. Maintenance of Hazard Insurance

     The Servicer shall cause to be maintained, for each first lien Mortgage Loan, hazard insurance with extended coverage in an amount, to the extent permitted by applicable law, that is at least equal to the lesser of (i) the estimated replacement value of the improvements that are part of such Mortgaged Property which may be the last known coverage, or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent required under the standards described below. Pursuant to Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent and as otherwise permitted by Section
3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If a first lien Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan,
(ii) the estimated replacement value of the improvements that are part of such Mortgaged Property which may be the last known coverage, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

     In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

     SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, except as set forth below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law; provided, further, that the Servicer shall not take any action in relation to the enforcement of any "due-on-sale" clause that would adversely affect or jeopardize coverage under any Required Insurance Policy. An Opinion of Counsel at the expense of the Servicer (which expense shall constitute a Servicing Advance) delivered to the Trustee and the Depositor shall conclusively establish the reasonableness of the Servicer's belief that any "due on sale" clause is not enforceable under applicable law. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. In addition to the foregoing, the Servicer shall not be required to enforce any "due-on-sale" clause if the Servicer reasonably believes, in accordance with Accepted Servicing Practices, not entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates), which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any transfer or assumption which the Servicer reasonably believes, in accordance with Accepted Servicing Practices, it is restricted by law from preventing, for any reason whatsoever.

     SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Special Loss Mitigation

          (a) The Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to
Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, and, if applicable, as a Non-Recoverable Servicing Advance as contemplated in Section 3.08 hereof.

     With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee, on behalf of the Certificateholders, or its nominee (which nominee shall not be the Servicer). Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer or an Affiliate thereof may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

     In the event that the Issuing Entity acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Issuing Entity or, at the expense of the Issuing Entity, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than sixty (60) days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee and the NIMs Insurer shall have been supplied with an Opinion of Counsel addressed to the Trustee (such Opinion of Counsel not to be an expense of the Trustee or the NIMs Insurer), to the effect that the holding by the Issuing Entity of such Mortgaged Property subsequent to such three-year period or extension will not result in the imposition of taxes on "prohibited transactions" of the Issuing Entity or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Issuing Entity may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Issuing Entity shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Issuing Entity in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Issuing Entity or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Trustee and the Issuing Entity with respect to the imposition of any such taxes. The Servicer shall have no liability for any losses resulting from a foreclosure on a second lien Mortgage Loan in connection with the foreclosure of the related first lien mortgage loan that is not a Mortgage Loan if the Servicer does not receive notice of such foreclosure action.

     The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

     Notwithstanding the foregoing provisions of this Section 3.12 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the assistant vice president for foreclosures or the vice president of default management of the Servicer has actual knowledge (which shall not be presumed due to any documents received by the Servicer) of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Issuing Entity or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer believes, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

     (1) such Mortgaged Property is in material compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Issuing Entity to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

     (2) it is probable that there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which additional investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Issuing Entity to take such actions with respect to the affected Mortgaged Property.

     The Servicer shall forward a copy of the environmental audit report to the Depositor and the Trustee. The cost of the environmental audit report contemplated by this Section 3.12 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     If the Servicer determines, as described above, that it is in the best economic interest of the Issuing Entity to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer may take such action as it deems to be in the best economic interest of the Issuing Entity; provided that any amounts disbursed by the Servicer pursuant to this Section 3.12 shall constitute Advances. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. If the Servicer decides not to take such action, it may not obtain title to such Mortgaged Property.

     The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

     The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds, will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vii) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; fourth, as a recovery of principal of the Mortgage Loan; and fifth, to any prepayment charges.

     The proceeds of any net income from an REO Property will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vii) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, as a recovery of principal; and fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed.

          (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

          (c) [Reserved].

          (d) With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide, in its reasonable business judgment, whether to (i) foreclose upon the Mortgaged Properties securing those Mortgage Loans pursuant to Section 3.12(a), (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (provided that the Servicer has determined that no net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property), (iii) take a deed in lieu of foreclosure, (iv) accept a short sale or short refinance; (v) arrange for a repayment plan or refinancing, or (vi) agree to a modification of such Mortgage Loan. As to any Mortgage Loan that becomes 120 days delinquent, the Servicer may obtain a broker's price opinion, the cost of which will be reimbursable as a Servicing Advance. After obtaining the broker's price opinion, the Servicer will determine, in its reasonable business judgment, whether a net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgage Property. If the Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to future Servicing Fees (except as provided below) with respect to such Mortgage Loan, and the Mortgage Loan will be treated as a Liquidated Mortgage Loan. If the Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property on a Mortgage Loan that becomes 180 days delinquent, the Servicer will continue to be entitled to Servicing Fees, the Servicer need not charge off such Mortgage Loan and may continue making Advances, and the Servicer will be required to notify the Trustee of such decision.

          (e) Any Mortgage Loan that is charged off, pursuant to (d) above, may continue to be serviced by the Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). The Servicer will be entitled to Servicing Fees and reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, only to the extent of funds available from any recoveries on any such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Mortgage Loans during such six month period will be treated as Subsequent Recoveries. On the date that is six months after the date on which the Servicer begins servicing such Mortgage Loans using the specialized collection procedures, unless specific net recoveries are anticipated by the Servicer on a particular Mortgage Loan, such charged off loan will be released to the majority holder of the Class C Certificates and thereafter, (i) the majority holder of the Class C Certificates (as identified with contact information in writing to the Servicer by the Depositor) will be entitled to any amounts subsequently received in respect of any such released loans, subject to a servicing fee, (ii) the servicing thereof and the servicing fee shall be pursuant to a servicing agreement between the Depositor and the Servicer if the Servicer continues to service such loan, (iii) the majority holder of the Class C Certificates may designate any servicer to service any such released loan and
(iv) the majority holder of the Class C Certificates may sell any such released loan to a third party

     SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or Custodian by delivering a Request for Release substantially in the form of
Exhibit I. Upon receipt of a copy of such request, the Trustee or Custodian shall promptly release the related Mortgage File to the Servicer, the cost of which may be charged to the Servicer by the Trustee or the Custodian, and the Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and the Servicer, on behalf of the Trustee shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian shall, upon delivery to the Trustee or the Custodian of a Request for Release in the form of Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer, and the cost of delivery of the Mortgage File may be charged to the Servicer by the Trustee. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.

     Each Request for Release may be delivered to the Trustee or the Custodian
(i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or the Custodian shall mutually agree. The Trustee or the Custodian shall make reasonable efforts to release the related Mortgage File(s) within three (3) Business Days, but in no event shall the Trustee release such Mortgaage File(s) later than five (5) Business Days, of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or the Custodian to release such Mortgage Files, provided the Trustee or the Custodian has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or the Custodian complies with its duties and obligations under this Agreement. If the Trustee or the Custodian is unable to release the Mortgage Files within the period previously specified, the Trustee or the Custodian shall immediately notify the Servicer indicating the reason for such delay. The Servicer shall not pay penalties or damages due to the Trustee's or the Custodian's negligent failure to release the related Mortgage File or the Trustee's or the Custodian's negligent failure to execute and release documents in a timely manner, and such amounts shall be Servicer Advances.

     On each day that the Servicer remits to the Trustee or the Custodian Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or the Custodian a summary of the total number of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii) above.

     If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer may deliver or cause to be delivered to the Trustee for signature, or on behalf of the Trustee execute, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee to be returned to the Trustee promptly after possession thereof shall have been released by the Trustee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Servicer shall have delivered to the Trustee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery. The Servicer shall not have any liability for and shall be excused from the performance of the Agreement to the extent due to the Trustee's or the Custodian's failure to release the related Mortgage File or the Trustee's or the Custodian's failure to execute and release documents in a timely manner.

     SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

     All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

     SECTION 3.15. Servicing Compensation

     As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment or recovery of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

     Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) and similar fees payable by the Mortgagor, Prepayment Interest Excess, all income and gain net of any losses realized from Permitted Investments in the Collection Account, and any other benefits arising from the Collection Account and the Escrow Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account and the Escrow Account pursuant to Sections 3.05, 3.06 or 3.12(a) hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. In no event shall the Trustee be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

     SECTION 3.16. Access to Certain Documentation

     The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, as applicable, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. The

Servicer shall provide to the Trustee or its designee access to its records regarding the Mortgage Loans upon reasonable prior notice and during regular business hours.

     SECTION 3.17. Annual Statement as to Compliance

     Not later than (a) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer shall deliver to the Trustee and the Depositor, an Officer's Certificate in the form attached hereto as Exhibit U stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. With respect to any Subservicer that meets the criteria of Item 1108(a)(2)(i) through (iii) of Regulation AB, the Servicer shall deliver, on behalf of that Subservicer, the Officer's Certificate set forth in this Section 3.17 as and when required with respect to such Subservicer.

     SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements

          (a) Not later than (i) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall deliver to the Trustee and the Depositor an officer's assessment of its compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall be substantially in the form of Exhibit R hereto.

          (b) Not later than (i) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall cause a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to any Servicer, the Sponsor or any Affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to be provided to the Trustee and the Depositor that attests to and reports on the Assessment of Compliance provided by such Servicer pursuant to Section 3.18(a) (the "Accountant's Attestation"). Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

          (c) The Servicer shall deliver on behalf of any Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the Servicer and the Trustee in writing that such compliance statement is not required by Regulation AB) not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, to the Trustee and the Depositor an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit R hereto. The Servicer shall deliver on behalf of any Subservicer (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, by April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business
Day) to the Trustee and the Depositor an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit R hereto.

          (d) Not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer shall cause each Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the Trustee and Servicer in writing that such compliance statement is not required by Regulation AB) to provide for delivery to the Trustee and the Depositor an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above. Other than the calendar year during which the Closing Date occurs, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, not later than April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), the Servicer shall cause each Subservicer to provide for delivery to the Trustee and the Depositor an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above.

          (e) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Issuing Entity's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor and the Servicer an Assessment of Compliance with regard to the Servicing Criteria applicable to the Trustee during the preceding calendar year.

          (f) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Issuing Entity's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor and the Servicer an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(e) above.

          (g) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, fifteen (15) calendar days before the date on which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause each custodian, if any, to deliver to the Depositor, the Servicer and the Trustee an Assessment of Compliance with regard to the Servicing Criteria applicable to such custodian during the preceding calendar year pursuant to the applicable Custodial Agreement. The parties hereto agree that any duties and actions of a custodian are governed by and subject to the terms and provisions of the applicable Custodial Agreement.

          (h) Not later than March 12, (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), of any calendar year (other than the calendar year during which the Closing Date occurs) during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Depositor shall cause each custodian, if any, to deliver to the Depositor, the Servicer and the Trustee an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(g) above pursuant to the applicable Custodial Agreement. The parties hereto agree that any duties and actions of a custodian are governed by and subject to the terms and provisions of the applicable Custodial Agreement.

          (i) [Reserved].

          (j) [Reserved].

          (k) The Depositor agrees to require any custodian appointed by it to indemnify and hold harmless the Trustee, the Depositor and the Servicer and each Person, if any, who "controls" the Trustee, the Depositor or the Servicer within the meaning of the Securities Act and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on
(i) the failure of the custodian, if any, to deliver when required any information required of it pursuant to Section 3.18 or 3.20 or (ii) any material misstatement or omission contained in any information provided on its behalf pursuant to Section 3.18 or 3.20.

          (l) The initial Assessments of Compliance and Accountant's Attestations required pursuant to this Section 3.18 shall be delivered to the Trustee and the Depositor, as applicable, by each party no later than March 12, 2008.

          (m) Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.18 is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested. Any such supplementation or modification shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act.

     SECTION 3.19. Subordination of Liens

     In connection with any governmental program under which a Mortgagor may obtain a benefit in the event the related Mortgaged Property is subject to a disaster provided that the Mortgagor files a covenant or other lien against the Mortgaged Property and is required to obtain the subordination thereto of the Mortgage, the Servicer may cause such subordination to be executed and filed provided that either (i) the related Mortgage Loan is in default or, in the Servicer's best judgment, default with respect to such Mortgage Loan is imminent or (ii) such subordination and participation in such governmental program will not result in a change in payment expectations with respect to such Mortgage Loan. For purposes of the preceding sentence, a change in payment expectations occurs if, as a result of such subordination and participation in such governmental program, (1) there is a substantial enhancement of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was primarily speculative prior to such subordination and participation in such governmental program and is adequate after such subordination and participation in such governmental program or (2) there is a substantial impairment of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was adequate prior to such subordination and participation in such governmental program and is primarily speculative after such subordination and participation in such governmental program. The preceding sentence and clause (ii) of the second preceding sentence are intended to comply with Treasury Regulations Section 1.1001-3(e)(4) and shall be interpreted in accordance therewith.

     SECTION 3.20. Periodic Filings

     As set forth on Schedule X hereto, for so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than the end of business on the 2nd Business Day after the occurrence of an event requiring disclosure on Form 8-K (a "reportable event") (i) the Depositor, the Sponsor or the Servicer shall have timely notified the Trustee of an item reportable on a Form 8-K (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice), (ii) the Depositor, the Sponsor or the Servicer shall have delivered to the Trustee, all information, data, and exhibits required to be provided or filed with such Form 8-K in a word format agreed upon by the Trustee and Depositor, Sponsor or Servicer and (iii) the Depositor or the Trustee, to the extent the reportable item pertains to such party, shall notify the Servicer thereof by telephone. The Trustee shall not be responsible for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement (unless such information is specific to the Trustee, in which case the Trustee will be responsible for consulting with the Depositor in making such a determination) or what events shall cause a Form 8-K to be required to be filed (unless such event is specific to the Trustee, in which case the Trustee will be responsible for consulting with the Depositor before causing such Form 8-K to be filed) and shall not be liable for any late filing of a Form 8-K in the event that it does not receive all information, data and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline and with respect to signatures, by noon, New York City time, on the fourth Business Day after the reportable event. After preparing the Form 8-K on behalf of the Depositor, the Trustee shall, if required, forward electronically a draft copy of the Form 8-K to the Depositor and the Servicer for review. No later than one and one-half Business Days after receiving a final copy of the Form 8-K from the Trustee, unless the Servicer has received from the Depositor a notice to the contrary, a duly authorized representative of the Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 8-K; provided that the Depositor has notified the Trustee that it approves of the form and substance of such Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in this Agreement.

The Trustee will have no obligation to prepare, execute or file such Form 8-K or any liability with respect to any failure to properly prepare, execute or file such Form 8-K resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 8-K within the time frames required by this paragraph, not resulting from its own negligence, bad faith or willful misconduct.

     Within fifteen (15) days after each Distribution Date, the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto. Any other information provided to the Trustee by the Servicer or Depositor to be included in Form 10-D shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any additional information on Form 10-D ("Additional Form 10-D Disclosure") as set forth in the next paragraph.

     As set forth in Schedule Y hereto, within five (5) calendar days after the related Distribution Date (i) the parties hereto, as applicable, will be required to provide to the Depositor and the Servicer, to the extent known to such party, any Additional Form 10-D Disclosure (including any breaches of pool asset representations and warranties or transaction covenants of which the party has written notice and which has not been included on the monthly distribution report for the period), if applicable, and (ii) the Depositor, to the extent it deems necessary, forward to the Trustee in EDGAR-compatible form (with a copy to the Servicer), or in such other form as otherwise agreed upon by the Trustee and the Depositor, the form and substance of the Additional Form 10-D Disclosure by the eighth (8th) calendar day after the related Distribution Date. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     After preparing the Form 10-D at the direction of the Depositor, the Trustee will forward electronically a draft copy of the Form 10-D to the Depositor and the Servicer for review by the 9th calendar day after the Distribution Date. No later than two (2) Business Days after receipt of a final copy after the related Distribution Date, unless the Servicer receives a notice from the Trustee as described below or a notice from the Depositor that it has discovered a material deficiency or irregularity with respect to such Form 10-D, a duly authorized representative of the Servicer shall sign the Form 10-D and return an electronic or fax copy of such Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-D within two business days. Unless the Servicer shall have received notice from the Trustee to the contrary, the Trustee will be deemed to have represented to the Servicer that the monthly statement has been properly prepared by the Trustee and the Servicer may rely upon the accuracy thereof in its execution of the Form 10-D. If a Form 10-D cannot be filed on time (because of notice from the Trustee per the previous sentence or otherwise) or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in this Agreement. The Trustee will have no liability with respect to any failure to properly prepare, execute or file such Form 10-D resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

     Prior to March 30, 2008 (and, if applicable, prior to the ninetieth (90th) calendar day after the end of the fiscal year for the Issuing Entity), the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10 -K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer and each Subservicer, as described in Section 3.17 of the Agreement, (ii)(A) the annual reports on Assessment of Compliance with Servicing Criteria for each Servicer, Subservicer and Subcontractor (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 3.18 of the Agreement, and (B) if any Reporting Servicer's report on Assessment of Compliance with Servicing Criteria described in Section 3.18 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any report on assessment of compliance with servicing criteria described in Section 3.18 of the Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included,
(iii)(A) the registered public accounting firm attestation report for the Servicer and each Subservicer, as described in Section 3.18 of the Agreement, and (B) if any registered public accounting firm attestation report described in the Section 3.18 of the Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit T, executed by the senior officer in charge of securitizations of the Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

     As set forth in Schedule Z hereto, no later than March 12 of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in 2008, (i) certain parties to the transaction shall be required to provide to the Depositor and the Servicer, to the extent known, any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor shall, to the extent it deems necessary, forward to the Trustee in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and the Depositor, the form and substance of the Additional Form 10-K Disclosure by March 15. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor and the Servicer for review. Upon the request of the Servicer, the Depositor shall confirm that it has reviewed the Form 10-K, that it has been properly prepared and that the Servicer may rely on the accuracy thereof (other than with respect to any portion of the Form 10-K or any exhibit thereto provided by the Servicer (other than any portion thereof with respect to which the Servicer has relied on the Trustee)). No later than 5:00 p.m. EST on the 3rd Business Day following receipt of a final copy of the Form 10-K and if requested, the above-described confirmation from the Depositor, a senior officer of the Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-K by March 30th. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in the Agreement.

The Trustee shall have no liability with respect to any failure to properly prepare, execute or file such Form 10-K resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis.

     Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") which shall be in the form attached hereto as Exhibit T. The Servicer will cause its senior officer in charge of securitization to execute the Sarbanes-Oxley Certification required pursuant to Rule 13a -14 under the Securities Exchange Act of 1934, as amended, and to deliver the original executed Sarbanes-Oxley Certification to the Trustee by March 12 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act. In connection therewith, each of the Trustee and the Servicer shall sign a certification (in the form attached hereto as Exhibit K and Exhibit L, respectively) for the benefit of the Servicer and its officers, directors and Affiliates regarding certain aspects of the Sarbanes-Oxley Certification. To the extent any information or exhibits required to be included in the Form 10 -K are not timely received by the Trustee prior to March 30 of each year, the Trustee shall, on behalf of the Trust and at the direction of the Depositor, file a Form 12B-25 and one or more amended Form 10-Ks, to the extent such amendments are accepted pursuant to the Exchange Act, to include such missing information or exhibits promptly after receipt thereof by the Trustee.

     On or before January 30, 2008, the Trustee shall, if legally permissible under applicable regulations and interpretations of the Commission, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via EDGAR a Form 15 Suspension Notification with respect to the Issuing Entity, if applicable.

     The Servicer agrees to furnish to the Trustee promptly, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as is reasonably necessary to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items with the Commission other than those specified in this section and the Servicer shall execute any and all Form 8-Ks, Form 10-Ds and Form 10-Ks required hereunder.

     If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.20, to be conducted differently than as described, the Depositor, the Servicer, and the Trustee will reasonably cooperate to amend the provisions of this Section 3.20 in order to comply with such amended reporting requirements and such amendment of this Section 3.20. Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act. Notwithstanding the foregoing, the Depositor, the Servicer, and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 3.20 that adversely affects its obligations and immunities under this Agreement.

     The Depositor, the Servicer and the Trustee agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.20.

     SECTION 3.21. Indemnification by Trustee

     The Trustee shall indemnify and hold harmless the Depositor, the Servicer and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder including its Assessment of Compliance or Accountant's Attestation provided on its behalf (to the extent the Trustee is responsible for providing information or calculating amounts included in such information), or any material misstatement or omission contained in its Assessment of Compliance or Accountant's Attestation provided on its behalf, or the negligence, bad faith or willful misconduct of the Trustee in connection therewith; provided that the Trustee shall have no liability with respect to any failure to include in any Form 10-D or Form 10-K any information not received from a party other than itself. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Trustee agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Trustee on the one hand and of the indemnified parties on the other.

     SECTION 3.22. Indemnification by Servicer

     The Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.17, 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Servicer is responsible for providing information or calculating amounts included in such information), the failure of such Servicer or any related Sub-Servicer or Subcontractor to deliver or cause to be delivered when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to Section 3.18 or Annual Statement of Compliance required pursuant to Section 3.17, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant's Attestation or Annual Statement as to Compliance provided on its behalf pursuant to Section 3.18 or 3.17, as applicable, or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Servicer agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Servicer on the one hand and the indemnified parties on the other.

     Notwithstanding the foregoing, the Servicer shall be entitled to rely conclusively on the accuracy of the information or data provided to the Servicer in the respective Assessment of Compliance regarding the Servicing Criteria applicable to the Trustee under Sections 3.18(e) and 3.18(f) or the Depositor under Sections 3.18(g) and 3.18(h) in connection with the Servicer's document preparation under Sections 3.17, 3.18 and 3.20, and the Servicer shall be entitled to rely conclusively upon and shall have no liability for any errors in such information.

     SECTION 3.23. Prepayment Charge Reporting Requirements

     Promptly after each Distribution Date, the Servicer shall provide to the Depositor and the Trustee the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

          (i)  loan number;

          (ii) current Mortgage Rate;

          (iii) current principal balance;

          (iv) original principal balance;

          (v)  Prepayment Charge amount due; and

          (vi) Prepayment Charge amount collected.

     SECTION 3.24. Information to the Trustee

     Two Business Days after the 15th day of each month, but not later than the 18th day of each month, the Servicer shall furnish to the Trustee in electronic format (1) the Remittance Report pursuant to Section 4.04(j) and (ii) a delinquency report in the form attached hereto as Exhibit V for the period ending on the last Business Day of the preceding month (and with respect to prepayments in full, for the period ending on the 14th day of the month in which such report is to be furnished); provided, however, that in the event the 18th day is not a Business Day, the aforementioned reports shall be furnished by the Servicer to the Trustee on the next Business Day; and provided, further, that in the event there are three non-Business Days preceding the 18th day, the Servicer will (a) furnish to the Trustee, on or before the 18th day of the month, the aforementioned reports, which will not include information arising from the related Prepayment Period, and (b) furnish to the Trustee, by 3:00 P.M., EST on the next succeeding Business Day after the 18th day, a cumulative version of the aforementioned reports which includes such information arising from the related Prepayment Period. The Trustee shall have no obligation or duty to review, verify or recalculate the information provided by the Servicer in such reports.

     SECTION 3.25. Indemnification

     The Servicer shall indemnify the Sponsor, the Issuing Entity, the Trustee (in its individual capacity and in its capacity as trustee), the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement by reason of negligence, willful misfeasance or bad faith in the performance of its duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer immediately shall notify the Sponsor, the Trustee and the Depositor or any other relevant party if a claim is made by a third party with respect to such party and this Agreement or the Mortgage Loans and, if subject to this indemnification obligation, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any reasonable written instructions received from the Trustee in connection with such claim, it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims, and the Servicer will not have any liability for following such instructions. The Servicer shall provide the Depositor and the Trustee with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25, and the Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the gross negligence, bad faith or willful misconduct of the Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     SECTION 3.26. Solicitation

     The Servicer may solicit or refer to a mortgage originator, who may or may not be an affiliate of the Depositor or the Servicer, any Mortgagor for refinancing or otherwise take action to encourage refinancing.

     SECTION 3.27. High Cost Mortgage Loans

     In the event that the Servicer reasonably determines that a Mortgage Loan may be a "high cost mortgage loan", "high cost home", "covered", "high cost", "high risk home", "predatory" or similarly classified loan under any applicable state, federal or local law, the Servicer may notify the Depositor, the Sponsor and the Trustee thereof; the Servicer may terminate its servicing thereof; and such determination shall be deemed to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan and the Sponsor will repurchase the Mortgage Loan within a 30 day period from the date of the notice in the manner described in Section 2.05

     SECTION 3.28. Rights of the NIMs Insurer

     Provided that there is a NIMs Insurer, each of the rights of the NIMs Insurer set forth in this agreement shall exist so long as the NIM Notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such NIM Notes.

                                   ARTICLE IV

                                  DISTRIBUTIONS

     SECTION 4.01. Advances

          (a) Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. The Servicer shall use commercially reasonable efforts to remit each such Advance no later than 2:30 p.m. Eastern time, but in any case no later than 4:00 p.m. Eastern time, on the Servicer Remittance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the

Depositor, each Rating Agency, the NIMs Insurer and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

     In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and
(ii) transfer such funds from the Collection Account to the Certificate Account. In addition, the Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Remittance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until the earlier of
(i) such Mortgage Loan is paid in full, (ii) the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Issuing Entity pursuant to any applicable provision of this Agreement, except as otherwise provided in this
Section 4.01, (iii) the Servicer determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance as provided in the preceding paragraph or (iv) the date on which such Mortgage Loan becomes 150 days delinquent as set forth below.

          (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by the Servicer (including for the avoidance of doubt, the Trustee as successor servicer) if such Advance or Servicing Advance would, if made, constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance. The determination by the Servicer that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Depositor and the Trustee. In addition, the Servicer shall not be required to advance any Relief Act Shortfalls.

          (c) Notwithstanding the foregoing, the Servicer shall not be required to make any Advances for any Mortgage Loan after such Mortgage Loan becomes 150 days delinquent. The Servicer shall identify such delinquent Mortgage Loans in the Servicer Statement referenced in Section 3.24. In addition, the Servicer shall provide the Trustee with an Officer's Certificate listing such delinquent Mortgage Loans and certifying that such loans are 150 days or more delinquent.

     SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls

     In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Remittance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided that the amount so deposited shall not exceed the Compensating Interest for such Distribution Date. In case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Issuing Entity or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, there shall be no reduction of the Servicing Fee in connection with Prepayment Interest Shortfalls related to the Relief Act or bankruptcy proceedings and the Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls related to the Relief Act or bankruptcy proceedings.

     SECTION 4.03. Distributions on the REMIC Interests

     On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in each of the SWAP REMIC and the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

     SECTION 4.04. Distributions

          (a) [Reserved].

          (b) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Trustee shall, to the extent of funds then available, make the following distributions from funds then available in the Certificate Account, of an amount equal to the Interest Funds, in the following order of priority:

          (i) to the Class P Certificates, an amount equal to any Prepayment Charges received with respect to the Mortgage Loans and all amounts paid by the Servicer or the Sponsor in respect of Prepayment Charges pursuant to this Agreement, and all amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in the Purchase Agreement for the related Prepayment Period;

          (ii) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

          (iii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment);

          (iv) concurrently, to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate

Interest Carry Forward Amount to the Class A Certificates, Interest Funds will be distributed pro rata among each Class of the Class A Certificates based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A-1, Class A-2 and Class R Certificates in the aggregate;

          (v) to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (vi) to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (vii) to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (viii) to the Class M-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (ix) to the Class M-5 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (x) to the Class M-6 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (xi) to the Class B-1 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such Class;

          (xii) to the Class B-2 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such Class;

          (xiii) to the Class B-3 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such Class;

          (xiv) any remainder pursuant to Section 4.04(f) hereof.

     On each Distribution Date, subject to the proviso in (iv) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such Class of Certificates for such Distribution Date has been paid in full. Thereafter, Interest Funds not required for such distributions are available to be applied to if necessary, to the Class or Classes of Certificates that are not related to such group of Mortgage Loans.

          (c) [Reserved].

          (d) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Trustee shall, to the extent of funds then available, make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

          (i) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty, to the extent not paid pursuant to Section 4.04(b)(ii);

          (ii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment), to the extent not paid pursuant to Section 4.04(b)(iii);

          (iii) to the Class A Certificates, the Class A Principal Distribution Amount shall be distributed as follows:

               (A) the Group One Principal Distribution Amount will be distributed sequentially to the Class R and Class A-1 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

               (B) the Group Two Principal Distribution Amount will be distributed as follows: sequentially, to the Class A-2A Certificates until the Certificate Principal Balance thereof has been reduced to zero, then to the Class A-2B Certificates until the Certificate Principal Balance thereof has been reduced to zero; then to the Class A-2C Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class A-2D Certificates until the Certificate Principal Balance thereof has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are required to be allocated pro rata, among such Classes, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;

          (iv) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

          (v) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount

          (vi) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount

          (vii) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount

          (viii) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

          (ix) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

          (x) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

          (xi) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

          (xii) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

          (xiii) any remainder pursuant to Section 4.04(f) hereof.

          (e) [Reserved].

          (f) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(xiv) and (d)(xiii) hereof and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

          (i) to the Class A Certificates, any funds owed, in the same manner and in the same order of priority, as set forth in accordance with Section 4.04(b)(iv), to the extent not paid pursuant to Section 4.04(b)(iv);

          (ii) to the Class M-1 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(v), to the extent not paid pursuant to Section 4.04(b)(v);

          (iii) to the Class M-2 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(vi), to the extent not paid pursuant to Section 4.04(b)(vi);

          (iv) to the Class M-3 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(vii), to the extent not paid pursuant to Section 4.04(b)(vii);

          (v) to the Class M-4 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(viii), to the extent not paid pursuant to
Section 4.04(b)(viii);

          (vi) to the Class M-5 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(ix), to the extent not paid pursuant to Section 4.04(b)(ix);

          (vii) to the Class M-6 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(x), to the extent not paid pursuant to Section 4.04(b)(x);

          (viii) to the Class B-1 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(xi), to the extent not paid pursuant to Section 4.04(b)(xi);

          (ix) to the Class B-2 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(xii), to the extent not paid pursuant to Section 4.04(b)(xii);

          (x) to the Class B-3 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(xiii), to the extent not paid pursuant to
Section 4.04(b)(xiii);

          (xi) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

          (xii) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

          (xiii) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

          (xiv) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

          (xv) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

          (xvi) to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

          (xvii) to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

          (xviii) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

          (xix) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

          (xx) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

          (xxi) to the Class A, Class M and Class B Certificates, on a pro rata basis, based upon outstanding Floating Rate Certificate Carryover for each such Class, the Floating Rate Certificate Carryover for each such Class; and

          (xxii) the remainder pursuant to Section 4.04(g) hereof.

          (g) on each Distribution Date, the Trustee shall allocate the remainders pursuant to Section 4.04(f)(xxii) as follows:

          (i) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment;

          (ii) to the Class C Certificates in the following order of priority,
(I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and (IV) the Class C Unpaid Realized Loss Amount; and

          (iii) the remainder pursuant to Section 4.04(h) hereof.

          (h) On each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(g)(iii) hereof (i) to the Trustee to reimburse amounts or pay indemnification amounts owing to the Trustee from the Issuing Entity pursuant to Section 8.06 and (ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

          (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinate Certificates in the following order of priority:

          (i) to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;

          (ii) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

          (iii) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

          (iv) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

          (v) to the Class M-6 Certificates until the Class M-6 Certificate Principal Balance is reduced to zero;

          (vi) to the Class M-5 Certificates until the Class M-5 Certificate Principal Balance is reduced to zero;

          (vii) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;

          (viii) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

          (ix) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

          (x) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

          (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

     In accordance with this Agreement, the Servicer shall prepare and deliver an electronic report (the "Remittance Report") to the Trustee (or by such other means as the Servicer and the Trustee may agree from time to time) containing such data and information as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date. The Trustee will prepare the Monthly Report based, solely, upon the information received from the Servicer, the Cap Contract Counterparty and the Swap Counterparty. The Trustee shall have no obligation or duty to review, verify or recalculate the information in the Remittance Report.

          (k) The Trustee is hereby directed by the Depositor to execute the Corridor Contracts on behalf of the Issuing Entity in the form presented to it by the Depositor and shall have no responsibility for the contents of such Corridor Contracts, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Corridor Contracts at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in any Corridor Contract, except as set forth in Section 2 of each Corridor Contract, the Trust shall not be required to make any payments to the counterparty under any Corridor Contract. Any payments received under the terms of the related Corridor Contract will be available to pay the holders of the related Class A-1, Class A-2, Class M and Class B Certificates up to the amount of any Floating Rate

Certificate Carryovers remaining after all other distributions required under this Section 4.04 are made on such Distribution Date, other than Floating Rate Certificate Carryovers attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A Certificates. Any amounts received under the terms of any Corridor Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of a Corridor Contract shall be paid to the related Classes of Class A-1, Class A-2, Class M and Class B Certificates, pro rata based upon such Floating Rate Certificate Carryovers for each such class of Class A-1, Class A-2, Class M and Class B Certificates. Amounts received on the Class A-1 Corridor Contract will only be available to make payments on the Class A-1 Certificates, amounts received on the Class A-2 Corridor Contract will only be available to make payments on the Class A-2 Certificates, amounts received on the Subordinate Certificate Corridor Contract will only be available to make payments on the Subordinate Certificates.

          (i) The Trustee shall establish and maintain, for the benefit of the Issuing Entity and the Certificateholders, the Corridor Contract Account which shall be a segregated non-interest bearing trust account. On or prior to the related Corridor Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Issuing Entity in respect of the related Corridor Contract shall be deposited by the Trustee into the Corridor Contract Account and will be used to pay Floating Rate Certificate Carryovers on the related Class A-1, Class A-2, Class M and Class B Certificates to the extent provided in the immediately preceding paragraph. With respect to any Distribution Date on or prior to the related Corridor Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the related Corridor Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the schedule to the related Corridor Contract), over (y) the rate with respect to such Distribution Date as shown under the heading "1ML Strike Lower Collar" in the schedule to the related Corridor Contract, (ii) an amount equal to the lesser of (x) the related Corridor Contract Notional Balance for such Distribution Date and (y) the outstanding Certificate Principal Balance of the related classes of Certificates and (iii) the number of days in such Accrual Period, divided by 360. If a payment is made to the Issuing Entity under a Corridor Contract and the Trustee is required to distribute excess amounts to the holders of the Class C Certificates as described above, information regarding such distribution will be included in the monthly statement made available on the Trustee's website pursuant to Section 4.05(b) hereof.

          (ii) Amounts on deposit in the Corridor Contract Account will remain uninvested pending distribution to Certificateholders.

          (iii) Each Corridor Contract is scheduled to remain in effect until the related Corridor Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three Local Business Days, as defined in the related Corridor Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Corridor Contract, the failure by the Cap Contract Counterparty (after a cure period of twenty (20) days after notice of such failure is received) to perform any other agreement made by it under the related Corridor Contract, the termination of the Trust Fund and the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

          (iv) On the Closing Date, the Cap Contract Counterparty and the Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Corridor Contracts, which annex is intended to protect the Issuing Entity from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Corridor Contracts.

     Pursuant to and in accordance with the terms and provisions of the Corridor Contracts, the Cap Contract Counterparty may be required to post additional collateral in connection with its obligations under the Corridor Contracts. In connection with the foregoing, the Trustee shall establish a Corridor Posted Collateral Account on the Closing Date which shall be a segregated non-interest bearing trust account.

     To the extent that the Cap Contract Counterparty remits any Posted Collateral to the Trustee under the Corridor Contracts, the Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Corridor Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Corridor Contracts. Where a termination event occurs with respect to the Cap Contract Counterparty under the Corridor Contracts, or where the Cap Contract Counterparty fulfills certain obligations to the Issuing Entity such as finding a replacement cap contract counterparty or a guarantor that meets the criteria described in the Corridor Contracts, the Trustee shall make payments from the Corridor Posted Collateral Account in accordance with the provisions of the Corridor Contract. Amounts held in the Corridor Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Corridor Contract Account pursuant to the Corridor Contracts. Any funds held in the Corridor Posted Collateral Account shall be invested by the Trustee in Eligible Investments in accordance with the instructions of the Cap Contract Counterparty. Any earnings shall be remitted to the Cap Contract Counterparty in accordance with the Corridor Contracts. The Trustee shall not be responsible for any losses. Absent receipt by the Trustee of written instructions from the Cap Contract Counterparty, such funds shall remain uninvested.

          (l) On the Closing Date, the Supplemental Interest Trust shall be established and maintained pursuant to this Agreement, as a separate trust, the corpus of which shall be held by the Supplemental Interest Trust Trustee for the benefit of the holders of the Certificates as a segregated account of the Trust Fund. The Supplemental Interest Trust shall be an Eligible Account, and funds deposited therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or the Supplemental Interest Trust Trustee held pursuant to this Agreement. In no event shall any funds deposited in the Supplemental Interest Trust be credited to or made available to any other account of the Trust Fund. The records of the Trustee shall at all times reflect that the Supplemental Interest Trust is an account of the Trust Fund, the assets of which are segregated from other assets of the Trust Fund.

     The Supplemental Interest Trust Trustee is hereby directed by the Depositor to execute the Swap Agreement on behalf of the Supplemental Interest Trust in the forms presented to it by the Depositor and shall have no responsibility for the contents of such Swap Agreement, including, without limitation, the representations and warranties contained therein. The Supplemental Interest Trust Trustee shall have all of the rights and protections of the Trustee hereunder.

     The Supplemental Interest Trust Trustee shall enforce all of the rights of the Supplemental Interest Trust and exercise any remedies under the Swap Agreement and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination

Date (as defined in the Swap Agreement), find a replacement counterparty to enter into a replacement swap agreement utilizing the amounts of the net Swap Termination Payments received.

     For each Distribution Date, through and including the Distribution Date in April 2012, the Supplemental Interest Trust Trustee shall, based on the Significance Estimate (which shall be provided to the Trustee by the Depositor within five (5) Business Days prior to the Distribution Date), calculate the Significance Percentage of each of the Swap Agreement. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor, on behalf of the Supplemental Interest Trust Trustee, shall obtain the financial information required to be delivered by the Swap Counterparty pursuant to the terms of the Swap Agreement. If, on any succeeding Distribution Date through and including the Distribution Date in April 2012, the Significance Percentage is equal to or greater than 10%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor shall, within five (5) Business Days of such Distribution Date, deliver to the Supplemental Interest Trust Trustee the financial information provided to it by the Swap Counterparty in Edgar-compatible format for inclusion in the Form 10-D relating to such Distribution Date. In addition, 66 of the Mortgage Files will be delivered to the trustee or the Custodian, as applicable, within sixty (60) days following the Closing Date. The depositor will cause the Sponsor to repurchase any such Mortgage Loan for which a Mortgage File was not so delivered to the Trustee. With respect to such Mortgage Loans, the Trustee or Custodian, as applicable, shall deliver within sixty (60) days following the Closing Date to any NIMs Insurer, the Depositor, the Servicer and the Trustee (as to the Custodian) a certification, in the form of Exhibit D-1 hereto. With respect to any such Mortgage file delivered in accordance with the foregoing, the Depositor will cause the Sponsor to repurchase any such Mortgage Loan to which a material exception was taken in the exception report attached to such certification unless such exception is cured to the satisfaction of the Depositor and the Trustee within 45 Business Days of its delivery to the Trustee.

     Any Swap Termination Payment received by the Supplemental Interest Trust Trustee shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty.

     Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within thirty (30) days after receipt by the Supplemental Interest Trust Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Supplemental Interest Trust Trustee shall deposit such Swap Termination Payment into a separate, segregated non-interest bearing account established by the Supplemental Interest Trust Trustee and the Supplemental Interest Trust Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the original Swap Agreement) and distribute such amount in accordance with Section 4.04(l)(i)-(viii) of this Agreement. Any such account shall not be an asset of any REMIC. Any amounts remaining in such account shall be distributed to the holders of the Class C Certificates on the Distribution Date following the earlier of (i) the termination of the Trust Fund pursuant to
Section 9.01 and (ii) April 25, 2012. The funds held in such account shall be held uninvested

     On any Distribution Date (or in the case of any Net Swap Payments, on the related Swap Payment Date), any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, and any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Swap Account (an account within the Supplemental Interest Trust). The Supplemental Interest Trust will not be an asset of any REMIC. Funds in the Swap Account within the Supplemental Interest Trust shall be distributed in the following order of priority by the Trustee:

          (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

          (ii) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

          (iii) to each class of the Class A Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid;

          (iv) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Current Interest for such class to the extent unpaid;

          (v) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Interest Carry Forward with respect to such class to the extent unpaid;

          (vi) to the Class A, Class R, Class M and Class B Certificates, to pay principal as described and in the same manner and order of priority as set forth in Sections 4.04(d)(iii) through 4.04(d)(xii) in order to restore levels of the Overcollateralization Amount, and after giving effect to distributions from Principal Distribution Amount for each such Class;

          (vii) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid;

          (viii) to the Class A, Class R, Class M and Class B Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid based on the amount of such unpaid Floating Rate Certificate Carryover;

          (ix) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

          (x) to the Class C Certificates any remaining amount.

     Notwithstanding the foregoing, however, after giving effect to proposed distributions on any Distribution Date, the sum of the cumulative amounts distributed pursuant to clause (vi) above and the cumulative amounts distributed pursuant to clause (vii) above shall be limited to the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period.

     Upon termination of the Trust Fund, any amounts remaining in the Swap Account within the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.04(l).

     With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Supplemental Interest Trust Trustee shall send any notices and make any demands required hereunder (to the extent that a Responsible Officer of the Supplemental Interest Trust Trustee or the Trustee has actual knowledge or written notice of any such failure, breach or termination).

     On the Closing Date, the Swap Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Swap Agreement, which annex is intended to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement.

     Pursuant to and in accordance with the terms and provisions of the Swap Agreement, the Swap Counterparty may be required to post additional collateral in connection with its obligations under the Swap Agreement. In connection with the foregoing, on the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain a Swap Posted Collateral Account which shall be a segregated non-interest bearing trust account.

     To the extent that the Swap Counterparty remits any Posted Collateral to the Supplemental Interest Trust Trustee under the Swap Agreement, the Supplemental Interest Trust Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Swap Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Swap Agreement. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee shall make payments from the Swap Posted Collateral Account in accordance with the provisions of the Swap Agreement. Amounts held in the Swap Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Swap Account pursuant to the Swap Agreement. Any funds held in the Swap Posted Collateral Account shall be invested by the Trustee in Eligible Investments in accordance with the instructions of the Swap Counterparty. Any earnings shall be remitted to the Swap Counterparty in accordance with the Swap Agreement. The Trustee shall not be responsible for any losses. Absent receipt by the Trustee of written instructions from the Swap Counterparty, such funds shall remain uninvested.

     SECTION 4.05. Monthly Statements to Certificateholders

          (a) Not later than each Distribution Date, based solely on information provided by the Servicer, the Cap Contract Counterparty and the Swap Counterparty, the Trustee shall prepare and make available on its website located at https://www.tss.db.com/invr to each Holder of a Class of Certificates of the Issuing Entity, the Servicer, the Rating Agencies, the Depositor, the Cap Contract Counterparty and the Swap Counterparty a statement setting forth for the Certificates the following information; provided, however, that with respect to any calendar year during which an annual report on Form 10-K is not required to be filed with the Commission on behalf of the Issuing Entity, the information set forth in Items (xxiv) through (xxxii) below are not required to be included in such statement during any calendar year:

          (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of Prepayment Charges, if any;

          (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

          (iii) any interest Carryforward Amount for each Class of the Class A, Class M and Class B Certificates;

          (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

          (v) the Pool Stated Principal Balance for such Distribution Date;

          (vi) the amount of the Servicing Fee paid to or retained by the Servicer and any amounts constituting reimbursement or indemnification of the Servicer or Trustee;

          (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

          (viii) the amount of Advances included in the distribution on such Distribution Date or reimbursed during the period;

          (ix) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (x) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xi) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans in accordance with the OTS methodology for reporting delinquencies;

          (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xiii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xiv) the aggregate Stated Principal Balance of all loans that became Liquidated Loans as of such Distribution Date calculated as of the preceding Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xv) whether a Stepdown Trigger Event has occurred and is in effect;

          (xvi) with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

          (xvii) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Prepayment Period and since the Cut-off Date;

          (xviii) the number of Mortgage Loans prepaid in full for which Prepayment Charges were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Charges received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date, and for partial Principal Prepayments, the amount received during the preceding calendar month;

          (xix) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(viii);

          (xx) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest";

          (xxi) as of each Distribution Date, the amount, if any, to be deposited in the Issuing Entity pursuant to the related Corridor Contract as described in Section 4.04(k) and the amount thereof to be paid to the Class A-1 Certificates, the Class A-2 Certificates, the Subordinate Certificates and the Class C Certificates described in Section 4.04(k) hereof;

          (xxii) as of each Distribution Date, the amount, if any, to be deposited in the Supplemental Interest Trust pursuant to the Swap Agreement as described in Section 4.04(l) and the amount thereof to be paid to the Certificates;

          (xxiii) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the Class A, Class M and Class B Certificates on such Distribution Date;

          (xxiv) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Relief Act; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans;

          (xxv) with respect to each Class of Certificates, the amount of any Non-Supported Interest Shortfalls on such Distribution Date;

          (xxvi) the number and amount of pool assets at the beginning and ending of each period, and updated pool composition information;


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

          (xxvii) any material changes to methodology regarding calculations of delinquencies and charge-offs;

          (xxviii) information on the amount of Servicing Advances made or reimbursed during the period;

          (xxix) any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

          (xxx) material breaches of pool asset representations or warranties or transaction covenants;

          (xxxi) information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met; and

          (xxxii) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

          (b) The Trustee will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Cap Contract Counterparty, the Swap Counterparty, other parties to this Agreement and any other interested parties via the Trustee's Internet website. The Trustee's Internet website shall initially be located at "https://www.tss.db.com/invr". Assistance in using the website can be obtained by calling the Trustee's customaer service desk at (800) 735-7777. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     The foregoing information and reports shall be prepared and determined by the Trustee based on Mortgage Loan data and other information provided to the Trustee by the Servicer, the Swap Counterparty, the Cap Contract Counterparty or any other third party required to deliver information hereunder. In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data provided to the Trustee by the Servicer, the Swap Counterparty, the Cap Contract Counterparty or any other third party required to deliver information and shall have no liability for any errors in any such information.

     As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

          (c) If so requested in writing within a reasonable period of time after the end of each calendar year, the Trustee shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.05 aggregated for such calendar year or


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

applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

          (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificate each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificate with respect to the following matters:

          (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

          (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

          (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

          (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

          (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

          (vi) The amount and timing of any non-interest expenses of the REMICs; and

          (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

     The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in


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

excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

           Minimum     Integral Multiples in   Original Certificate
Class   Denomination     Excess of Minimum      Principal Balance
-----   ------------   ---------------------   --------------------
A-1     $25,000.00            $1.00               $415,943,000
A-2A    $25,000.00            $1.00               $364,528,000
A-2B    $25,000.00            $1.00               $ 67,577,000
A-2C    $25,000.00            $1.00               $114,600,000
A-2D    $25,000.00            $1.00               $ 51,108,000
M-1     $25,000.00            $1.00               $ 60,043,000
M-2     $25,000.00            $1.00               $ 54,457,000
M-3     $25,000.00            $1.00               $ 33,512,000
M-4     $25,000.00            $1.00               $ 27,927,000
M-5     $25,000.00            $1.00               $ 27,228,000
M-6     $25,000.00            $1.00               $ 23,738,000
B-1     $25,000.00            $1.00               $ 18,152,000
B-2     $25,000.00            $1.00               $ 17,454,000
B-3     $25,000.00            $1.00               $ 22,341,000
R       $   100.00              N/A               $     100.00
C                 (1)              (1)                     100%
P                 (2)              (2)                        (2)

----------
(1) The Class C Certificates shall not have minimum dollar denominations as the Certificate Principal Balance thereof shall vary over time as described herein and shall be issued in a minimum percentage interest of 25% and an aggregate percentage interest of 100%.

(2) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 100%.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Authenticating Agent shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     The Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Regulation S Book-Entry Certificate"), which shall be deposited on behalf of the

Holders of such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Regulation S Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     The Certificates sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Rule 144A Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Rule 144A Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates

          (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Issuing Entity in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Trustee in accordance with such Trustee's customary procedures.

     No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with a transfer of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued whether or not such notes are guaranteed by the NIMs Insurer) each certify to the Trustee in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Trustee regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Depositor, the Trustee and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S),
(y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

     No transfer of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate shall be registered unless the transferee provides the Trustee with a representation that either (i) such transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to
Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, the acquisition and holding of the Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

     No transfer of an ERISA Restricted Certificate or a Class R Certificate shall be registered unless the Trustee has received (A) a representation to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), and is not directly or indirectly acquiring the ERISA Restricted Certificate or the Class R Certificate by, on behalf of, or with any assets of any such plan (collectively, "Plan"), or (B) solely in the case of ERISA Restricted Certificates, (I) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation to the effect that such transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(II) solely in the case of an ERISA Restricted Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee and the NIMs Insurer shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer, the NIMs Insurer or the Depositor.

     Except in the case of a Definitive Certificate, the representations set forth in the two immediately preceding paragraphs of this Subsection 5.02(a), other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Trustee by the transferee's acceptance of a Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of Certificate).

     Notwithstanding any other provision herein to the contrary, any purported transfer of a Certificate to or on behalf of a Plan without the delivery to the Trustee of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall not be under any liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 5.02(a), nor shall the Trustee be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(a) all payments made on such Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

          (b) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (a) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer that one of the two other forms of declaration
(11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(b)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto).

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(b) shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(b), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(a) and this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) At the option of the Holder of the Class R Certificate, the Class SWR Interest, the Class LTR Interest and the residual interest in the Upper Tier REMIC may be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Trustee receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Issuing Entity or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(a) and (b) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class SWR Interest, the Class LTR Interest and the residual interest in the Upper

Tier REMIC shall be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(b) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Issuing Entity, the Trustee or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Issuing Entity, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

          (c) The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

          (d) [Reserved].

          (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor or the Trustee.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates

     If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

     SECTION 5.04. Persons Deemed Owners

     The NIMs Insurer, the Trustee and any agent of the NIMs Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the NIMs Insurer nor the Trustee, nor any agent of the NIMs Insurer or the Trustee, shall be affected by any notice to the contrary.

     SECTION 5.05. Access to List of Certificateholders' Names and Addresses

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIMs Insurer or the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the NIMs Insurer or the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Issuing Entity held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Book-Entry Certificates

     The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Class C, Class P and Class R Certificates shall be definitive certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Depositor, the NIMs Insurer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

          (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

          (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

          (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;


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

          (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

          (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     In the event that Definitive Certificates are issued pursuant to Section 5.08, clauses (a) through (g) of this Section 5.06 shall continue to be applicable with respect to all remaining Book-Entry Certificates.

     SECTION 5.07. Notices to Depository

     Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

     SECTION 5.08. Definitive Certificates

     If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Trustee and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Book-Entry Certificates and the NIMs Insurer of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate and the Trustee shall deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive


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Certificates and the Trustee shall recognize the Holders of such Definitive
Certificates as Certificateholders hereunder.

     SECTION 5.09. Maintenance of Office or Agency

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

     SECTION 5.10. Authenticating Agents

          (a) One or more Authenticating Agents (each, an "Authenticating Agent") may be appointed hereunder each of which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or any state thereof, having a combined capital and surplus of at least $15,000,000, authorized under such laws to operate a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. Deutsche Bank National Trust Company is hereby appointed as the initial Authenticating Agent. The Trustee shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed and has not resigned.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. Except with respect to the initial Authenticating Agent, Deutsche Bank National Trust Company, which shall be the Authenticating Agent for so long as it is the Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 5.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.


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

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     SECTION 6.01. Respective Liabilities of the Depositor and the Servicer

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer

     Except as provided in the next paragraph, the Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

     SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others

     None of the Depositor, the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this Agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or


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

defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that either of the Depositor or the Servicer in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Issuing Entity, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 3.08 hereof.

     Notwithstanding anything herein to the contrary, in preparing or furnishing any reports or certifications pursuant to this Agreement, the Servicer shall be entitled to rely conclusively on the accuracy of the information or data provided to it by any other party to the Agreement and shall have no liability for any errors therein.

     SECTION 6.04. Limitation on Resignation of Servicer

     Subject to the provisions of Section 7.01, the second paragraph of Section
7.02 and the second paragraph of Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMs Insurer. No such resignation shall become effective until the Trustee or a successor servicer reasonably acceptable to the Trustee and the NIMs Insurer is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Servicer of any of the obligations specified in Section 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.

     If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

     SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds

     The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee, upon request and reasonable notice, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. The Servicer may be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. Any such policy or fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee.


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

                                  ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

     SECTION 7.01. Events of Default

     "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to make any Advance, to deposit in the Collection Account or the Certificate Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee, the Depositor and the Servicer by the NIMs Insurer or Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

          (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of sixty
(60) days after the date on which written notice of such failure shall have been given to the Servicer, the Trustee and the Depositor by the Trustee or the Depositor, or to the Servicer, the Trustee and the Depositor by the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) consecutive days; or

          (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

          (v) admission by the Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) any failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 and 3.20 of this Agreement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or any other party to this Agreement.

     If an Event of Default, described in (i) - (v) above, shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Trustee may, or at the direction of the NIMs Insurer or the Holders of


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

Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default, described in (vi) above, shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Trustee, at the direction of the Depositor or at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates, shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Trustee shall terminate the Servicer in accordance with this Section 7.01 and thereupon make any Advance described in Section 4.01 hereof as successor servicer subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to
Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

     Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Section 3.08(a), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

     For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event that is in fact such Event of Default is delivered to the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

     SECTION 7.02. Trustee to Act; Appointment of Successor

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall


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

be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the second to last paragraph of Section 7.01, the Trustee shall be entitled to all fees, compensation and reimbursement for costs and expenses that the Servicer would have been entitled to hereunder if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section
7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which successor shall not adversely affect the then current rating of the Certificates by each Rating Agency (as acknowledged by a letter from each Rating Agency, as described below) as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is acceptable to the NIMs Insurer and is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, prior written consent of the NIMs Insurer is obtained (provided, that such prior written consent shall not be required in the event that the Servicing Rights Pledgee or its designee is so appointed as successor servicer) and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

     SECTION 7.03. Notification to Certificateholders

          (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Depositor, the Cap Contract Counterparty, the Swap Counterparty and to each Rating Agency.

          (b) Within sixty (60) days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the Rating Agencies notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of the Trustee

     For purposes of this Article VIII, references to "Trustee" shall be deemed to include Deutsche Bank National Trust Company, in its capacity as Supplemental Interest Trust Trustee under this Agreement and the Swap Agreement, and in respect thereof, the Supplemental Interest Trust Trustee shall have all of the rights, protections, immunities and benefits of the Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee shall, at the written direction of the majority of the Certificateholders or the NIMs Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIMs Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMs Insurer and the Certificateholders.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall notify the person providing such Agreement of such non-conformance, and if the instrument is not corrected to the its satisfaction, the Trustee will provide notice thereof to the Certificateholders and the NIMs Insurer and take such further action as directed by the Certificateholders and the NIMs Insurer. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:


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

          (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) the Trustee shall not, individually or as Trustee, be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee was negligent or acted in bad faith or with willful misfeasance;

          (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMs Insurer or the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iv) the Trustee shall not be responsible for the acts or omissions of any Servicer or any Subservicer, it being understood that this Agreement shall not be construed to render any of them agents of one another.

     SECTION 8.02. Certain Matters Affecting the Trustee

          (a) Except as otherwise provided in Section 8.01:

          (i) the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIMs Insurer or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;


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          (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants or attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any other agent, custodian, accountant, attorney or independent contractor appointed with due care by it hereunder;

          (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

          (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement or the Swap Agreement (other than as issuer of the investment security);

          (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

          (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMs Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMs Insurer or the Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

          (x) if requested by the Servicer, the Trustee may appoint the Servicer as the Trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer. The Trustee shall have no liability for any action or inaction of the Servicer in connection with such power of attorney and the Trustee shall be indemnified by the Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with the Servicer's use or misuse of such powers of attorney;

          (xi) in order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each party agrees to provide to the Trustee upon its request from time to time such party's complete name, address, tax identification number and such other identifying information, together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party;

          (xii) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities and to each agent, custodian and other Person employed to act hereunder;

          (xiii) the Trustee shall not be liable for interest on any money received by it except as agreed in writing by the Trustee;

          (xiv) the Trustee and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) servicing as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodial with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation shall not be an amount that is reimbursable or payable pursuant to this Agreement.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the


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

Holders of the Certificates, subject to the provisions of this Agreement. The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any rerecording, refiling or redepositing, as applicable, thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

     SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans

     The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of any Mortgage Loan, or any related document other than with respect to the execution and authentication of the Certificates, if it so executed or authorized the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Certificate Account by the Depositor or the Servicer.

     SECTION 8.04. Trustee May Own Certificates

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it was not the Trustee.

     SECTION 8.05. Trustee's Fees and Expenses

     The Trustee and any custodian shall be entitled to, such compensation as shall be agreed to in writing by the Trustee and the Depositor (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

     SECTION 8.06. Indemnification and Expenses of Trustee

          (a) Deutsche Bank National Trust Company (as Trustee and in its individual corporate capacity) and its directors, officers, employees and agents shall be entitled to indemnification from the Issuing Entity for any loss, liability or expense incurred in connection with (x) any audit, controversy or judicial proceeding relating to a governmental authority or any default, claim, pending or threatened claim of legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created hereunder and (y) the performance of their duties hereunder, including any applicable fees and expenses payable hereunder, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

          (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Issuing Entity of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee


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

shall have obtained knowledge of a claim shall not relieve the Issuing Entity of the obligation to indemnify the Trustee under this Section 8.06;

          (ii) while maintaining control over its own defense, the Trustee shall reasonably cooperate and consult with the Depositor in preparing such defense;

          (iii) notwithstanding anything to the contrary in this Section 8.06, the Issuing Entity shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld or delayed; and

          (iv) indemnification therefor would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

     Any indemnification payments to the Trustee (or a custodian) pursuant to this Section 8.06(a) shall be allocated first to principal and then, to the extent remaining, to interest.

     The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

          (b) The Trustee shall be entitled to reimbursement by the Trust Fund of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advances that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

          (c) Any custodian appointed by the Trustee as herein provided shall be entitled to indemnification and reimbursement of expenses to the same extent as the Trustee is entitled to such amounts pursuant to subsection (a) and (b) of this Section 8.06, without regard to subsection (c) of this Section 8.06. All protections, rights, immunities, privileges and indemnities set forth in this Agreement shall be afforded to Deutsche Bank National Trust Company, in its capacity as Custodian, to the full extent as provided to the Trustee.

     SECTION 8.07. Eligibility Requirements for Trustee

     The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the NIMs Insurer and their respective Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer.

     SECTION 8.08. Resignation and Removal of Trustee

     The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than sixty (60) days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee acceptable to the NIMs Insurer in accordance with Section 8.09 and meeting the qualifications set forth in Section 8.07. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Any resignation or removal of the Trustee means the Trustee and the Supplemental Interest Trust Trustee.

     If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or the NIMs Insurer or (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee and one copy of which shall be delivered to the successor trustee.

     The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates, with the consent of the NIMs Insurer, may at any time remove the Trustee and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized (or by the NIMs Insurer), one complete set of which instruments shall be delivered by the successor trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to the NIMs Insurer and to each Rating Agency by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.09 hereof.

     SECTION 8.09. Successor Trustee

     Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the NIMs Insurer and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. Any successor trustee shall become the successor supplemental interest trust trustee.


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     No successor trustee shall accept appointment as provided in this Section
8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates, the Cap Contract Counterparty and the Swap Counterparty. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.10. Merger or Consolidation of Trustee

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

     SECTION 8.11. Appointment of Co-Trustee or Separate Trustee

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMs Insurer, which consent shall not be unreasonably withheld, to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be compensated by the Trust Fund and subject to the written approval of the Servicer and the NIMs Insurer. The Trustee shall not be liable for the actions of any co-trustee appointed with due care; provided that the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder. If the Servicer and the NIMs Insurer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee


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

or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) The Trustee, with the consent of the NIMs Insurer, which consent shall not be unreasonably withheld, may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the NIMs Insurer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.12. Tax Matters

          (a) It is intended that each of the REMICs provided for herein shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. It is also intended that each of the grantor trusts provided for in Section 2.07 hereof shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such grantor trust to qualify as, a grantor trust under the provisions of Subpart E, Part I of Subchapter J of the Code. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs and grantor trusts provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or


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

rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty (30) days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions or other applicable law, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs and grantor trusts provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the grantor trusts provided for herein as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; (i) pay, from the sources specified in the last paragraph of this Section 8.12(a), the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (j) sign or cause to be signed federal, state or local income tax or information returns; (k) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs and grantor trusts provided for herein; and (l) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

     In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten
(10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

     In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any of such REMICs as defined in
Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts (other than amounts derived by the Issuing Entity from a payment on any Corridor Contract or amounts received by the Supplemental Interest Trust as payments on the Swap Agreement) otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts (other than amounts derived by the Issuing Entity from a payment on any Corridor Contract or amounts received by the Supplemental Interest Trust as payments on the Swap Agreement) otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second to the Class B-3 Certificates (pro rata), third to the Class B-2 Certificates (pro rata), fourth to the Class B-1 Certificates (pro rata), fifth to the Class M-6 Certificates (pro rata), sixth to the Class M-5 Certificates (pro rata), seventh to the Class M-4 Certificates (pro rata), eighth to the Class M-3 Certificates (pro rata), ninth to the Class M-2 Certificates (pro rata), tenth to the Class M-1 Certificates (pro rata) and eleventh to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

          (b) Each of the Depositor, the Servicer and the Trustee agrees not to knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans

          (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination and
(b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

          (b) On or before the Determination Date following the Initial Optional Termination Date, the Trustee shall attempt to terminate the Trust Fund by conducting an auction of all of the Mortgage Loans and REO Properties in accordance with the auction procedures set forth in Exhibit N via a request for bids from each Holder of a Class C Certificate and at least three (3) additional bidders selected by the Auction Agent, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). The holders of the Class C Certificates are under no obligation to participate in the Auction. The Depositor and the Trustee agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Trustee shall be entitled to retain an Auction Agent and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Trust Fund). The Trustee shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Trustee shall determine the Optional Termination Price based upon information provided by (a) the Servicer with respect to the amounts described in clauses (i) and (ii) of the definition of "Optional Termination Price" and (b) the Depositor with respect to the information described in clauses (iii) and (iv) of the definition of "Optional Termination Price." The Trustee may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information. Notwithstanding anything herein to the contrary, only an amount equal to the Optional Termination Price, reduced by the portion thereof consisting of the sum of (x) any Swap Termination Payment and (y) the amount of any unpaid Net Swap Payments that would not otherwise be funded by the Optional Termination Price but for clause (iv) of the definition of "Optional Termination Price" (such portion, the "Swap Optional Termination Payment"), shall be made available for distribution to the Certificates. The Swap Optional Termination Payment shall be withdrawn by the Trustee from the Certificate Account and remitted to the Supplemental Interest Trust for payment to the Swap Counterparty. The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

     If no sale under this Section 9.01(b) occurs the NIMs Insurer may, at its option, terminate the Trust Fund on any Distribution Date by purchasing all of the Mortgage Loans and REO Properties at the price equal to the Optional Termination Price. If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price, and the NIMs Insurer fails to exercise its option to purchase all of the Mortgage Loans, the Servicer (or an affiliate of the Servicer) may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Trustee no later than three Business Days immediately preceding the related Distribution Date. Notwithstanding anything to the


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contrary herein, the Optional Termination Amount paid to the Trustee by the winning bidder at the Auction or by the Servicer (or an affiliate of the Servicer or the NIMs Insurer) shall be deposited by the Trustee directly into the Certificate Account immediately upon receipt. Upon any termination as a result of an Auction, the Trustee shall, out of the Optional Termination Amount deposited into the Certificate Account, (x) reimburse the Trustee for its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances.

          (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Trustee receives the written opinion of a nationally recognized participant in mortgage finance acceptable to the Sponsor that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Trustee need not conduct the Auction. In such event, the Servicer shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

     SECTION 9.02. Final Distribution on the Certificates

     If on any Determination Date, (i) the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders as soon as practicable after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee specified in such notice.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed as soon as practicable after a determination is made pursuant to the preceding paragraph (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and
(c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to the Swap Counterparty and to each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Servicer shall remit all funds in the Collection Account to the Trustee for deposit in the Certificate Account on the Servicer Remittance Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit and the receipt by the Trustee of a Request for Release therefor, the Trustee or the Custodian shall promptly release the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account


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

in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall not have any further duties or obligations with respect thereto.

     SECTION 9.03. Additional Termination Requirements

          (a) In the event the Trustee or the Servicer completes an Optional Termination as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, as applicable, to the effect that the failure of the Issuing Entity to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under
Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer and addressed to and provided to the Trustee;

          (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

          (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

          (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation prepared and delivered to it by the Depositor upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

          (d) Notwithstanding any other terms of this Agreement, prior to any termination of the Trust Fund, the Servicer may prepare a reconciliation of all Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03 (Limitation on Liability of the Depositor, the Servicer and Others), and the Servicer may recover these Advances, Servicing Advances and estimated Servicing Advances and other costs from the Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

          (e) Notwithstanding any other terms of this Agreement, unless the Servicer previously has notified the Trustee that it has entered into a servicing agreement for the servicing after the termination date of the Trust Fund assets, at least twenty (20) days prior to any termination of the Trust Fund, the Trustee or the Depositor shall notify the Servicer in writing to transfer the assets of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue servicing the assets until the date that is twenty (20) days after the termination date and on the termination date, the Depositor shall notify the Servicer of the person to whom the assets should be transferred on that date. In the latter event the Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the Trust Fund and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the Trust Fund shall so provide.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Amendment

     This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer and without the consent of any of the Certificateholders

          (i) to cure any ambiguity or correct any mistake,

          (ii) to correct, modify or supplement any provision herein which may be inconsistent with the Prospectus Supplement or any other provision herein,

          (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

          (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders and without delivery of an opinion of counsel to comply with the provisions of Regulation AB.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Servicer and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee and the NIMs Insurer shall have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the NIMs Insurer, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Depositor, the Trustee, the Servicer, the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights, with the consent of the NIMs Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding. A copy of such Opinion of Counsel shall be provided to the NIMs Insurer.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee or the Servicer to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

     The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

     Notwithstanding the foregoing, any amendment to this Agreement that could have a materially adverse effect on the Cap Contract Counterparty or the Swap Counterparty shall require the prior written consent of the Cap Contract Counterparty or Swap Counterparty, respectively.

     Notwithstanding anything to the contrary in this Section 10.01, the Trustee and the Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to this Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Securities and Exchange Commission.

     SECTION 10.02. Counterparts

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.03. Governing Law

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     SECTION 10.04. Intention of Parties

     It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

     The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

     SECTION 10.05. Notices

          (a) The Trustee shall use its best efforts to promptly provide notice to the NIMs Insurer, the Cap Contract Counterparty, the Swap Counterparty, the Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) Any material change or amendment to this Agreement;

          (ii) The occurrence of any Event of Default that has not been cured;

          (iii) The resignation or termination of the Trustee or the Servicer and the appointment of any successor;

          (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03;

          (v) The final payment to Certificateholders; and

          (vi) Any change in the location of the Certificate Account.

          (b) The Trustee shall promptly furnish or make available to each Rating Agency copies of the following:

          (i) Each report to Certificateholders described in Section 4.05;

          (ii) Each annual statement as to compliance described in Section 3.17; and

          (iii) Each annual independent public accountants' servicing report described in Section 3.18.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041and (ii) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (c) in the case of the

Servicer, Wilshire Credit Corporation, 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005, Attention: V.P. Client Services; (d) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934 Attention: Trust Administration ML07M1; (e) in the case of the Sponsor, Merrill Lynch Mortgage Lending, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

     SECTION 10.06. Severability of Provisions

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07. Assignment; Sales; Advance Facilities

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor; provided, however, the Servicer is hereby authorized to enter into an Advance Facility under which (l) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

     Reimbursement amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s).

     The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

     An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

     The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed

Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first in, first out" (FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan by loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

     Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee and the Servicer, without the consent of any Certificateholder notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust Fund are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

     SECTION 10.08. Limitation on Rights of Certificateholders

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee (individually and as trustee) such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIMs Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIMs Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.09. Inspection and Audit Rights

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this
Section 10.09 shall be borne by the party requesting such inspection (except in the case of the Trustee in which case such expenses shall be borne by the requesting Certificateholder(s)); all other such expenses shall be borne by the Servicer.

     SECTION 10.10. Certificates Nonassessable and Fully Paid

     It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Issuing Entity, that the interests in the Issuing Entity represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 10.11. Compliance with Regulation AB

     Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.17, 3.18 and 3.20 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, or convention or consensus among active participants in the asset-backed securities markets in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Depositor for delivery of that or different information as is necessary to comply with the provisions of Regulation AB.

     SECTION 10.12. Third Party Rights

     The Cap Contract Counterparty and Swap Counterparty shall be express third party beneficiaries of this Agreement so long as any of the Corridor Contracts or the Swap Agreement, as applicable, remains in effect

     SECTION 10.13. Additional Rights of the NIMs Insurer

     Provided that a party to this Agreement has been provided with the contact information of the NIMs Insurer, such party, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report or filing required to be provided under this Agreement and provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. The Servicer shall cause the NIMs Insurer to be an addressee of any report furnished pursuant to this Agreement. With respect to the Trustee, such obligation shall be satisfied with the provision of access to the NIMs Insurer to the Trustee's website.

     Unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes (such event, a "NIMs Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

     IN WITNESS WHEREOF, the Depositor, the Trustee and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                           as Depositor


                                        By:
                                            ------------------------------------
                                        Name: Paul Park
                                        Title: Authorized Signatory


                                        DEUTSCHE BANK NATIONAL TRUST COMPANY
                                           as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WILSHIRE CREDIT CORPORATION,
                                           as Servicer


                                        By:
                                            ------------------------------------
                                        Name: Steven A. Baranet
                                        Title: Vice President

Acknowledged and agreed to as of the day and year first above written with respect to Section 2.02 and 2.03(b) only.

MERRILL LYNCH MORTGAGE LENDING, INC.,
   as Sponsor


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT B-1

                             MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]


                                      B-1-1

                                   EXHIBIT B-2

                  FORECLOSURE RESTRICTED MORTGAGE LOAN SCHEDULE

                                 LOAN ID NUMBERS

1010061409
1010061472
1010061538
1010061558
1010061766
1010062053
1010062142
1010062998
2020052895
2020053481
2020053584
2020054046
3030073861
3030074161
3030075844
3030075953
3030076310
3030076769
3030076808
4040031888
4040032512
4040034170
5100009908
5100010228
5100010270
5100010882
5100011368
5100011584
5100011764
5100012698
6200029227
6200029403
6200030481
6200030669
6200030785
6200030971
1010061202
1010061412
1010062781
1010064683
1010064710
1010065084
3030074813
3030075100
3030076222
3030076473
3030076684
3030077336
4040033121
4040033802
5100010912
5100012761
5100014541
6200028740
6200031653
6200031850
6200032302
6200033254
6850027672
3030075918
7500040395
6200031285
2020054688
3030075597
1010003794
1010006435
3030004140
4040002027
6200030045
8282011617
1010050555
2020055823
3030006828
3030077844
3030077863
5100014425
6200032328
2020008587
3030001911

                                     B-2-1

                                    EXHIBIT C

                                   [RESERVED]

                                   EXHIBIT D-1

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                            [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Deutsche Bank National Trust Company, as trustee, Wilshire Credit Corporation, as servicer, Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

Ladies and Gentlemen:

     Attached is the Custodian's preliminary exception report delivered (other than any Mortgage File paid in full) in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance, or substitution agreement, with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT D-2
                     FORM OF CUSTODIAN FINAL CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 SW Millikan Way, Suite 200
Beaverton, Oregon 97005

[NIMS INSURER, IF ANY]

Re: Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Deutsche Bank National Trust Company, as trustee, Wilshire Credit Corporation, as servicer, Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received a complete Mortgage File which includes the documents required to be included in the Mortgage File as set forth in the Pooling and Servicing Agreement.

          The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or perfection or priority of any Mortgage or (iii) whether any Mortgage File should include any flood insurance policy, any rider, addends, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Certificateholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attention: Transfer Unit

Ladies and Gentlemen:

     We propose to purchase Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1, Class R, described in the Prospectus Supplement, dated April 25, 2007, and the Prospectus, dated March 22, 2007.

     1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

     2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.


                                      E-1-1

     3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(1)

     ___________ The Class R Certificate will be registered in our name.
     ___________ The Class R Certificate will be held in the name of our nominee,
          _________________, which is not a disqualified organization.

     4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.

     5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

     6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Trustee a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

     7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement.

Very truly yours,

[PURCHASER]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

----------
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                      E-1-2

Accepted as of __________ __, 200__


MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      E-1-3

                                   APPENDIX A

     Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement

Under penalties of perjury, the undersigned declares that the following is true:

     1. He or she is an officer of _________________________ (the "Transferee"),

     2. the Transferee's Employer Identification number is __________,

     3. the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1, Class R Certificate on behalf of a disqualified organization or any other entity,

     4. unless Merrill Lynch Mortgage Investors, Inc. ("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

     5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

     6. the Transferee has historically paid its debts as they became due,

     7. the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

     8. the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

     9. the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

     10. the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Merrill Lynch Mortgage Investors, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

     11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

     A. the present value of any consideration given to the Transferee to acquire such residual interest;


                                      E-1-4

     B. the present value of the expected future distributions on such residual interest; and

     C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[11. (A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

12. The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary


                                      E-1-5
supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


By:
    ---------------------------------

     Address of Investor for receipt of distribution:
                                                      --------------------------
     Address of Investor for receipt of tax information:
                                                         -----------------------
     (Corporate Seal)

     Attest:

     _______________________, Secretary


                                      E-1-6

Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this
day of _________, 200_.

Notary Public

County of
State of

My commission expires the ________ day of ______________


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       --------------


                                      E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT

                                     [DATE]

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attention: Transfer Unit

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      E-2-1

                                    EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attention: Transfer Unit

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

Ladies and Gentlemen:

     In connection with our disposition of the Class [____] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Deutsche Bank National Trust Company, as trustee, and Wilshire Credit Corporation, as servicer.

Very truly yours,

Name of Transferor


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attention: Transfer Unit

     Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

Ladies and Gentlemen:

     ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Wilshire Credit Corporation, as servicer (the "Servicer"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

     2. All Certificates other than ERISA Restricted Certificates and Class R Certificates will bear a legend to the following effect:

     UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE

RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

     3. The Certificates (other than the Class R Certificate) will bear a legend to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

     4. The ERISA Restricted Certificates will bear a legend to the following effect:

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE HAS RECEIVED
(A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT ANY TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60, OR
(C) SOLELY IN THE EVENT THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH

OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

     5. The Class R Certificate will bear a legend to the following effect:

     THIS CLASS R CERTIFICATE MAY NOT BE TRANSFERRED, EXCEPT IN ACCORDANCE WITH
     SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) A TRANSFER AFFIDAVIT FROM THE PROSPECTIVE INVESTOR; AND (B) AN AFFIDAVIT FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATE.

     NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

     6. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY] * and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

     7. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and
(c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

     8. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general

----------
*    Not required of a broker/dealer purchaser.

solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

     9. Either (i) the Purchaser of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, such Purchaser's acquisition and holding of such Certificates will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

     10. The Purchaser of an ERISA Restricted Certificate (A) is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") and is not directly or indirectly acquiring such Certificates by, on behalf of, or with any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, herewith delivers an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor.

     11. The Purchaser of a Class R Certificate is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or a Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan.

     12. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

     13. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (QUALIFIED INSTITUTIONAL BUYER)

                                     [DATE]

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attention: Transfer Unit

     Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

Ladies and Gentlemen:

     ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Wilshire Credit Corporation, as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) solely in the case of a Certificate other than an ERISA Restricted Certificate or Class R Certificate, either (i) we are not, and are not acquiring the Certificate for, on behalf of or with any assets of, any employee benefit plan or other arrangement subject to Title I of ERISA or any plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, our acquisition and holding of the Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the

Code, (e)solely with respect to ERISA Restricted Certificates, (A) we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or Persons directly or indirectly acting on behalf of or using any assets of any such plan, or (B), if the Certificate has been the subject of an ERISA-Qualifying Underwriting, we are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, we will herewith deliver an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

     We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

Very truly yours,

[PURCHASER]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________ * in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

          ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15

----------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

               of the Securities Exchange Act of 1934, as amended.

          ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

          ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ____ ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

          ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

          ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

          ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

     3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

     ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------

                                    EXHIBIT I

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

To: Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Attention: Trust Administration - ML07M1

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

     In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Deutsche Bank National Trust Company, as Trustee, Wilshire Credit Corporation, as servicer (the "Pooling and Servicing Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_________ 1. Mortgage Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

_________ 2. Foreclosure. (The Servicer hereby certifies that all proceeds of foreclosure have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

_________ 3. Substitution

_________ 4. Other Liquidation (Repurchases, etc.) (The Servicer hereby certifies that all repurchase, foreclosure, insurance, condemnation, or other liquidation proceeds have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

_________ 5. Nonliquidation

_________ 6. Other Reason:

Address to which the Trustee should deliver the Mortgage File:

                                        By:
                                            ------------------------------------
                                            (authorized signer)
                                        Address:
                                                 -------------------------------
                                        Date:
                                              ----------------------------------

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

DEUTSCHE BANK NATIONAL TRUST COMPANY
   as Trustee


By:
    ---------------------------------   ----------------------------------------
    Signature                           Date


Documents returned to Trustee:


By:
    ---------------------------------   ----------------------------------------
    Signature                           Date

                                   EXHIBIT J

                                   [RESERVED]

                                    EXHIBIT K

                    FORM OF BACK-UP CERTIFICATION OF TRUSTEE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 SW Millikan Way, Suite 200
Beaverton, Oregon 97005

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and Deutsche Bank National Trust Company, as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

     The Trustee hereby certifies to the Depositor, the Servicer and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     (1) I have reviewed the annual report on Form 10-K for the fiscal year [2007] (the "Annual Report"), and all reports on Form 8-K (if any) and on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Issuing Entity;

     (2) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the information in the Reports relating to the trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

     (3) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the distribution and any other information required to be provided by the Trustee (other than information provided by or on behalf of the Servicer, the Depositor or other third party) to the Depositor and each Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports; and

     (4) The report on assessment of compliance with servicing criteria for asset-backed securities of the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Deutsche Bank National Trust Company,
   as Trustee


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT L

                    FORM OF OFFICER'S CERTIFICATE OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

     Wilshire Credit Corporation (the "Servicer") certifies to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     (1) I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and I have reviewed, or persons under my supervision have reviewed, the servicer compliance statement of the Servicer and the compliance statements of each Sub-Servicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Issuing Entity's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Issuing Entity's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_____] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

     (2) Based on my knowledge, and assuming the accuracy of the information provided to the Servicer by third parties in connection with the performance of the Servicer's duties under the Pooling and Servicing Agreement, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

     (3) Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

     (4) Based on my knowledge and the compliance review conducted in preparing each Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Sub-Servicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement[(s)], the Servicer [(directly and through its Sub-Servicers, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

     (5) Each Servicing Assessment of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:
      -------------------------------

Wilshire Credit Corporation,
   as Servicer


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   EXHIBIT M-1

                     FORM OF CLASS A-1 CAP CORIDOR CONTRACT


                                      M-1-1

(BEAR STEARNS LOGO)

                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

DATE:                  April 26, 2007

TO:                    Deutsche Bank National Trust Company, not in its
                       individual capacity, but solely as Trustee on behalf of
                       Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1
ATTENTION:             Trust Administration - ML07M1
TELEPHONE:             714-247-6000
FACSIMILE:             714-247-6478

FROM:                  Derivatives Documentation
TELEPHONE:             212-272-2711
FACSIMILE:             212-272-9857

SUBJECT:               Fixed Income Derivatives Confirmation

REFERENCE NUMBER(S):   FXNEC9484

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("BSFP") and Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.

1. This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of April 26, 2007 between BSFP and Counterparty (the agreement, as amended and supplemented from time to time, being referred to herein as the "Master Agreement"). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern the Transaction referenced in this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:        Rate Cap

     Notional Amount:            With respect to any Calculation Period, the
                                 lesser of (a) the applicable notional balance
                                 for the Distribution Date specified in the
                                 schedule hereto and (b) the aggregate
                                 Certificate Principal Balance of the Class A-1
                                 Certificates immediately prior to the related
                                 Floating Rate Payer Payment Date.

Reference Number: FXNEC9484
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 2 of 6


     Trade Date:                 April 24, 2007

     Effective Date:             April 26, 2007

     Termination Date:           January 25, 2008, subject to adjustment in
                                 accordance with the Business Day Convention.

     FIXED AMOUNT (PREMIUM):     Inapplicable. The Fixed Amounts for this
                                 Transaction and for the Transactions with the
                                 BSFP Reference Numbers FXNEC9485 and FXNEC9486
                                 are embedded in the determination of the
                                 Additional Amount specified in the Confirmation
                                 identified by the Bear Stearns Capital Markets
                                 Inc. Reference Number CXNS228029.

     FLOATING AMOUNTS:

          Floating Rate Payer:   BSFP

          Cap Rate:              With respect to any Calculation Period, the
                                 rate set forth for such period as detailed in
                                 Schedule I attached hereto.

          Floating Rate Payer
          Period End Dates:      The 25th calendar day of each month during the
                                 Term of this Transaction, commencing May 25,
                                 2007 and ending on the Termination Date,
                                 subject to adjustment in accordance with the
                                 Business Day Convention.

          Floating Rate Payer
          Payment Dates:         Early Payment shall be applicable. The Floating
                                 Rate Payer Payment Dates shall be one Business
                                 Day preceding each Floating Rate Payer Period
                                 End Date.

          Floating Rate
          Option: USD-LIBOR-BBA; provided, however, that if the Floating Rate Option for any Calculation Period is greater than 10.75000% then the Floating
                                 Rate Option for such Calculation Period shall be deemed to be 10.75000%.

          Designated Maturity:   One month

          Floating Rate Day
          Count Fraction:        Actual/360

Reference Number: FXNEC9484
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 3 of 6


          Reset Dates:           The first day of each Calculation Period.

          Compounding:           Inapplicable

     Business Days:              New York, California and Oregon

     Business Day Convention:    Modified Following

     Calculation Agent:          BSFP

3. Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Supplemental Interest Trust Trustee, whereupon such Supplemental Interest Trust Trustee will promptly remit such amounts to BSFP. MLML further agrees to provide notice to BSFP upon any remittance to the Supplemental Interest Trust Trustee; such delivery will be made to:

               Address:          383 Madison Avenue, New York, New York 10179
               Attention:        DPC Manager
               Facsimile:        212-272-5823

               with a copy to:

               Address:          One Metrotech Center North, Brooklyn,
                                 New York 11201
               Attention:        Derivative Operations - 7th Floor
               Facsimile:        212-272-1634

     NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS TRANSACTION.

4.   Account Details and
     Settlement Information:     PAYMENTS TO BSFP:
                                 Citibank, N.A., New York
                                 ABA Number: 021-0000-89, for the account of
                                 Bear, Stearns Securities Corp.
                                 Account Number: 0925-3186, for further credit
                                 to Bear Stearns Financial Products Inc.

Reference Number: FXNEC9484
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 4 of 6


                                 Sub-account Number: 102-04654-1-3
                                 Attention: Derivatives Department

                                 PAYMENTS TO COUNTERPARTY:
                                 Deutsche Bank Trust Company Americas
                                 ABA Number: 021-001-033
                                 Account Number: 01419663
                                 Attn: MLMI 2007-MLN1-ML07M1

ADDITIONAL PROVISIONS:

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that BSFP has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact DERIVATIVES DOCUMENTATION by telephone at 212-272-2711. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

Reference Number: FXNEC9484
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 5 of 6


We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE ON BEHALF OF MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-MLN1


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


Section 3 Acknowledged By:
MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

er

Reference Number: FXNEC9484
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 6 of 6


                                   SCHEDULE I

          (all such dates subject to adjustment in accordance with the
                            Business Day Convention)

                                        NOTIONAL AMOUNT   CAP RATE
FROM AND INCLUDING   TO BUT EXCLUDING        (USD)           (%)
------------------   ----------------   ---------------   --------
  Effective Date        05/25/2007        415,943,000       7.984
    05/25/2007          06/25/2007        409,126,994       7.452
    06/25/2007          07/25/2007        401,082,343       7.708
    07/25/2007          08/25/2007        391,828,373       7.450
    08/25/2007          09/25/2007        381,396,753       7.449
    09/25/2007          10/25/2007        369,839,052       7.705
    10/25/2007          11/25/2007        357,302,604       7.447
    11/25/2007          12/25/2007        343,948,870       7.703
    12/25/2007       Termination Date     330,386,517       7.445

                                   EXHIBIT M-2

                     FORM OF CLASS A-2 CAP CORIDOR CONTRACT


                                      M-2-1

(BEAR STREARNS LOGO)

                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

DATE:                  April 26, 2007

TO:                    Deutsche Bank National Trust Company, not in its
                       individual capacity, but solely as Trustee on behalf of
                       Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1
ATTENTION:             Trust Administration - ML07M1
TELEPHONE:             714-247-6000
FACSIMILE:             714-247-6478

FROM:                  Derivatives Documentation
TELEPHONE:             212-272-2711
FACSIMILE:             212-272-9857

SUBJECT:               Fixed Income Derivatives Confirmation

REFERENCE NUMBER(S):   FXNEC9485

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("BSFP") and Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.

1. This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of April 26, 2007 between BSFP and Counterparty (the agreement, as amended and supplemented from time to time, being referred to herein as the "Master Agreement"). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern the Transaction referenced in this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:        Rate Cap

     Notional Amount:            With respect to any Calculation Period, the
                                 lesser of (a) the applicable notional balance
                                 for the Distribution Date specified in the
                                 schedule hereto and (b) the aggregate
                                 Certificate Principal Balance of the Class A-2
                                 Certificates immediately prior to the related
                                 Floating Rate Payer Payment Date.

Reference Number: FXNEC9485
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 2 of 6


     Trade Date:                 April 24, 2007

     Effective Date:             April 26, 2007

     Termination Date:           January 25, 2008, subject to adjustment in
                                 accordance with the Business Day Convention.

     FIXED AMOUNT (PREMIUM):     Inapplicable. The Fixed Amounts for this
                                 Transaction and for the Transactions with the
                                 BSFP Reference Numbers FXNEC9484 and FXNEC9486
                                 are embedded in the determination of the
                                 Additional Amount specified in the Confirmation
                                 identified by the Bear Stearns Capital Markets
                                 Inc. Reference Number CXNS228029.

     FLOATING AMOUNTS:

          Floating Rate Payer:   BSFP

          Cap Rate:              With respect to any Calculation Period, the
                                 rate set forth for such period as detailed in
                                 Schedule I attached hereto.

          Floating Rate Payer
          Period End Dates:      The 25th calendar day of each month during the
                                 Term of this Transaction, commencing May 25,
                                 2007 and ending on the Termination Date,
                                 subject to adjustment in accordance with the
                                 Business Day Convention.

          Floating Rate Payer
          Payment Dates:         Early Payment shall be applicable. The Floating
                                 Rate Payer Payment Dates shall be one Business
                                 Day preceding each Floating Rate Payer Period
                                 End Date.

          Floating Rate
          Option: USD-LIBOR-BBA; provided, however, that if the Floating Rate Option for any Calculation Period is greater than 10.29000% then the Floating
                                 Rate Option for such Calculation Period shall be deemed to be 10.29000%.

          Designated Maturity:   One month

          Floating Rate Day
          Count Fraction:        Actual/360

Reference Number: FXNEC9485
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 3 of 6


          Reset Dates:           The first day of each Calculation Period.

          Compounding:           Inapplicable

     Business Days:              New York, California and Oregon

     Business Day Convention:    Modified Following

     Calculation Agent:          BSFP

3. Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Supplemental Interest Trust Trustee, whereupon such Supplemental Interest Trust Trustee will promptly remit such amounts to BSFP. MLML further agrees to provide notice to BSFP upon any remittance to the Supplemental Interest Trust Trustee; such delivery will be made to:

               Address:          383 Madison Avenue, New York, New York 10179
               Attention:        DPC Manager
               Facsimile:        212-272-5823

               with a copy to:

               Address:          One Metrotech Center North, Brooklyn,
                                 New York 11201
               Attention:        Derivative Operations - 7th Floor
               Facsimile:        212-272-1634

     NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS TRANSACTION.

4.   Account Details and
     Settlement Information:   PAYMENTS TO BSFP:
                               Citibank, N.A., New York
                               ABA Number: 021-0000-89, for the account of
                               Bear, Stearns Securities Corp.
                               Account Number: 0925-3186, for further credit to
                               Bear Stearns Financial Products Inc.
                               Sub-account Number: 102-04654-1-3

Reference Number: FXNEC9485
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 4 of 6


                               Attention: Derivatives Department

                               PAYMENTS TO COUNTERPARTY:
                               Deutsche Bank Trust Company Americas
                               ABA Number: 021-001-033
                               Account Number: 01419663
                               Attn: MLMI 2007-MLN1-ML07M1

ADDITIONAL PROVISIONS:

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that BSFP has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact DERIVATIVES DOCUMENTATION by telephone at 212-272-2711. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

Reference Number: FXNEC9485
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 5 of 6


We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE ON BEHALF OF MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-MLN1


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Section 3 Acknowledged By:

MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

er

Reference Number: FXNEC9485
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 6 of 6


                                   SCHEDULE I

          (all such dates subject to adjustment in accordance with the
                            Business Day Convention)

                                        NOTIONAL AMOUNT   CAP RATE
FROM AND INCLUDING   TO BUT EXCLUDING        (USD)           (%)
------------------   ----------------   ---------------   --------
  Effective Date        05/25/2007        597,813,000       7.901
    05/25/2007          06/25/2007        588,183,611       7.376
    06/25/2007          07/25/2007        576,826,867       7.628
    07/25/2007          08/25/2007        563,772,025       7.374
    08/25/2007          09/25/2007        549,055,899       7.373
    09/25/2007          10/25/2007        532,821,194       7.626
    10/25/2007          11/25/2007        515,277,289       7.373
    11/25/2007          12/25/2007        496,653,529       7.626
    12/25/2007       Termination Date     477,632,994       7.375

                                   EXHIBIT M-3

               FORM SUBORDINATE CERTIFICATE CAP CORRIDOR CONTRACT


                                      M-3-1

[BEAR STEARNS LOGO]
                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

DATE:                April 26, 2007

TO:                  Deutsche Bank National Trust Company not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch
                     Mortgage Investors Trust, Series 2007-MLN1
ATTENTION:           Trust Administration - ML07M1
TELEPHONE:           714-247-6000
FACSIMILE:           714-247-6478

FROM:                Derivatives Documentation
TELEPHONE:           212-272-2711
FACSIMILE:           212-272-9857

SUBJECT:             Fixed Income Derivatives Confirmation

REFERENCE NUMBER(S): FXNEC9486

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("BSFP") and Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.

1. This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of April 26, 2007 between BSFP and Counterparty (the agreement, as amended and supplemented from time to time, being referred to herein as the "Master Agreement"). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern the Transaction referenced in this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:           Rate Cap

Notional Amount:               With respect to any Calculation Period, the
                               lesser of (a) the applicable notional balance for
                               the Distribution Date specified in the schedule
                               hereto and (b) the aggregate Certificate
                               Principal Balance of the Class M and Class B
                               Certificates immediately prior to the related
                               Floating Rate Payer Payment Date.

Reference Number: FXNEC9486
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 2 of 6

Trade Date:                    April 24, 2007

Effective Date:                April 26, 2007

Termination Date:              January 25, 2008, subject to adjustment in
                               accordance with the Business Day Convention.

FIXED AMOUNT (PREMIUM):        Inapplicable. The Fixed Amounts for this
                               Transaction and for the Transactions with the
                               BSFP Reference Numbers FXNEC9484 and FXNEC9485
                               are embedded in the determination of the
                               Additional Amount specified in the Confirmation
                               identified by the Bear Stearns Capital Markets
                               Inc. Reference Number CXNS228029.

FLOATING AMOUNTS:

   Floating Rate Payer:        BSFP

   Cap Rate:                   With respect to any Calculation Period, the rate
                               set forth for such period as detailed in Schedule
                               I attached hereto.

   Floating Rate Payer
   Period End Dates:           The 25th calendar day of each month during the
                               Term of this Transaction, commencing May 25, 2007
                               and ending on the Termination Date, subject to
                               adjustment in accordance with the Business Day
                               Convention.

   Floating Rate Payer
   Payment Dates:              Early Payment shall be applicable. The Floating
                               Rate Payer Payment Dates shall be one Business
                               Day preceding each Floating Rate Payer Period End
                               Date.

   Floating Rate Option:       USD-LIBOR-BBA; provided, however, that if the
                               Floating Rate Option for any Calculation Period
                               is greater than 8.49000% then the Floating Rate
                               Option for such Calculation Period shall be
                               deemed to be 8.49000%.

   Designated Maturity:        One month

   Floating Rate Day
   Count Fraction:             Actual/360

Reference Number: FXNEC9486
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 3 of 6

Reset Dates:                   The first day of each Calculation Period.

Compounding:                   Inapplicable

Business Days:                 New York, California and Oregon

Business Day Convention:       Modified Following

Calculation Agent:             BSFP

3. Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Supplemental Interest Trust Trustee, whereupon such Supplemental Interest Trust Trustee will promptly remit such amounts to BSFP. MLML further agrees to provide notice to BSFP upon any remittance to the Supplemental Interest Trust Trustee; such delivery will be made to:

               Address:          383 Madison Avenue, New York, New York 10179
               Attention:        DPC Manager
               Facsimile:        212-272-5823

               with a copy to:

               Address:          One Metrotech Center North, Brooklyn, New York
                                 11201
               Attention:        Derivative Operations - 7th Floor
               Facsimile:        212-272-1634

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS TRANSACTION.

4.   Account Details and
     Settlement Information:   PAYMENTS TO BSFP:
                               Citibank, N.A., New York
                               ABA Number: 021-0000-89, for the account of
                               Bear, Stearns Securities Corp.
                               Account Number: 0925-3186, for further credit to
                               Bear Stearns Financial Products Inc.

Reference Number: FXNEC9486
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 4 of 6

                               Sub-account  Number: 102-04654-1-3
                               Attention: Derivatives Department

                               PAYMENTS TO COUNTERPARTY:
                               Deutsche Bank Trust Company Americas
                               ABA Number: 021-001-033
                               Account Number: 01419663
                               Attn: MLMI 2007-MLN1-ML07M1

ADDITIONAL PROVISIONS:

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that BSFP has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact DERIVATIVES DOCUMENTATION by telephone at 212-272-2711. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

Reference Number: FXNEC9486
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 5 of 6

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE ON BEHALF OF MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-MLN1


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Section 3 Acknowledged By:
MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

er

Reference Number: FXNEC9486
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 April 26, 2007
Page 6 of 6

                                   SCHEDULE I

    (all such dates subject to adjustment in accordance with the Business Day
                                   Convention)

FROM AND INCLUDING   TO BUT EXCLUDING   NOTIONAL AMOUNT (USD)   CAP RATE (%)
------------------   ----------------   ---------------------   ------------
  Effective Date        05/25/2007           284,852,000            7.151
    05/25/2007          06/25/2007           284,852,000            6.624
    06/25/2007          07/25/2007           284,852,000            6.877
    07/25/2007          08/25/2007           284,852,000            6.622
    08/25/2007          09/25/2007           284,852,000            6.621
    09/25/2007          10/25/2007           284,852,000            6.875
    10/25/2007          11/25/2007           284,852,000            6.620
    11/25/2007          12/25/2007           284,852,000            6.874
    12/25/2007       Termination Date        284,852,000            6.620

                                   EXHIBIT M-4

 FORM OF MASTER AGREEMENT, SCHEDULE AND CREDIT SUPPORT ANNEX RELATED TO THE CAP
                               CORRIDOR CONTRACTS


                                      M-4-1

(Multicurrency - Cross Border)

                                     ISDA(R)

                  INTERNATIONAL SWAP DEALERS ASSOCIATION, INC.

                                MASTER AGREEMENT

                           dated as of April 26, 2007

BEAR STEARNS FINANCIAL PRODUCTS INC.   and   DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, NOT IN ITS INDIVIDUAL
                                             CAPACITY, BUT SOLELY AS TRUSTEE
                                             ON BEHALF OF MERRILL LYNCH
                                             MORTGAGE INVESTORS TRUST, SERIES
                                             2007-MLN1

have entered and/or anticipate entering into one of more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1. INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. OBLIGATIONS

(a)  GENERAL CONDITIONS.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) NETTING. If on any date amounts would otherwise be payable: --

     (i)  in the same currency; and

     (ii) in respect of the same Transaction,

by each party to the other. then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) DEDUCTION OR WITHHOLDING FOR TAX.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:
     --

          (1) promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes. whether assessed against X or Y) will equal ft full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: --

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

               (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on

                                                                    ISDA(R) 1992
               which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii) Liability. If: --

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: --

(a) BASIC REPRESENTATIONS.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws

                                                                    ISDA(R) 1992
     affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: --

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule of any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

                                                                    ISDA(R) 1992

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled. or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. EVENTS OR DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) Credit Support Default.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

                                                                    ISDA(R) 1992
     described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specific Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which. under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: -

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

                                                                    ISDA(R) 1992

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); of

     (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying. the occurrence of such event (and, in such event. the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

                                                                    ISDA(R) 1992


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

6. EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) Transfer to Avoid Termination Event. If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv) Right to Terminate. If:--

          (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

                                                                    ISDA(R) 1992


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

     continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) EFFECT OF DESIGNATION.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) CALCULATIONS.

     (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) Events of Default. If the Early Termination Date results from an Event of Default:--

          (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

          (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

                                                                    ISDA(R) 1992


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

          Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) Termination Events. If the Early Termination Date results from a Termination Event:--

          (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

          (2) Two Affected Parties. If there are two Affected Parties:--

               (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

               (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

          If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

                                                                    ISDA(R) 1992


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

7. TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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

9. MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

                                                                    ISDA(R) 1992
to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to all

13. GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

                                                                    ISDA(R) 1992
reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. DEFINITIONS

As used in this Agreement: --

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

                                                                    ISDA(R) 1992

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(c)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

                                                                    ISDA(R) 1992
been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values, If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of.-

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit

                                                                    ISDA(R) 1992

Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions),
(b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction. for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

                                                                    ISDA(R) 1992

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BEAR STEARNS FINANCIAL PRODUCTS INC.    DEUTSCHE BANK NATIONAL TRUST COMPANY,
(Name of Party)                         NOT IN ITS INDIVIDUAL CAPACITY, BUT
                                        SOLELY AS TRUSTEE ON BEHALF OF MERRILL
                                        LYNCH MORTGAGE INVESTORS TRUST, SERIES
                                        2007-MLN1
                                        (Name of Party)


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                                                    ISDA(R) 1992

                                    SCHEDULE
                                     TO THE

                                     ISDA(R)

              INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC.
                                MASTER AGREEMENT
                           dated as of April 26, 2007

between BEAR STEARNS FINANCIAL PRODUCTS INC., a corporation organized under the laws of Delaware ("Bear Stearns"), AND DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE ON BEHALF OF MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-MLN1, a New York common law trust ("Counterparty").

Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor ("Depositor"), Deutsche Bank National Trust Company, as trustee (the "Trustee) and Wilshire Credit Corporation, as servicer (the "Pooling and Servicing Agreement").

Part 1. Termination Provisions.

For purposes of this Agreement:

(a) "SPECIFIED ENTITY" will not apply to Bear Stearns or Counterparty for any purpose.

(b) "SPECIFIED TRANSACTIONS" will not apply to Bear Stearns or Counterparty for any purpose.

(c) The "FAILURE TO PAY OR DELIVER" provisions of Section 5(a)(i) will apply to Bear Stearns and will apply to Counterparty; provided that notwithstanding anything to the contrary in Section 5(a)(i) or Paragraph 7 of the Credit Support Annex, any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns.

(d) The "BREACH OF AGREEMENT" provisions of Section 5(a)(ii) will apply to Bear Stearns and will not apply to Counterparty.

(e)  The "CREDIT SUPPORT DEFAULT" provisions of Section 5(a)(iii) will apply to
     (x) Bear Stearns; provided that notwithstanding anything to the contrary in
     Section 5(a)(iii)(1), any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns and (y) Counterparty solely in respect of Counterparty's obligations under Paragraph 3(b) of the Credit Support Annex.

Reference Number: FXNEC9484, FXNEC9485 and FXNEC9486

2 of 28


(f) The "MISREPRESENTATION" provisions of Section 5(a)(iv) will apply to Bear Stearns and will not apply to Counterparty.

(g) The "DEFAULT UNDER SPECIFIED TRANSACTION" provisions of Section 5(a)(v) will not apply to Bear Stearns or Counterparty.

(h) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Bear Stearns and will not apply to Counterparty.

          "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section
          14.

          "THRESHOLD AMOUNT" means USD 100,000,000.

(i) The "BANKRUPTCY" provisions of Section 5(a)(vii) will apply to Bear Stearns and will apply to Counterparty except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the [Pooling and Servicing Agreement] or any appointment to which Counterparty has not become subject
     to), (7) and (9) will not apply to Counterparty; provided that, with respect to Counterparty only, Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Bear Stearns)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5) or (6) as amended".

(j) The "TAX EVENT UPON MERGER" provisions of Section 5(b)(iii) will apply to Bear Stearns and will apply to Counterparty; provided that Bear Stearns shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(k) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will not apply to Bear Stearns or Counterparty.

(l) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Bear Stearns or to Counterparty.

(m)  Payments on Early Termination. For the purpose of Section 6(e) of this
     Agreement:

          (1)  Market Quotation will apply; and

          (2)  the Second Method will apply;

          provided that if Bear Stearns is the Defaulting Party or the sole Affected Party, the following provisions will apply:

               (A) Section 6(e) of this Agreement will be amended by inserting on the first line "or is effectively designated" after "If an Early Termination Date occurs";

               (B) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                    "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Counterparty (expressed as a negative number) or by Counterparty

3 of 28


                    (expressed as a positive number) in consideration of an agreement between Counterparty and such Reference Market-maker to enter into a Replacement Transaction and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. The Market Quotation shall be the Firm Offer actually accepted by Counterparty no later than the Business Day preceding the Early Termination Date. If no Firm Offers are provided by the Business Day preceding the Early Termination Date, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

               (C) Counterparty shall use best efforts to accept a Firm Offer that would determine the Market Quotation. If more than one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by the Counterparty to the Reference Market-maker, to the extent Counterparty would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Counterparty, to the extent the Reference Market-maker would be required to make a payment to the Counterparty. If only one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall accept such Firm Offer.

               (D) Upon the written request by Counterparty to Bear Stearns, Bear Stearns shall obtain the Market Quotations on behalf of Counterparty.

               (E) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

                    "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Counterparty shall pay to Bear Stearns an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Counterparty shall pay to Bear Stearns the Termination Currency Equivalent of the Unpaid Amounts owing to Bear Stearns and (III) Bear Stearns shall pay to Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to Counterparty; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Bear Stearns under the immediately preceding clause (III) shall not be netted-off against any amount payable by Counterparty under the immediately preceding clause (I)."

4 of 28


(n)  "TERMINATION CURRENCY" means United States Dollars.

(O)  ADDITIONAL TERMINATION EVENTS. Additional Termination Events will apply:

     (i) If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(l)(ii) below) Bear Stearns has not, within ten (10) calendar days after such Swap Disclosure Event complied with any of the provisions set forth in Part 5 (l) below, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

     (ii) If, without the prior written consent of Bear Stearns where such consent is required under the Pooling and Servicing Agreement, an amendment or supplemental agreement is made to the Pooling and Servicing Agreement which amendment or supplemental agreement could reasonably be expected to have a material adverse effect on the interests of Bear Stearns under this Agreement, an Additional Termination Event shall have occurred with respect to Counterparty, Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

     (iii) (A) If a S&P First Level Downgrade has occurred and is continuing and Bear Stearns fails to take any action described under Part
               (5)(f)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

          (B) If a S&P Second Level Downgrade has occurred and is continuing and Bear Stearns fails to take any action described under Part
               (5)(f)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

          (C) If (A) a Moody's Second Level Downgrade has not occurred and been continuing for 30 or more Local Business Days and (B) Bear Stearns has failed to comply with or perform any obligation to be complied with or performed by Bear Stearns in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Bear Stearns and Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event.

          (D) If (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) either (i) at least one Eligible Replacement has made a Firm Offer to be the transferee or (ii) at least one entity that satisfies the Moody's Approved Ratings Threshold has made a Firm Offer to provide an Eligible Guaranty in respect of all of Bear Stearns' present and future obligations under this Agreement, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

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(p)  LIMITATION ON EVENTS OF DEFAULT. Notwithstanding the terms of Sections 5 and 6 of this Agreement, if at any time and so long as the Counterparty has satisfied in full all its payment obligations under Section 2(a)(i) of this Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Bear Stearns is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of this Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as Defaulting Party and (b) Bear Stearns shall be entitled to designate an Early Termination Date pursuant to Section 6 of this Agreement only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) of the ISDA Form Master Agreement with respect to Bear Stearns as the Affected Party, or Section 5(b)(iii) with respect to Bear Stearns as the Burdened Party.

Part 2. Tax Matters.

(a)  Tax Representations.

     (i) Payer Representations. For the purpose of Section 3(e) of this Agreement, each of Bear Stearns and the Counterparty will make the following representations:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

          (1) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

          (2) the satisfaction of the agreement contained in Sections 4(a)(i) and 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Sections 4(a)(i) and 4(a)(iii) of this Agreement; and

          (3) the satisfaction of the agreement of the other party contained in
          Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

     (ii) Payee Representations. For the purpose of Section 3(f) of this Agreement, each of Bear Stearns and the Counterparty make the following representations.

     The following representation will apply to Bear Stearns:

          Bear Stearns is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

     The following representation will apply to the Counterparty:

6 of 28


          Deutsche Bank National Trust Company represents that it is the Trustee pursuant to the Pooling and Servicing Agreement

(b)  Tax Provisions.

     Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Bear Stearns shall be Indemnifiable Taxes (including any Tax imposed in respect of a Credit Support Document) unless (i) such Taxes are assessed directly against Counterparty and not by deduction or withholding by Bear Stearns or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Counterparty, no Tax shall be an Indemnifiable Tax.

Part 3. AGREEMENT TO DELIVER DOCUMENTS. For the purpose of Section 4(a) of this
Agreement:

     (i) Tax forms, documents, or certificates to be delivered are:

PARTY REQUIRED TO
 DELIVER DOCUMENT            FORM/DOCUMENT/CERTIFICATE                    DATE BY WHICH TO BE DELIVERED
-----------------   -------------------------------------------   --------------------------------------------
Bear Stearns        An original completed and executed United     (i) upon execution of this Agreement, (ii)
                    States Internal Revenue Service Form W-9      on or before the first payment date under
                    (or any successor thereto) with respect to    this Agreement, including any Credit Support
                    any payments received or to be received by    Document, (iii) promptly upon the reasonable
                    Bear Stearns, that eliminates U.S. federal    demand by Counterparty, (iv) prior to the
                    withholding and backup withholding Tax on     expiration or obsolescence of any previously
                    payments to Bear Stearns under this           delivered form, and (v) promptly upon the
                    Agreement.                                    information on any such previously delivered
                                                                  form becoming inaccurate or incorrect.

Counterparty        An original completed and executed United     (i) upon execution of this Agreement, (ii)
                    States Internal Revenue Service Form W-9      on or before the first payment date under
                    including applicable attachments (or any      this Agreement, including any Credit Support
                    successor thereto) with respect to any        Document, (iii) promptly upon the reasonable
                    payments received or to be received by        demand by Bear Stearns, (vi) prior to the
                    Counterparty.                                 expiration or obsolescence of any previously
                                                                  delivered form, and (v) promptly upon the
                                                                  information on any such previously delivered
                                                                  form becoming inaccurate or incorrect.

(ii) Other documents to be delivered are:

7 of 28


PARTY REQUIRED TO                                                    DATE BY WHICH TO      COVERED BY SECTION
DELIVER DOCUMENT             FORM/DOCUMENT/CERTIFICATE                 BE DELIVERED       3(D) REPRESENTATION
-----------------   -------------------------------------------   ---------------------   -------------------
Bear Stearns and    Any documents required by the receiving       Upon the execution      Yes
the Counterparty    party to evidence the authority of the        and delivery of this
                    delivering party or its Credit Support        Agreement and such
                    Provider, if any, for it to execute and       Confirmation
                    deliver this Agreement, any Confirmation,
                    and any Credit Support Documents to which
                    it is a party, and to evidence the
                    authority of the delivering party or its
                    Credit Support Provider to perform its
                    obligations under this Agreement, such
                    Confirmation and/or Credit Support
                    Document, as the case may be

Bear Stearns and    A certificate of an authorized officer of     Upon the execution      Yes
the Counterparty    the party, as to the incumbency and           and delivery of this
                    authority of the respective officers of the   Agreement and such
                    party signing this Agreement, any relevant    Confirmation
                    Credit Support Document, or any
                    Confirmation, as the case may be

Bear Stearns and    An opinion of counsel of such party           Upon the execution      No
the Counterparty    regarding the enforceability of this          and delivery of this
                    Agreement in a form reasonably satisfactory   Agreement
                    to the other party.

Counterparty        An executed copy of the Pooling and           Concurrently with       No
                    Servicing Agreement and the Swap              filing of each draft
                    Administration Agreement                      of the Pooling and
                                                                  Servicing Agreement
                                                                  with the U.S.
                                                                  Securities and
                                                                  Exchange Commission

Part 4 Miscellaneous.

(a) ADDRESS FOR NOTICES: For the purposes of Section 12(a) of this Agreement:

8 of 28


          Address for notices or communications to Bear Stearns:

               Address: 383 Madison Avenue, New York, New York 10179
               Attention: DPC Manager
               Facsimile: (212) 272-5823

          with a copy to:

               Address: One Metrotech Center North, Brooklyn, New York 11201
               Attention: Derivative Operations - 7th Floor
               Facsimile: (212) 272-1634

          (For all purposes)

          Address for notices or communications to the Counterparty:

               Address:   Deutsche Bank National Trust Company
                          1761 East St. Andrew Place
                          Santa Ana, CA 92705
               Attention: Trust Administration-ML07M1
               Facsimile: 714 247-6000
               Phone:     714 247-6478

          (For all purposes)

(b)  PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:

               Bear Stearns appoints as its
               Process Agent: Not Applicable

               The Counterparty appoints as its
               Process Agent: Not Applicable

(c) OFFICES. The provisions of Section 10(a) of this Agreement will not apply to this Agreement; neither Bear Stearns nor the Counterparty have any Offices other than as set forth in the Notices Section.

(d)  MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

          Bear Stearns is not a Multibranch Party.

          The Counterparty is not a Multibranch Party.

(e)  CREDIT SUPPORT DOCUMENT.

          Bear Stearns: The Credit Support Annex and any guaranty in support of Bear Stearns' obligations under this Agreement.

          Counterparty: The Credit Support Annex.

9 of 28


(f)  CREDIT SUPPORT PROVIDER.

          Bear Stearns: The guarantor under any guaranty in support of Bear Stearns' obligations under this Agreement.

          Counterparty: Not Applicable

(g) GOVERNING LAW. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(h) JURISDICTION. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and
     (iii) deleting the final paragraph thereof.

(i) "AFFILIATE": Bear Stearns and Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of
     Section 6(b)(ii) of this Agreement.

(j) NETTING OF PAYMENTS. The parties agree that subparagraph (ii) of Section 2(c) of this Agreement will apply to each Transaction.

Part 5. OTHER PROVISIONS.

(a) Section 3 of this Agreement is hereby amended by adding at the end thereof the following subsection (g):

     "(g) Relationship Between Parties.

          Each party represents to the other party on each date when it enters into a Transaction that:

          (1) Nonreliance. (i) It is acting for its own account, (ii) it is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, (iv) it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (v) it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary, (vi) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction and (vii) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

          (2)  Evaluation and Understanding.

                    (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

10 of 28


                    (ii) It understands the terms, conditions and risks of the
                         Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

          (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

          (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

          (5) Eligible Contract Participant. It constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

          (6) Line of Business. It has entered into this Agreement (including each Transaction governed hereby) in conjunction with its line of business or the financing of its business."

(b) NON-RECOURSE. Notwithstanding any provision herein or in this Agreement to the contrary, the obligations of Counterparty hereunder are limited recourse obligations of Counterparty, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that Supplemental Interest Trust and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Counterparty under this Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Bear Stearns due to any failure or delay in receiving amounts in the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement.

(c) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(d) CONSENT TO RECORDING. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(e) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(f) RATING AGENCY DOWNGRADE.

     (i)  S&P Downgrade:

11 of 28


          (1) In the event that a S&P First Level Downgrade occurs and is continuing, then within 30 days after such rating downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guaranty or (iii) post collateral in accordance with the Credit Support Annex.

          (2) In the event that a S&P Second Level Downgrade occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

     (ii) Moody's Downgrade.

          (1) In the event that a Moody's Second Level Downgrade occurs and is continuing, Bear Stearns shall as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

(g) PAYMENT INSTRUCTIONS. Bear Stearns hereby agrees that, unless notified in writing by the Swap Administrator of other payment instructions, any and all amounts payable by Bear Stearns to the Counterparty under this Agreement shall be paid to the [Swap Administrator] at the account specified herein.

(h) AMENDMENT.. No amendment, waiver, supplement or other modification of this Transaction shall be permitted by either party unless (i) each of S&P and Moody's have been provided notice of the same and (ii) such amendment, waiver, supplement, assignment or other modification satisfies the Rating Agency Condition.

(i) TRANSFER.

     (i) The first paragraph of Section 7 is hereby amended in its entirety as follows:

          "Subject to Section 6(b)(ii), Part 5(f) and Part 5(j), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) without
          (a) the prior written consent of the other party (which consent shall be deemed given by Counterparty if the transfer, novation or assignment is to an Eligible Replacement) and (b) satisfaction of the Rating Agency Condition with respect to S&P, except that:"

     (ii) If an entity has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Counterparty) to be the transferee of a transfer, Counterparty shall, at Bear Stearns' written request and at Bear Stearns' expense, take any reasonable steps required to be taken by Counterparty to effect such transfer.

(j) TRANSFER TO AVOID TERMINATION EVENT. Section 6(b)(ii) is hereby amended by
(i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) deleting the last paragraph thereof and inserting the following:

     "Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(i), any transfer by Bear Stearns under this Section 6(b)(ii) shall not require the consent of Counterparty; provided that:

     (i) the transferee (the "Transferee") is an Eligible Replacement;

12 of 28


     (ii) if the Transferee is domiciled in a different country or political subdivision thereof from both Bear Stearns and Counterparty, such transfer satisfies the Rating Agency Condition;

     (iii) the Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Bear Stearns would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Transferee would be required to make additional payments pursuant to Section 2(d) (i)(4) corresponding to such excess;

     (iv) a Termination Event or Event of Default does not occur as a result of such transfer; and

     (v) the Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.

     On and from the effective date of any such transfer to the Transferee, Bear Stearns will be fully released from any and all obligations hereunder."

(k) PROCEEDINGS. Bear Stearns shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Supplemental Interest Trust Trustee or Trustee or the trust created pursuant to the Pooling and Servicing Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates (the "Certificates") and any notes backed by the Certificates (the "Notes").

(l) COMPLIANCE WITH REGULATION AB.

     (i) Bear Stearns agrees and acknowledges that Merrill Lynch Mortgage Investors, Inc. (the "DEPOSITOR") is required under Regulation AB as defined under the Pooling and Servicing Agreement, to disclose certain financial information regarding Bear Stearns or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Bear Stearns or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     (ii) It shall be a swap disclosure event ("SWAP DISCLOSURE EVENT") if, on any Business Day after the date hereof, the Depositor requests from Bear Stearns the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB) (the "SWAP FINANCIAL DISCLOSURE").

     (iii) Upon the occurrence of a Swap Disclosure Event, Bear Stearns, within 10 calendar days, at its own expense, shall (1)(a) either (i) provide to Depositor the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word(R) or Microsoft Excel(R) format but not in pdf format) or (ii) provide written consent to Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm's report relating to their audits of such current Swap Financial Disclosure in the Exchange Act Reports of the Depositor, and (c) provide to the Depositor any updated Swap Financial Disclosure with respect to Bear Stearns or any entity that consolidates Bear

13 of 28


          Stearns within five days of the release of any such updated Swap Financial Disclosure; (2) secure another entity to replace Bear Stearns as party, by way of Permitted Transfer, to this Agreement on terms substantially similar to this Agreement, which entity (or a guarantor therefor) meets or exceeds the Moody's Approved Ratings Thresholds and S&P Approved Ratings Threshold and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB, or (3) obtain a guaranty of Bear Stearns' obligations under this Agreement from an affiliate of Bear Stearns that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure, such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider.

     (iv) Bear Stearns agrees that, in the event that Bear Stearns provides Swap Financial Disclosure to Depositor in accordance with Part 5(l)(iii)(1) or causes its affiliate to provide Swap Financial Disclosure to Depositor in accordance with clause Part 5(l)(iii)(3), it will indemnify and hold harmless Depositor, its respective directors or officers and any person controlling Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (v) If the Depositor and or the Trustee reasonably requests, Bear Stearns shall provide such other information as may be necessary for Depositor to comply with Item 1115 of Regulation AB.

     (vi) Each of the Depositor and Trustee shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Depositor's and the Trustee's rights explicitly specified in this
          Part 5(l).

(m) SUPPLEMENTAL INTEREST TRUSTEE LIABILITY LIMITATIONS. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank National Trust Company ("Deutsche") not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, warranties, covenants, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as personal representations, undertakings and agreements by Deutsche but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (d) nothing herein contained shall be construed as creating any liability on Deutsche Bank National Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (e) under no circumstances shall Deutsche Bank National Trust Company be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under this Agreement.

(n) SUBSTANTIAL FINANCIAL TRANSACTION. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

14 of 28


(o) SET-OFF. Except as expressly provided for in Section 2(c), Section 6 or Part 1(m)(E) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(p) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(q) ADDITIONAL DEFINED TERMS.

     (i) Capitalized terms used but nor defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

     (ii) Additional Definitions:

          "ELIGIBLE GUARANTY" means an unconditional and irrevocable guaranty of all present and future payment obligations and obligations to post collateral of Bear Stearns or an Eligible Replacement to Counterparty under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Counterparty, the form and substance of which guaranty are subject to the Rating Agency Condition with respect to S&P. "ELIGIBLE GUARANTOR" means an entity that has credit ratings at least equal to the Moody's Required Ratings Threshold and S&P Approved Ratings Threshold. Upon request of Counterparty, any Eligible Guarantor shall provide to Counterparty, in writing, all credit ratings discussed in this definition.

          "ELIGIBLE REPLACEMENT" means an entity that either (i) satisfies the S&P Approved Ratings Threshold and the Moody's Required Ratings Threshold or (ii) provides an Eligible Guaranty from an Eligible Guarantor, Upon request of Party B, any Eligible Replacement shall provide Party B, in writing, all credit ratings described in this definition. Upon request of Counterparty, any Eligible Replacement shall provide to Counterparty, in writing, all credit ratings discussed in this definition, upon request of Counterparty.

          "FIRM OFFER" means an offer which, when made, is capable of becoming legally binding upon acceptance.

          "MOODY'S" means Moody's Investors Service, Inc., or any successor.

          "MOODY'S APPROVED RATINGS THRESHOLD" means, with respect to (i) Bear Stearns, a Moody's counterparty rating of "A1" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" or above and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1" or above.

          "MOODY'S FIRST LEVEL DOWNGRADE" means that no Relevant Entity satisfies the Moody's Approved Rating Threshold.

          "MOODY'S REQUIRED RATINGS THRESHOLD" means, with respect to (i) Bear Stearns, a counterparty rating of "A3" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above.

15 of 28


          "MOODY'S SECOND LEVEL DOWNGRADE" means that no Relevant Entity satisfies the Moody's Required Ratings Threshold.

          "PERMITTED TRANSFER" means a transfer by novation by Bear Stearns to an entity (the "TRANSFEREE") of all, but not less than all, of Bear Stearns' rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Counterparty), (b) an Event of Default or Termination Event would not occur as a result of such transfer, (c) pursuant to a written instrument (the "TRANSFER AGREEMENT"), the Transferee acquires and assumes all rights and obligations of Bear Stearns under the Agreement and the relevant Transaction, (d) Bear Stearns will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (e) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations and any other representations regarding the status of the substitute counterparty, notice information and account details and other similar provisions; and (f) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

          "RATING AGENCY" means each of Moody's and S&P.

          "RATING AGENCY CONDITION" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each Rating Agency then providing a rating of the Certificates and any Notes and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of its then-current rating of the Certificates and any Notes.

          "RELEVANT ENTITY" means Bear Stearns and any Eligible Guarantor under an Eligible Guaranty with respect to Bear Stearns.

          "REPLACEMENT TRANSACTION" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Counterparty the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or

16 of 28


          group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "S&P APPROVED RATINGS THRESHOLD" means with respect to (i) Bear Stearns, a counterparty rating of "A+" or above and (ii) with respect to any other entity (or its guarantor), a short-term unsecured and unsubordinated debt rating from S&P of "A-1" or above, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+ or above.

          "S&P FIRST LEVEL DOWNGRADE" means that no Relevant Entity satisfies the S&P Approved Rating Threshold.

          "S&P REQUIRED RATINGS THRESHOLD" means with respect to (i) Bear Stearns, a counterparty rating of "BBB" or above and (ii) with respect to any other entity (or its guarantor), a long-term unsecured and unsubordinated debt rating from S&P of "BBB-" or above.

          "S&P SECOND LEVEL DOWNGRADE" means that no Relevant Entity satisfies the S&P Required Rating Thresholds.

(r) AGENT FOR COUNTERPARTY. Bear Stearns acknowledges that Counterparty has appointed the Supplemental Interest Trust Trustee as its agent under Pooling and Servicing Agreementto carry out certain functions on behalf of Counterparty, and that Supplemental Interest Trust Trustee shall be entitled to give notices and to perform and satisfy the obligations of Counterparty hereunder on behalf of Counterparty.

(s) RATING AGENCY NOTIFICATIONS. Except as otherwise provided herein, no Early Termination Date shall be effectively designated hereunder shall be made by either party unless each Rating Agency has been given prior written notice of such designation.

17 of 28


IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

                                        BEAR STEARNS FINANCIAL PRODUCTS INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        NOT IN ITS INDIVIDUAL CAPACITY, BUT
                                        SOLELY AS TRUSTEE ON BEHALF OF MERRILL
                                        LYNCH MORTGAGE INVESTORS TRUST, SERIES
                                        2007-MLN1


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

UNILATERAL CSA SCHEDULE(1)

Pledgor: BEAR STEARNS FINANCIAL PRODUCTS INC. (the "Pledgor")
Secured Party: DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE ON BEHALF OF MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-MLN1 (the "Secured Party")

PARAGRAPH 13. ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "Obligations" as used in this Annex includes no "additional obligations" within the meaning of Paragraph 12.

(b)  CREDIT SUPPORT OBLIGATIONS.

          (i)  DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

               (1) DELIVERY AMOUNT. Paragraph 3(a) shall be amended by replacing the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" with the words "on each Valuation Date". The "DELIVERY AMOUNT" with respect to Pledgor for any Valuation Date shall equal the greatest of:

                    (A) the amount by which the S&P Collateral Amount exceeds the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party;

                    (B) the amount by which the Moody's First Level Collateral Amount exceeds the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

                    (C) the amount by which the Moody's Second Level Collateral Amount exceeds the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

               (2) "RETURN AMOUNT" applicable to Secured Party for any Valuation Date shall equal the least of:

                    (A) the amount by which the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the S&P Collateral Amount;

                    (B) the amount by which the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's First Level Collateral Amount.

                    (C) the amount by which the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's Second Level Collateral Amount.

               (3) "CREDIT SUPPORT AMOUNT" shall be deleted in its entirety.

----------
(i)  If currency hedge, update Moody's Collateral Amounts and Valuation
     Percentages

          (ii) ELIGIBLE COLLATERAL. The items set forth on the Collateral Schedule attached as Schedule A hereto will qualify as "ELIGIBLE COLLATERAL" for the party specified.

          (iii) OTHER ELIGIBLE SUPPORT. None

          (iv) THRESHOLDS.

          (A) "INDEPENDENT AMOUNT" means:
              Pledgor: Not applicable.
              Secured Party: Not applicable.

          (B) "THRESHOLD" means:
              Pledgor: Not applicable.
              Secured Party: Not applicable.

          (C) "MINIMUM TRANSFER AMOUNT" means USD100,000; provided, that if the aggregate Certificate Principal Balance and Note Principal Balance of Certificates and Notes, respectively, rated by S&P is less than USD 50,000,000, the "Minimum Transfer Amount" shall mean USD 50,000.

          (D) ROUNDING. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)  VALUATION AND TIMING.

     (i)  "VALUATION AGENT" means Pledgor.

     (ii) "VALUATION DATE" means each Local Business Day(2).

     (iii) "VALUATION TIME" means the close of business on the Local Business Day in the city where the Valuation Agent is located immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

     (iv) "NOTIFICATION TIME" means 11:00 A.M. (New York time).

     (v) TRANSFER TIMING AND CALCULATIONS. Paragraphs 4(b) and 4(c) are hereby amended and restated in entirety as set forth below.

               "(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Valuation Date; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day thereafter.

               (c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time

----------
(ii) If not daily valuations, changes are required in the collateral amounts and valuation percentages on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed)."

(d) CONDITIONS PRECEDENT. There shall be no "Specified Condition" with respect to either party for purposes of this Annex.

(e)  SUBSTITUTION

          (i) "SUBSTITUTION DATE" means (A) the Local Business Day on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received by the Notification Time on such date, and
          (B) the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received after the Notification Time.

          (ii) CONSENT OF SECURED PARTY FOR SUBSTITUTION. Inapplicable.

          (iii) AMENDMENT OF PARAGRAPH 4(D)(II). Paragraph 4(d)(ii) is amended and restated in its entirety as set forth below:

               "(ii) subject to Paragraph 4(a) of this Annex, the Secured Party will Transfer the items of Posted Credit Support specified by the Pledgor in its notice not later than the close of business on the Substitution Date, provided, however, that if the Secured Party shall not have received the Substitute Credit Support prior to 1:00 P.M. (New York time) on the Substitution Date, then the Secured Party shall Transfer the applicable items of Posted Credit Support not later than the close of business on the Local Business Day immediately following the day on which the Secured Party receives the Substitute Credit Support. Notwithstanding the foregoing, the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the Substitution Date equal to the Value of the Substitute Credit Support delivered by the Pledgor in exchange therefor."

(f)  DISPUTE RESOLUTION.

     (i) "RESOLUTION TIME" means 12:00 noon, New York time, on the Local Business Day for both parties following the date the Disputing Party gives notice of a dispute pursuant to Paragraph 5.

     (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), disputes over the Value of Posted Credit Support will be resolved by the Valuation Agent seeking bid-side quotations as of the relevant Recalculation Date or date of Transfer, as applicable, from three parties that regularly act as dealers in the securities in question. The Value will be the arithmetic mean of the quotations obtained by the Valuation Agent, multiplied by the applicable Valuation Percentage, if any. If no quotations are available for a particular security, then the Valuation Agent's original calculation of Value thereof will be used for that security.

     (iii) ALTERNATIVE. Subject to item (iv) below, the provisions of Paragraph 5 will apply.

     (iv) MODIFICATION OF PARAGRAPH 5. The introductory paragraph of Paragraph 5 shall be amended and restated to read in its entirety as follows:

               "If a party (a 'Disputing Party') disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or
               (II) the Value of any Transfer of Eligible

               Credit Support or Posted Credit Support, then:

               (A) the Disputing Party will (x) notify the other party and, if applicable, the Valuation Agent of the amount it is disputing,
               (y) indicate what it believes the correct amount to be and (z) provide a statement showing, in reasonable detail, how it arrived at such amount and the appropriate party will deliver the undisputed amount to the other party not later than (i) (a) the close of business on the Valuation Date, if the demand made under Paragraph 3 in the case of (I) above is made by the Notification Time, or (b) the close of business of the Local Business Day following the date on which the demand is made under Paragraph 3 in the case of (I) above, if such demand is made after the Notification Time, or (ii) the close of business of the date of Transfer, in the case of (II) above;

               (B) the parties will consult with each other and provide such information as the other party shall reasonably request in an attempt to resolve the dispute; and

               (C) if they fail to resolve the dispute by the Resolution Time, then:"

(g)  HOLDING AND USING POSTED COLLATERAL.

     (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

          (1) The Secured Party and its Custodian (if any) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

               (A) it is not a Defaulting Party;

               (B) Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code;

               (C) the short-term rating of any Custodian shall be at least "A-1" by S&P

          (2) There shall be no Custodian for Pledgor.

     (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to Secured Party and Secured Party will not have any right to use the Posted Collateral or take any action specified in Paragraph 6(c).

(h)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "INTEREST RATE" will be the "Federal Funds (Effective)" rate as such rate is displayed on Telerate page 118 for such day under the caption "Effective".

     (ii) AMENDMENT OF PARAGRAPH 6(D)(I) - DISTRIBUTIONS. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

          "(i) Distributions. Subject to Paragraph 4(a), if Secured Party receives Distributions on a Local Business Day, it will Transfer to Pledgor not later than the following Local Business Day any Distributions it receives to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). "

     (iii) AMENDMENT OF PARAGRAPH 6(D)(II) - INTEREST AMOUNT. Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

          "(ii) INTEREST AMOUNT. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next Local Business
          Day) the Interest Amount. Any Interest Amount or portion thereof that has been received by the Secured Party and not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph
          2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly." Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

(i)  DEMANDS AND NOTICES.

     All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement.

(j)  ADDRESSES FOR TRANSFERS.

          Pledgor:         To be provided in writing by Pledgor to Secured
                           Party.

          Secured Party:   Deutsche Bank National Trust Company
                           1761 East St. Andrew Place
                           Santa Ana, CA 92705
                           Attention: Trust Administration-M07LN1
                           Facsimile: 714 247-6000
                           Phone: 714 247-6478

(k)  OTHER PROVISION(S).

     (i) AMENDMENT OF PARAGRAPH 7 - EVENTS OF DEFAULT. Clause (iii) of Paragraph 7 shall not apply to Secured Party.

     (ii) NON-RELIANCE. Notwithstanding the obligations of the Secured Party under Paragraph 6(a), and without limiting the generality of the final sentence of Paragraph 6(a), each party, as Pledgor, acknowledges that it has the means to monitor all matters relating to all valuations, payments, defaults and rights with respect to Posted Collateral without the need to rely on the other party, in its capacity as Secured Party, and that, given the provisions of this Annex on substitution, responsibility for the preservation of the rights of the Pledgor with respect to all such matters is reasonably allocated hereby to the Pledgor.

     (iii) AGREEMENT AS TO SINGLE SECURED PARTY AND PLEDGOR. Each of Pledgor and Secured Party agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Secured Party, (b) the term "Pledgor" as used in this Annex means only Pledgor, (c) only Pledgor makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Pledgor will be required to make Transfers of Eligible Credit Support hereunder.

     (iv) TRUSTEE. The Trustee is hereby authorized to (i) make demands on behalf of the Secured Party pursuant to Paragraph 3 hereunder and (ii) provide notice on behalf of the Secured Party pursuant to Paragraph 7 hereunder.

     (v) COLLATERAL ACCOUNT. Secured Party shall at all times maintain all Posted Collateral in a segregated trust account.

     (vi) EXTERNAL CALCULATIONS. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of the Secured Party's Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Collateral Amount shall be based on the greatest of the Secured Party's Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

     (vii) NOTICE TO S&P. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of the Secured Party's Exposure.

     (viii) EXPENSES. Pledgor shall be responsible for all reasonable costs and expenses incurred by Secured Party in connection with the Transfer of any Eligible Collateral under this Annex.

     (ix) ADDITIONAL DEFINED TERMS.

     "DV01" means, with respect to a Transaction and any date of determination, the sum of the estimated change in the Secured Party's Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Secured Party, provide to Secured Party a statement showing in reasonable detail such calculation.

     "MOODY'S FIRST LEVEL ADDITIONAL COLLATERALIZED AMOUNT" means, with respect to any Transaction, the lesser of (x) the product of 15 and DV01 for such Transaction and such Valuation Date and (y) the product of (i) 2%, (ii) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (iii) Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

     "MOODY'S FIRST LEVEL COLLATERAL AMOUNT" means, (A) for any Valuation Date on which (I) a Moody's First Level Downgrade has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party's aggregate Exposure for all Transactions and the aggregate of Moody's First Level Additional Collateralized Amounts for each Transaction and (B)for any other Valuation Date, zero.

     "MOODY'S FIRST LEVEL VALUE" means, for any date that the Moody's First Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's First Level Valuation Percentage for such security set forth on Schedule A hereto.

     "MOODY'S SECOND LEVEL ADDITIONAL COLLATERALIZED AMOUNT" means, with respect to any Transaction,

          (1) if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the 50 and DV01 for such Transaction and such Valuation Date and (ii) the product of (x) 8%, (y) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (z) the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date; or

          (2) if such Transaction is a Transaction-Specific Hedge, the lesser of
          (i) the product of the 65 and DV01 for such Transaction and such Valuation Date and (ii) the product of (x) 10%, (y) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (z) the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date.

     "MOODY'S SECOND LEVEL COLLATERAL AMOUNT" means, (A) for any Valuation Date on which it is the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of the Secured Party's aggregate Exposure and the aggregate of Moody's Second Level Additional Collateralized Amounts for each Transaction and (B) for any other Valuation Date, zero.

     "MOODY'S SECOND LEVEL VALUE" means, for any date that the Moody's Second Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's Second Level Valuation Percentage for such security set forth on Schedule A hereto.

     "NEXT PAYMENT" means, in respect of each Next Payment Date, the greater of
     (i) the amount of any payments due to be made by the Pledgor pursuant to
     Section 2(a) on such Next Payment Date less any payments due to be made by the Secured Party under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and
     (ii) zero.

     "NEXT PAYMENT DATE" means the next scheduled payment date under any Transaction.

     "REMAINING WEIGHTED AVERAGE MATURITY" means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

     "S&P COLLATERAL AMOUNT" means, (A) for any Valuation Date on which a S&P First Level Downgrade has occurred and been continuing for at least 30 days or on which a S&P Second Level Downgrade has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the product of (x) the Volatility Buffer for each Transaction (y) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (z) the Notional Amount of such Transaction for the Calculation Period (as defined in the related Transaction) of such Transaction which includes such Valuation Date, or (B) for any other Valuation Date, zero.

     "S&P VALUE" means, for any date that the S&P Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the S&P Valuation Percentage for such security set forth on Schedule A hereto.

     "TRANSACTION-SPECIFIC HEDGE" means any Transaction that is a cap, floor or swaption or a Transaction in respect of which (x) the notional amount of the interest rate swap is "balance guaranteed" or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

     "VOLATILITY BUFFER" means, for any Transaction, the related percentage set forth in the following table:

The higher of the S&P
short-term credit rating     Remaining       Remaining        Remaining
of (i) Pledgor and (ii)       Weighted        Weighted        Weighted          Remaining
the Credit Support            Average         Average          Average          Weighted
Provider of Pledgor, if       Maturity        Maturity        Maturity      Average Maturity
applicable                 up to 3 years   up to 5 years   up to 10 years    up to 30 years
------------------------   -------------   -------------   --------------   ----------------
"A-2" or higher                2.75%           3.25%            4.00%             4.75%
"A-3"                          3.25%           4.00%            5.00%             6.25%
"BB+" or lower                 3.50%           4.50%            6.75%             7.50%

     IN WITNESS WHEREOF, the parties have executed this Annex on the respective dates specified below with effect from the date specified on the first page of this document.

BEAR STEARNS FINANCIAL PRODUCTS INC.    DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        NOT IN ITS INDIVIDUAL CAPACITY, BUT
                                        SOLELY AS TRUSTEE ON BEHALF OF MERRILL
                                        LYNCH MORTGAGE INVESTORS TRUST, SERIES
                                        2007-MLN1


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                                                      SCHEDULE A

                               COLLATERAL SCHEDULE

THE MOODY'S FIRST LEVEL VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE MOODY'S FIRST LEVEL COLLATERAL AMOUNT.

THE MOODY'S SECOND LEVEL VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE MOODY'S SECOND LEVEL COLLATERAL AMOUNT.

THE S&P VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE S&P COLLATERAL AMOUNT.

 ISDA COLLATERAL ASSET                           MOODY'S FIRST LEVEL   MOODY'S SECOND LEVEL            S&P
DEFINITION (ICAD) CODE     REMAINING MATURITY   VALUATION PERCENTAGE   VALUATION PERCENTAGE   VALUATION PERCENTAGE
----------------------     ------------------   --------------------   --------------------   --------------------
        US-CASH                   N/A                   100%                   100%                   100%
        EU-CASH                   N/A                    98%                    94%                   92.5%
        GB-CASH                   N/A                    98%                    95%                   94.1%

                                < 1 Year                100%                   100%                   98.9%
                              1 to 2 years              100%                    99%                   98.0%
       US-TBILL               2 to 3 years              100%                    98%                   97.4%
       US-TNOTE               3 to 5 years              100%                    97%                   95.5%
       US-TBOND               5 to 7 years              100%                    96%                   93.7%
     (fixed rate)            7 to 10 years              100%                    94%                   92.5%
                             10 to 20 years             100%                    90%                   91.1%
                               > 20 years               100%                    88%                   88.6%

       US-TBILL
       US-TNOTE
       US-TBOND                                                                                   Not Eligible
    (floating rate)          All Maturities             100%                    99%                Collateral

                                < 1 Year                100%                    99%                   98.5%
                              1 to 2 years              100%                    99%                   97.7%
                              2 to 3 years              100%                    98%                   97.3%
     GA-US-AGENCY             3 to 5 years              100%                    96%                   94.5%
     (fixed rate)             5 to 7 years              100%                    93%                   93.1%
                             7 to 10 years              100%                    93%                   90.7%
                             10 to 20 years             100%                    89%                   87.7%
                               > 20 years               100%                    87%                   84.4%

     GA-US-AGENCY                                                                                 Not Eligible
    (floating rate)          All Maturities             100%                    98%                Collateral

                                                 Rated Aa3 or better    Rated Aa3 or better    Rated AAA or better
                                                     by Moody's             by Moody's               by S&P
                                < 1 Year                 98%                    94%                   98.8%
                              1 to 2 years               98%                    93%                   97.9%
     GA-EUROZONE-GOV          2 to 3 years               98%                    92%                   97.1%
  (other than EU-CASH)        3 to 5 years               98%                    90%                   91.2%
      (fixed rate)            5 to 7 years               98%                    89%                   87.5%
                             7 to 10 years               98%                    88%                   83.8%
                             10 to 20 years              98%                    84%                   75.5%
                               > 20 years                98%                    82%               Not Eligible
                                                                                                   Collateral

                                                 Rated Aa3 or better    Rated Aa3 or better    Rated AAA or better
    GA-EUROZONE-GOV                                   by Moody's             by Moody's              by S&P
  (other than EU-CASH)       All Maturities              98%                    93%               Not Eligible
    (floating  rate)                                                                               Collateral
                                < 1 Year                 98%                    94%               Not Eligible
                                                                                                   Collateral
                              1 to 2 years               98%                    93%               Not Eligible
                                                                                                   Collateral
                              2 to 3 years               98%                    92%               Not Eligible
                                                                                                   Collateral
       GA-GB-GOV              3 to 5 years               98%                    91%               Not Eligible
 (other than GB-CASH)                                                                              Collateral
     (fixed rate)             5 to 7 years               98%                    90%               Not Eligible
                                                                                                   Collateral
                             7 to 10 years               98%                    89%               Not Eligible
                                                                                                   Collateral
                             10 to 20 years              98%                    86%               Not Eligible
                                                                                                   Collateral
                               > 20 years                98%                    84%               Not Eligible
                                                                                                   Collateral

       GA-GB-GOV             All Maturities              98%                    94%               Not Eligible
 (other than GB-CASH)                                                                              Collateral
    (floating rate)

The ISDA Collateral Asset Definition (ICAD) Codes used in this Collateral Schedule shall have the meanings set forth in the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

                                    EXHIBIT N

                           FORM OF AUCTION PROCEDURES

     The following sets forth the auction procedures to be followed in connection with the Pooling and Servicing Agreement (the "Agreement") among Merrill Lynch Mortgage Investors, Inc., as depositor, Deutsche Bank National Trust Company, as trustee, and Wilshire Credit Corporation, as servicer, dated April 1, 2007. Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the Agreement.

1. Upon notice that the aggregate Stated Principal Balance of the Mortgage Loans is equal to ten percent (10%) or less of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (which notice will also be sent to the Servicer), the Trustee will engage the Auction Agent to initiate the general auction procedures consisting of the following: (i) prepare a general solicitation package along with a confidentiality agreement; (ii) derive a list of bidders which shall include (x) the Holders of the Class C Certificates (other than the Sellers or any Affiliate of the Sellers) and (y) a minimum of three (3) bidders other than the Holders of the Class C Certificates, each of whom shall be a nationally recognized participant in mortgage finance; (iii) initiate contact with all bidders, (iv) send a confidentiality agreement to all bidders; and (v) upon receipt of a signed confidentiality agreement, send the general bid solicitation package to all bidders.

2. The general solicitation package will include (i) the Agreement; (ii) a copy of all monthly trustee reports or electronic access thereto; (iii) a form of a Mortgage Loan Purchase Agreement acceptable to the Servicer and Depositor (the Mortgage Loans and other property included in the Trust Fund will be offered and sold on an "as is, where is" basis, without any representation or warranty, expressed or implied, of any kind and without recourse to, or guaranty by, the Trustee); (iv) a description of the minimum price as set forth in the Agreement; (v) a formal bid sheet as determined by the Sellers and provided to the Trustee; (vi) a detailed timetable (which shall include, but not be limited to, the provisions and dates preliminary bids, due diligence and final bids); and (vii) a data tape of the Mortgage Loans as of the related Remittance Period reflecting substantially the same data attributes used in the Prospectus Supplement dated April 25, 2007.

3. A detailed timetable will be determined approximately ten (10) days prior to the proposed auction sale date and shall be determined by the Sellers and acceptable to the Trustee, which shall not be unreasonably withheld, within reasonable market conditions at the time of the auction sale.

4. All bids will be submitted directly to the Auction Agent, who shall deliver the bids to the Trustee. Upon receipt and acceptance of a bid that meets or exceeds the conditions set forth in Section 9.01, the Trustee will complete the auction by selling the Mortgage Loans and the other property included in the Trust Fund and distributing the proceeds from the auction to the holders of the Certificates on the next succeeding Distribution Date as set forth in the Agreement. In the event the Trustee receives two (2) or more bids from bidders above the Optional Termination Price and at equal bids (a "Tie Event"), the Trustee shall instruct the Auction Agent to notify such bidders to resubmit a bid to break the Tie Event.

5. Upon determination that the minimum price was not met, the Trustee shall cancel such auction sale and notify the Servicer and the Depositor immediately.

6. The Trustee, the Servicer and the Sellers may mutually agree to revise or supplement these provisions as necessary, provided that the purchase price is at all times required to be at least the Optional Termination Price.

                                   EXHIBIT O

                    FORM OF TRANSFEROR REPRESENTATION LETTER
              FOR TRANSFER TO REGULATION S BOOK-ENTRY CERTIFICATE
 FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attention: Transfer Unit

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

Ladies and Gentlemen:

          In connection with our disposition of the Class ___ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Rule 144A Book-Entry Certificate and to effect the transfer pursuant to Regulation S under the Securities Act of 1933, as amended ("Regulation S") of the above Certificates in exchange for an equivalent beneficial interest in a Regulation S Book-Entry Certificate, we hereby certify that such transfer has been effected in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Deutsche Bank National Trust Company, as Trustee, Wilshire Credit Corporation, as Servicer, and in the Certificates and (ii) in accordance with Regulation S, and that:

          a. the offer of the Certificates was not made to a person in the United States;

          b. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

          d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

          e. the transferee is not a U.S. Person (as defined by Regulation S).

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,


-------------------------------------
Print Name of Transferor


By
   ----------------------------------
   Authorized Officer

                                   EXHIBIT P

                    FORM OF TRANSFEROR REPRESENTATION LETTER
              FOR TRANSFER PURSUANT TO RULE 144A FROM A HOLDER OF
        A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attention: Transfer Unit

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

Ladies and Gentlemen:

          In connection with our disposition of the Class __ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Regulation S Book-Entry Certificate and to effect the transfer pursuant to Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") of the above Certificates in exchange for an equivalent beneficial interest in a Rule 144A Book-Entry Certificate or a Definitive Note, we hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Deutsche Bank National Trust Company, as Trustee, Wilshire Credit Corporation, as Servicer, and in the Certificates and (ii) Rule 144A under the Securities Act of 1933, as amended, to a transferee that we reasonably believe is purchasing the Certificates for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,


-------------------------------------
Print Name of Transferor


By:
    ---------------------------------
    Authorized Officer

                                   EXHIBIT Q-1

                             FORM OF SWAP AGREEMENT


                                      Q-1-1

(BEAR STEARNS LOGO)
                                               BEAR STEARNS CAPITAL MARKETS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-2000

DATE:                April 26, 2007

TO:                  Merrill Lynch Mortgage Lending, Inc.
ATTENTION:           Angie Gioia
TELEPHONE:           212-449-5842
FACSIMILE:           212-449-7722

FROM:                Derivatives Documentation
TELEPHONE:           212-272-2711
FACSIMILE:           212-272-9857

SUBJECT:             Fixed Income Derivatives Confirmation

REFERENCE NUMBER(S): CXNS228029

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Capital Markets Inc. ("Bear Stearns") and Merrill Lynch Mortgage Lending, Inc. ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the "Master Agreement" (as defined below), with respect to the Transaction.

1. This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). The parties agree to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency--Cross Border) (the "Form Master Agreement"), together with the schedule thereto and any other related documents, each in form and substance as the parties shall in good faith agree (collectively, the "Executed Master Agreement"). In addition, the parties agree that until execution and delivery of the Executed Master Agreement, a Form Master Agreement, shall be deemed to have been executed and delivered by the parties on the Trade Date of the first transaction that by its terms is intended to be governed by a Master Agreement. All provisions contained in, or incorporated by reference to, the Form Master Agreement or the Executed Master Agreement (as applicable, the "Master Agreement") shall govern the Transaction referenced in this Confirmation, except as expressly modified below. This Confirmation, together with all of the other documents confirming any and all Transactions entered into between us (regardless of which branch, if any, either of us has acted through) that by their terms are intended to be governed by a Master Agreement, shall supplement, form a part of and be subject to the Master Agreement. In the event of any inconsistency between the provisions of this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail for the purpose of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Reference Number: CXNS228029
Merrill Lynch Mortgage Lending, Inc.
April 26, 2007
Page 2 of 7


Notional Amount:               With respect to any Calculation Period, the
                               amount set forth for such period on Schedule I
                               attached hereto.

Trade Date:                    April 24, 2007

Effective Date:                January 25, 2008

Termination                    Date: April 25, 2012, provided, however, for the
                               purposes of determining the Floating Amount to be
                               paid in respect of the final Calculation Period,
                               such date shall be subject to adjustment in
                               accordance with the Business Day Convention.

FIXED AMOUNTS:

     Fixed Rate Payer:         Counterparty

     Fixed Rate Payer
     Period End Dates:         The 25th calendar day of each month during the
                               Term of this Transaction, commencing February 25,
                               2008 and ending on the Termination Date, with No
                               Adjustment.

     Fixed Rate Payer
     Payment Dates:            Early Payment shall be applicable. The Fixed Rate
                               Payer Payment Dates shall be one Business Day
                               preceding each Fixed Rate Payer Period End Date.

     Fixed Rate:               5.10000%

     Fixed Rate Day
     Count Fraction:           30/360

FLOATING AMOUNTS:

     Floating Rate Payer:      Bear Stearns

     Floating Rate Payer
     Period End Dates:         The 25th calendar day of each month during the
                               Term of this Transaction, commencing February 25,
                               2008 and ending on the Termination Date, subject
                               to adjustment in accordance with the Business Day
                               Convention.

Reference Number: CXNS228029
Merrill Lynch Mortgage Lending, Inc.
April 26, 2007
Page 3 of 7


     Floating Rate Payer
     Payment Dates:            Early Payment shall be applicable. The Floating
                               Rate Payer Payment Dates shall be one Business
                               Day preceding each Floating Rate Payer Period End
                               Date.

     Floating Rate for
     initial Calculation
     Period:                   To be determined.

     Floating Rate Option:     USD-LIBOR-BBA

     Designated Maturity:      One month

     Spread:                   None

     Floating Rate Day
     Count Fraction:           Actual/360

     Reset Dates:              The first day of each Calculation Period.

     Compounding:              Inapplicable

Business Days:                 New York

Business Day Convention:       Following

Additional Amount:             In connection with entering into this Transaction
                               USD[_________] is payable by Bear Stearns to
                               Counterparty on April 26, 2007. The Fixed Amounts
                               for the Transactions identified by Bear Stearns
                               Financial Products Inc. Reference Numbers
                               FXNEC9484, FXNEC9485 and FXNEC9486 are embedded
                               in the determination of the Additional Amount.

Calculation Agent:             Bear Stearns

3.   Account Details and
     Settlement Information:   PAYMENTS TO BEAR STEARNS:
                               Citibank N.A., New York
                               ABA Number: 021-000-089, for the account of Bear,
                               Stearns Securities Corp.
                               Account Number: 0925-3186, for further credit to
                               Bear Stearns Bank plc
                               Sub-Account Number: 101-44840-24

                               PAYMENTS TO COUNTERPARTY:
                               Please provide to expedite payment:

Reference Number: CXNS228029
Merrill Lynch Mortgage Lending, Inc.
April 26, 2007
Page 4 of 7


ADDITIONAL PROVISIONS:

Incorporation of Terms. For the avoidance of doubt, Sections 5 and 6 of the Form Master Agreement are incorporated herein, and the parties expressly specify that Market Quotation and Second Method shall apply unless otherwise specified herein.

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

Eligible Contract Participant. Each party represents that it constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

Payment Date Netting. The parties agree that subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transactions that are or will be governed by the Master Agreement. Thus all amounts payable on the same date in the same currency in respect of all Transactions shall be netted.

Governing Law: Unless otherwise specified in the Executed Master Agreement, the laws of the State of New York, without reference to the choice or conflicts of law principles thereof.

Waiver of Jury Trial: Each party irrevocably waives any and all right to trail by jury in any legal proceeding in connection with this Transaction or any Transactions, as the case may be, hereunder.

Termination Currency. Unless otherwise specified in the Executed Master Agreement or agreed by the parties, USD shall be the Termination Currency.

Transfer. Bear Stearns may transfer the Transaction(s) pursuant to this Confirmation and all of its interests in such Transaction(s) and all of its Obligations in or under this Confirmation to its Credit Support Provider or any Affiliates thereof, and if such transfer is to an entity other than its Credit Support Provider, Bear Stearns will furnish to Counterparty a Guaranty of such Credit Support Provider which guarantees all of such transferee's Obligations in substantially the form of the Guaranty of the Credit Support Provider of Bear Stearns delivered in connection with this

Reference Number: CXNS228029
Merrill Lynch Mortgage Lending, Inc.
April 26, 2007
Page 5 of 7


Confirmation. Upon such transfer, Bear Stearns will be fully released from any and all Obligations and liabilities related to the interests assigned.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact DERIVATIVES DOCUMENTATION by telephone at 212-272-2711. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS CAPITAL MARKETS INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
    As authorized agent or officer for
    Merrill Lynch Mortgage Lending, Inc.
Name:
      -------------------------------
Title:
       ------------------------------

er

Reference Number: CXNS228029
Merrill Lynch Mortgage Lending, Inc.
April 26, 2007
Page 6 of 7


                                   SCHEDULE I

        (where for the purposes of (i) determining Floating Amounts, all such dates subject to adjustment in accordance with the
               Business Day Convention and (ii) determining Fixed
               Amounts, all such dates subject to No Adjustment.)

                                        NOTIONAL AMOUNT
FROM AND INCLUDING   TO BUT EXCLUDING        (USD)
------------------   ----------------   ---------------
  Effective Date        02/25/2008        982,339,708
    02/25/2008          03/25/2008        937,467,967
    03/25/2008          04/25/2008        897,126,621
    04/25/2008          05/25/2008        860,543,763
    05/25/2008          06/25/2008        826,835,026
    06/25/2008          07/25/2008        795,247,892
    07/25/2008          08/25/2008        765,558,524
    08/25/2008          09/25/2008        737,614,135
    09/25/2008          10/25/2008        711,419,750
    10/25/2008          11/25/2008        686,305,292
    11/25/2008          12/25/2008        652,596,729
    12/25/2008          01/25/2009        597,943,951
    01/25/2009          02/25/2009        540,979,982
    02/25/2009          03/25/2009        494,191,558
    03/25/2009          04/25/2009        457,919,941
    04/25/2009          05/25/2009        428,342,339
    05/25/2009          06/25/2009        404,042,580
    06/25/2009          07/25/2009        382,436,346
    07/25/2009          08/25/2009        361,851,252
    08/25/2009          09/25/2009        342,698,338
    09/25/2009          10/25/2009        325,267,390
    10/25/2009          11/25/2009        309,029,869
    11/25/2009          12/25/2009        292,506,001
    12/25/2009          01/25/2010        289,796,046
    01/25/2010          02/25/2010        289,796,046
    02/25/2010          03/25/2010        279,435,488
    03/25/2010          04/25/2010        265,377,976
    04/25/2010          05/25/2010        252,837,331
    05/25/2010          06/25/2010        241,471,328
    06/25/2010          07/25/2010        230,695,973
    07/25/2010          08/25/2010        220,740,112
    08/25/2010          09/25/2010        211,580,333
    09/25/2010          10/25/2010        203,071,481

Reference Number: CXNS228029
Merrill Lynch Mortgage Lending, Inc.
April 26, 2007
Page 7 of 7


    10/25/2010          11/25/2010        195,066,056
    11/25/2010          12/25/2010        187,435,855
    12/25/2010          01/25/2011        180,079,433
    01/25/2011          02/25/2011        173,020,451
    02/25/2011          03/25/2011        166,324,230
    03/25/2011          04/25/2011        160,056,491
    04/25/2011          05/25/2011        154,182,446
    05/25/2011          06/25/2011        148,621,049
    06/25/2011          07/25/2011        143,345,301
    07/25/2011          08/25/2011        138,339,916
    08/25/2011          09/25/2011        133,585,480
    09/25/2011          10/25/2011        129,063,407
    10/25/2011          11/25/2011        124,757,466
    11/25/2011          12/25/2011        120,647,675
    12/25/2011          01/25/2012        116,685,191
    01/25/2012          02/25/2012        112,847,735
    02/25/2012          03/25/2012        109,159,510
    03/25/2012       Termination Date     105,619,999

(BEAR STEARNS LOGO)

                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

DATE:                April 26, 2007

TO: Deutsche Bank National Trust Company, not in its individual capacity, but solely as the Supplemental Interest Trust Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1

ATTENTION:           Trust Administration - ML07M1
TELEPHONE:           714-247-6000
FACSIMILE:           714-247-6478

TO:                  Merrill Lynch Mortgage Lending, Inc.
ATTENTION:           Angie Gioia
TELEPHONE:           212-449-5842
FACSIMILE:           212-449-7722

FROM:                Derivatives Documentation
TELEPHONE:           212-272-2711
FACSIMILE:           212-272-9857

RE:                  NOVATION CONFIRMATION

REFERENCE NUMBER(S): FXNSC9496-CXNS228029

The purpose of this letter is to confirm the terms and conditions of the Novation Transactions entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a "Confirmation" as referred to in the New Agreement specified below.

1. The definitions and provisions contained in the 2004 ISDA Novation Definitions (the "Definitions") and the terms and provisions of the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2000 ISDA Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2. The terms of the Novation Transactions to which this Novation Confirmation relates are as follows:

          Novation Trade Date:                 April 26, 2007
          Novation Date:                       April 26, 2007
          Novated Amount:                      USD 982,339,708
          Transferor 1:                        Merrill Lynch Mortgage Lending,
                                               Inc.
          Transferor 2:                        Bear Stearns Capital Markets Inc.
          Transferee 1:                        Deutsche Bank National Trust
                                               Company, not in its individual
                                               capacity, but solely as the
                                               Supplemental Interest Trust
                                               Trustee on behalf of Merrill
                                               Lynch Mortgage Investors Trust,
                                               Series 2007-MLN1

          Transferee 2:                        Bear Stearns Financial Products
                                               Inc.
          New Agreement (between Transferee    ISDA Master Agreement dated as of
          1 and Transferee 2):                 April 26, 2007.

Reference Number: FXNSC9496-CXNS228029 - Novation Confirmation
Deutsche Bank National Trust Company, not in its individual capacity, but solely as the Supplemental Interest Trust Trustee on behalf of Merrill Lynch Mortgage Investors Trust, 2007-MLN1
April 26, 2007
Page 2 of 3


3. The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

          Reference Number of Old Transaction: CXNS228029
          Trade Date of Old Transaction:       April 24, 2007
          Effective Date of Old Transaction:   January 25, 2008
          Termination Date of Old Transaction: April 25, 2012

4. The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

          Full First Calculation Period:       Applicable

5.   Offices:

          Transferor 1:                        Not Applicable
          Transferor 2:                        Not Applicable
          Transferee 1:                        Not Applicable
          Transferee 2:                        Not Applicable

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning a facsimile of the fully-executed Novation Confirmation to 212-272-9857. The Transferor 1 and Transferor 2, by their respective execution of a copy of this Novation Confirmation, each agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. The Transferee 1 and Transferee 2, by their respective execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction. For inquiries regarding U.S. Transaction, please contact DERIVATIVES DOCUMENTATION by telephone at 212-272-2711. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6223.

Reference Number: FXNSC9496-CXNS228029 - Novation Confirmation
Deutsche Bank National Trust Company, not in its individual capacity, but solely as the Supplemental Interest Trust Trustee on behalf of Merrill Lynch Mortgage Investors Trust, 2007-MLN1
April 26, 2007
Page 3 of 3


BEAR STEARNS FINANCIAL PRODUCTS INC.    MERRILL LYNCH MORTGAGE LENDING, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                       As authorized agent or officer for
      -------------------------------       Merrill Lynch Mortgage Lending, Inc.
Title:                                  Name:
       ------------------------------         ----------------------------------
Date                                    Title:
      -------------------------------          ---------------------------------
                                        Date
                                             -----------------------------------


DEUTSCHE BANK NATIONAL TRUST COMPANY,   BEAR STEARNS CAPITAL MARKETS INC.
NOT IN ITS INDIVIDUAL CAPACITY, BUT
SOLELY AS THE SUPPLEMENTAL INTEREST
TRUST TRUSTEE ON BEHALF OF MERRILL      By:
LYNCH MORTGAGE INVESTORS TRUST,             ------------------------------------
SERIES 2007-MLN1                        Name:
                                              ----------------------------------
                                        Title:
By:                                            ---------------------------------
    ---------------------------------   Date
Name:                                        -----------------------------------
      -------------------------------
Title:
       ------------------------------
Date
     --------------------------------

er

(BEAR STEARNS LOGO)

                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

                                    EXHIBIT A

DATE:             April 26, 2007

TO: Deutsche Bank National Trust Company, not in its individual capacity, but solely as the Supplemental Interest Trust Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1

ATTENTION:        Trust Administration - ML07M1
TELEPHONE:        714-247-6000
FACSIMILE:        714-247-6478

FROM:             Derivatives Documentation
TELEPHONE:        212-272-2711
FACSIMILE:        212-272-9857

SUBJECT:          Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER: FXNSC9496

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the " Transaction") between Bear Stearns Financial Products Inc. ("Bear Stearns") and Deutsche Bank National Trust Company, not in its individual capacity, but solely as the Supplemental Interest Trust Trustee on behalf of Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1 ("Counterparty") Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor ("Depositor"), Deutsche Bank National Trust Company, as trustee (the "Trustee) and Wilshire Credit Corporation, as servicer (the "Pooling and Servicing Agreement"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the "ISDA Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Master Agreement.

(1) This Confirmation is subject to the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Any reference to a "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement, and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA MASTER AGREEMENT"), as if Bear Stearns and Counterparty had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation (the "SCHEDULE"), and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "CREDIT SUPPORT ANNEX"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern:
     (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master

     Agreement. Terms capitalized but not defined herein shall have the meanings attributed to them in the Pooling and Servicing Agreement.

     Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement or to a "Section" of this Agreement will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to Schedule; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

(2) The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:           Rate Swap

Notional Amount:               With respect to any Calculation Period, the
                               amount set forth for such period on Schedule I
                               attached hereto.

Trade Date:                    April 26, 2007

Effective Date:                January 25, 2008

Termination Date:              April 25, 2012, provided, however, for the
                               purposes of determining the Floating Amount to be
                               paid in respect of the final Calculation Period,
                               such date shall be subject to adjustment in
                               accordance with the Business Day Convention.

FIXED AMOUNT:

   Fixed Rate Payer:           Counterparty

   Fixed Rate Payer
   Period End Dates:           The 25th calendar day of each month during the
                               Term of this Transaction, commencing February 25,
                               2008 and ending on the Termination Date, with No
                               Adjustment.

   Fixed Rate Payer
   Payment Dates:              Early Payment shall be applicable. The Fixed Rate
                               Payer Payment Dates shall be one Business Day
                               preceding each Fixed Rate Payer Period End Date.

   Fixed Rate:                 5.10000%

   Fixed Rate Day
   Count Fraction:             30/360

FLOATING AMOUNTS:

   Floating Rate Payer:        BSFP

   Floating Rate Payer

   Period End Dates:           The 25th calendar day of each month during the
                               Term of this Transaction, commencing February 25,
                               2008 and ending on the Termination Date, subject
                               to adjustment in accordance with the Business Day
                               Convention.

   Floating Rate Payer
   Payment Dates:              Early Payment shall be applicable. The Floating
                               Rate Payer Payment Dates shall be one Business
                               Day preceding each Floating Rate Payer Period End
                               Date.

   Floating Rate for initial
   Calculation Period:         To be determined.

   Floating Rate Option:       USD-LIBOR-BBA

   Designated Maturity:        One month

   Floating Rate Day
   Count Fraction:             Actual/360

   Reset Dates:                The first day of each Calculation Period.

   Compounding:                Inapplicable

Business Days:                 New York, California and Oregon

Business Day Convention:       Following

Calculation Agent:             Bear Stearns

(3)  Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1. Termination Provisions.

For purposes of the ISDA Master Agreement:

(a) "SPECIFIED ENTITY" will not apply to Bear Stearns or Counterparty for any purpose.

(b) "SPECIFIED TRANSACTIONS" will not apply to Bear Stearns or Counterparty for any purpose.

(c) The "FAILURE TO PAY OR DELIVER" provisions of Section 5(a)(i) will apply to Bear Stearns and will apply to Counterparty; provided that notwithstanding anything to the contrary in Section 5(a)(i) or Paragraph 7 of the Credit Support Annex, any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns.

(d) The "BREACH OF AGREEMENT" provisions of Section 5(a)(ii) will apply to Bear Stearns and will not apply to Counterparty.

(e)  The "CREDIT SUPPORT DEFAULT" provisions of Section 5(a)(iii) will apply to
     (x) Bear Stearns; provided that notwithstanding anything to the contrary in
     Section 5(a)(iii)(1), any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns and (y) Counterparty solely in respect of Counterparty's obligations under Paragraph 3(b) of the Credit Support Annex.

(f) The "MISREPRESENTATION" provisions of Section 5(a)(iv) will apply to Bear Stearns and will not apply to Counterparty.

(g) The "DEFAULT UNDER SPECIFIED TRANSACTION" provisions of Section 5(a)(v) will not apply to Bear Stearns or Counterparty.

(h) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Bear Stearns and will not apply to Counterparty.

          "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section
          14.

          "THRESHOLD AMOUNT" means USD 100,000,000.

(i) The "BANKRUPTCY" provisions of Section 5(a)(vii) will apply to Bear Stearns and will apply to Counterparty except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Counterparty has not become subject to), (7) and (9) will not apply to Counterparty; provided that, with respect to Counterparty only, Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Bear Stearns)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5) or (6) as amended".

(j) The "TAX EVENT UPON MERGER" provisions of Section 5(b)(iii) will apply to Bear Stearns and will apply to Counterparty; provided that Bear Stearns shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(k) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will not apply to Bear Stearns or Counterparty.

(l) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Bear Stearns or to Counterparty.

(m) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Master Agreement:

          (1)  Market Quotation will apply; and

          (2)  the Second Method will apply;

          provided that if Bear Stearns is the Defaulting Party or the sole Affected Party, the following provisions will apply:

               (A) Section 6(e) of the ISDA Master Agreement will be amended by inserting on the first line "or is effectively designated" after "If an Early Termination Date occurs";

               (B) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                    "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Counterparty (expressed as a negative number) or by Counterparty (expressed as a positive number) in consideration of an agreement between Counterparty and such Reference Market-maker to enter into a Replacement Transaction and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. The Market Quotation shall be the Firm Offer actually accepted by Counterparty no later than the Business Day preceding the Early Termination Date. If no Firm Offers are provided by the Business Day preceding the Early Termination Date, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

               (C) Counterparty shall use best efforts to accept a Firm Offer that would determine the Market Quotation. If more than one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by the Counterparty to the Reference Market-maker, to the extent Counterparty would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Counterparty, to the extent the Reference Market-maker would be required to make a payment to the Counterparty. If only one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall accept such Firm Offer.

               (D) Upon the written request by Counterparty to Bear Stearns, Bear Stearns shall obtain the Market Quotations on behalf of Counterparty.

               (E) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of the ISDA Master Agreement shall be deleted in its entirety and replaced with the following:

                    "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Counterparty shall pay to Bear Stearns an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Counterparty shall pay to Bear Stearns the Termination Currency Equivalent of the Unpaid Amounts owing to Bear Stearns and (III) Bear Stearns shall pay to Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to Counterparty; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Bear Stearns under the immediately preceding clause (III) shall not be netted-off against any amount payable by Counterparty under the immediately preceding clause (I)."

(n)  "TERMINATION CURRENCY" means United States Dollars.

(O)  ADDITIONAL TERMINATION EVENTS. Additional Termination Events will apply:

     (i) If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(l)(ii)] below) Bear Stearns has not, within ten (10) calendar days after such Swap Disclosure Event complied with any of the provisions set forth in Part 5 (l) below, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

     (ii) If, without the prior written consent of Bear Stearns where such consent is required under the Pooling and Servicing Agreement, an amendment or supplemental agreement is made to the Pooling and Servicing Agreement which amendment or supplemental agreement could reasonably be expected to have a material adverse effect on the interests of Bear Stearns under this Agreement, an Additional Termination Event shall have occurred with respect to

          Counterparty, Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

     (iii) If the Trustee is unable to pay, or fails or admits in writing its inability to pay, on any Distribution Date, any principal or interest with respect to the Class A Certificates or of the ultimate payment of principal with respect to the Class A Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Class A Certificates on such Distribution Date, then an Additional Termination Event shall have occurred with respect to Counterparty, Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

     (iv)      (A)  If a S&P First Level Downgrade has occurred and is
                    continuing and Bear Stearns fails to take any action described under Part (5)(f)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

               (B) If a S&P Second Level Downgrade has occurred and is continuing and Bear Stearns fails to take any action described under Part (5)(f)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

               (C) If (A) a Moody's Second Level Downgrade has not occurred and been continuing for 30 or more Local Business Days and (B) Bear Stearns has failed to comply with or perform any obligation to be complied with or performed by Bear Stearns in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Bear Stearns and Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event.

               (D) If (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) either (i) at least one Eligible Replacement has made a Firm Offer to be the transferee or (ii) at least one entity that satisfies the Moody's Approved Ratings Threshold has made a Firm Offer to provide an Eligible Guaranty in respect of all of Bear Stearns' present and future obligations under this Agreement, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

     (v) The acceptance by the of a bid in connection with an Auction Call pursuant to Section 9.01 of the Pooling and Servicing Agreement shall constitute an Additional Termination Event with respect to Counterparty with Counterparty as the sole Affected Party with respect to such Additional Termination Event; provided that notwithstanding anything in the first sentence of Section 6(d)(ii) of the ISDA Master Agreement to the contrary, the amount calculated as being due in respect of such Additional Termination Event shall be payable on the Distribution Date upon which the final distribution is made to the Certificateholders. Part 2. Tax Matters.

(a)  Tax Representations.

     (i) Payer Representations. For the purpose of Section 3(e) of the ISDA Master Agreement, each of Bear Stearns and the Counterparty will make the following representations:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

          (1) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Master Agreement;

          (2) the satisfaction of the agreement contained in Sections 4(a)(i) and 4(a)(iii) of the ISDA Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Sections 4(a)(i) and 4(a)(iii) of the ISDA Master Agreement; and

          (3) the satisfaction of the agreement of the other party contained in
          Section 4(d) of the ISDA Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause
          (ii) and the other party does not deliver a form or document under
          Section 4(a)(iii) of the ISDA Master Agreement by reason of material prejudice to its legal or commercial position.

     (ii) Payee Representations. For the purpose of Section 3(f) of the ISDA Master Agreement, each of Bear Stearns and the Counterparty make the following representations.

     The following representation will apply to Bear Stearns:

          Bear Stearns is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

     The following representation will apply to the Counterparty:

          Deutsche Bank National Trust Company represents that it is the Trustee pursuant to the Pooling and Servicing Agreement

(b)  Tax Provisions.

     Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Bear Stearns shall be Indemnifiable Taxes (including any Tax imposed in respect of a Credit Support Document) unless (i) such Taxes are assessed directly against Counterparty and not by deduction or withholding by Bear Stearns or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Counterparty, no Tax shall be an Indemnifiable Tax.

Part 3. AGREEMENT TO DELIVER DOCUMENTS. For the purpose of Section 4(a) of the ISDA Master Agreement:

     (i)  Tax forms, documents, or certificates to be delivered are:

PARTY REQUIRED TO
DELIVER DOCUMENT       FORM/DOCUMENT/CERTIFICATE             DATE BY WHICH TO BE DELIVERED
-----------------   ------------------------------   --------------------------------------------
Bear Stearns        An original properly completed   (i) upon execution of this Agreement, (ii)
                    and executed United States       on or before the first payment date under
                    Internal Revenue Service Form    this Agreement, including any Credit Support
                    W-9 (or any successor thereto)   Document, (iii) promptly upon the reasonable
                    with respect to any payments     demand by Counterparty, (iv) prior to the
                    received or to be received by    expiration or obsolescence of any previously
                    Bear Stearns, that eliminates    delivered form, and (v) promptly upon the
                    U.S. federal withholding and     information on any such previously delivered
                    backup withholding Tax on        form becoming inaccurate or incorrect.
                    payments to Bear Stearns under
                    this Agreement.

Counterparty        An original completed and        (i) upon execution of this Agreement, (ii)
                    executed United States           on or before the first payment date under
                    Internal Revenue Service Form    this Agreement, including any Credit Support
                    W-9 including applicable         Document, (iii), promptly upon the
                    attachments] (or any successor   reasonable demand by Bear Stearns, (vi)
                    thereto) with respect to any     prior to the expiration or obsolescence of
                    payments received or to be       any previously delivered form, and (v)
                    received by Counterparty.        promptly upon the information on any such
                                                     previously delivered form becoming
                                                     inaccurate or incorrect.

     (ii) Other documents to be delivered are:

PARTY REQUIRED TO                                         DATE BY WHICH TO         COVERED BY SECTION
DELIVER DOCUMENT       FORM/DOCUMENT/CERTIFICATE            BE DELIVERED          3(D) REPRESENTATION
-----------------   ------------------------------   --------------------------   -------------------
Bear Stearns and    Any documents required by the    Upon the execution           Yes

PARTY REQUIRED TO                                         DATE BY WHICH TO         COVERED BY SECTION
DELIVER DOCUMENT       FORM/DOCUMENT/CERTIFICATE            BE DELIVERED          3(D) REPRESENTATION
-----------------   ------------------------------   --------------------------   -------------------
the Counterparty    receiving party to evidence      and delivery of this
                    the authority of the             Agreement and such
                    delivering party or its Credit   Confirmation
                    Support Provider, if any, for
                    it to execute and deliver this
                    Agreement, any Confirmation,
                    and any Credit Support
                    Documents to which it is a
                    party, and to evidence the
                    authority of the delivering
                    party or its Credit Support
                    Provider to perform its
                    obligations under this
                    Agreement, such Confirmation
                    and/or Credit Support
                    Document, as the case may be

Bear Stearns and    A certificate of an authorized   Upon the execution and       Yes
the Counterparty    officer of the party, as to      delivery of this
                    the incumbency and authority     Agreement and such
                    of the respective officers of    Confirmation
                    the party signing this
                    Agreement, any relevant Credit
                    Support Document, or any
                    Confirmation, as the case may
                    be

Bear Stearns and    An opinion of counsel of such    Upon the execution and       No
the Counterparty    party  regarding the             delivery of this Agreement
                    enforceability of this
                    Agreement in a form reasonably
                    satisfactory to the other
                    party.

Counterparty        An executed copy of the          Concurrently with filing     No
                    Pooling and Servicing            of each draft of the
                    Agreement.                       Pooling and Servicing
                                                     Agreement with the U.S.
                                                     Securities and Exchange
                                                     Commission

Part 4 Miscellaneous.

(a)  ADDRESS FOR NOTICES: For the purposes of Section 12(a) of the ISDA Master
     Agreement:

          Address for notices or communications to Bear Stearns:

          Address:   383 Madison Avenue, New York, New York 10179
          Attention: DPC Manager
          Facsimile: (212) 272-5823
     with a copy to:

          Address:   One Metrotech Center North, Brooklyn, New York 11201
          Attention: Derivative Operations - 7th Floor
          Facsimile: (212) 272-1634

     (For all purposes)

     Address for notices or communications to the Counterparty:

          Address:   Deutsche Bank National Trust Company
                     1761 East St. Andrew Place
                     Santa Ana, CA 92705-4934

          Attention: Trust Administration - ML07M1
          Facsimile: (714) 247-6478
          Phone:     (714) 247-6000

     (For all purposes)

(b)  Account Details and Settlement Information:

     PAYMENTS TO BEAR STEARNS:
          Citibank, N.A., New York
          ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
          Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
          Sub-account Number: 102-04654-1-3
          Attention: Derivatives Department

     PAYMENTS TO COUNTERPARTY:
          Deutsche Bank Trust Company Americas
          ABA Number: 021-001-033
          Account Number: 01419663
          Attn: MLMI 2007-MLN1-ML07M1

(c)  PROCESS AGENT. For the purpose of Section 13(c) of the ISDA Master
     Agreement:

          Bear Stearns appoints as its
          Process Agent: Not Applicable

          The Counterparty appoints as its
          Process Agent: Not Applicable

(d) OFFICES. The provisions of Section 10(a) of the ISDA Master Agreement will not apply to this Agreement; neither Bear Stearns nor the Counterparty have any Offices other than as set forth in the Notices Section.

(e)  MULTIBRANCH PARTY. For the purpose of Section 10(c) of the ISDA Master
     Agreement:

          Bear Stearns is not a Multibranch Party.

          The Counterparty is not a Multibranch Party.

(f)  CREDIT SUPPORT DOCUMENT.

          Bear Stearns: The Credit Support Annex and any guaranty in support of Bear Stearns' obligations under this Agreement.

          Counterparty: The Credit Support Annex.

(g)  CREDIT SUPPORT PROVIDER.

          Bear Stearns: The guarantor under any guaranty in support of Bear Stearns' obligations under this Agreement.

          Counterparty: Not Applicable

(h) GOVERNING LAW. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) JURISDICTION. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and
     (iii) deleting the final paragraph thereof.

(j) "AFFILIATE": Bear Stearns and Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of
     Section 6(b)(ii) of the ISDA Master Agreement.

(k) NETTING OF PAYMENTS. The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Master Agreement will apply to each Transaction.

Part 5. OTHER PROVISIONS.

(a) Section 3 of the ISDA Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

     "(g) Relationship Between Parties.

          Each party represents to the other party on each date when it enters into a Transaction that:

     (1) Nonreliance. (i) It is acting for its own account, (ii) it is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, (iv) it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (v) it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary, (vi) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction and (vii) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

     (2)  Evaluation and Understanding.

               (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

               (ii) It understands the terms, conditions and risks of the
                    Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

     (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

     (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

     (5) Eligible Contract Participant. It constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

     (6) Line of Business. It has entered into this Agreement (including each Transaction governed hereby) in conjunction with its line of business or the financing of its business."

(b) NON-RECOURSE. Notwithstanding any provision herein or in the ISDA Master Agreement to the contrary, the obligations of Counterparty hereunder are limited recourse obligations of Counterparty, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Supplemental Interest Trust and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Counterparty under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Bear Stearns due to any failure or delay in receiving amounts in the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement.

(c) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(d) CONSENT TO RECORDING. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(e) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(f) RATING AGENCY DOWNGRADE.

     (i) S&P Downgrade:

          (1) In the event that a S&P First Level Downgrade occurs and is continuing, then within 30 days after such rating downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guaranty or (iii) post collateral in accordance with the Credit Support Annex.

          (2) In the event that a S&P Second Level Downgrade occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

     (ii) Moody's Downgrade.

          (1) In the event that a Moody's Second Level Downgrade occurs and is continuing, Bear Stearns shall as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

(g) PAYMENT INSTRUCTIONS. Bear Stearns hereby agrees that, unless notified in writing by the Swap Administrator of other payment instructions, any and all amounts payable by Bear Stearns to the Counterparty under this Agreement shall be paid to the Supplemental Interest Trust Trustee at the account specified herein.

(h) AMENDMENT.. No amendment, waiver, supplement or other modification of this Transaction shall be permitted by either party unless (i) each of S&P and Moody's have been provided notice of the same and (ii) such amendment, waiver, supplement, assignment or other modification satisfies the Rating Agency Condition.

(i) TRANSFER.

     (i) The first paragraph of Section 7 is hereby amended in its entirety as follows:

          "Subject to Section 6(b)(ii), Part 5(f) and Part 5(j), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) without
          (a) the prior written consent of the other party (which consent shall be deemed given by Counterparty if the transfer, novation or assignment is to an Eligible Replacement) and (b) satisfaction of the Rating Agency Condition with respect to S&P, except that:"

     (ii) If an entity has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Counterparty) to be the transferee of a transfer, Counterparty shall, at Bear Stearns' written request and at Bear Stearns' expense, take any reasonable steps required to be taken by Counterparty to effect such transfer.

(j) TRANSFER TO AVOID TERMINATION EVENT. Section 6(b)(ii) is hereby amended by
(i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) deleting the last paragraph thereof and inserting the following:

     "Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(i), any transfer by Bear Stearns under this Section 6(b)(ii) shall not require the consent of Counterparty; provided that:

     (i)  the transferee (the "Transferee") is an Eligible Replacement;

     (ii) if the Transferee is domiciled in a different country or political subdivision thereof from both Bear Stearns and Counterparty, such transfer satisfies the Rating Agency Condition;

     (iii) the Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Bear Stearns would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Transferee would be required to make additional payments pursuant to Section 2(d) (i)(4) corresponding to such excess;

     (iv) a Termination Event or Event of Default does not occur as a result of such transfer; and

     (v) the Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.

     On and from the effective date of any such transfer to the Transferee, Bear Stearns will be fully released from any and all obligations hereunder."

(k) PROCEEDINGS. Bear Stearns shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Supplemental Interest Trust Trustee or Trustee or the trust created pursuant to the Pooling and Servicing Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Class A, Class M and Class B (the "Certificates") and any notes backed by the Certificates.

(l) COMPLIANCE WITH REGULATION AB.

     (i) Bear Stearns agrees and acknowledges that [_____] (the "DEPOSITOR") is required under Regulation AB as defined under the Pooling and Servicing Agreement, to disclose certain financial information regarding Bear Stearns or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Bear Stearns or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     (ii) It shall be a swap disclosure event ("SWAP DISCLOSURE EVENT") if, on any Business Day after the date hereof, the Depositor requests from Bear Stearns the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB) (the "SWAP FINANCIAL DISCLOSURE").

     (iii) Upon the occurrence of a Swap Disclosure Event, Bear Stearns, within 10 calendar days, at its own expense, shall (1)(a) either (i) provide to Depositor the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word(R) or

          Microsoft Excel(R) format but not in .pdf format) or (ii) provide written consent to Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm's report relating to their audits of such current Swap Financial Disclosure in the Exchange Act Reports of the Depositor, and
          (c) provide to the Depositor any updated Swap Financial Disclosure with respect to Bear Stearns or any entity that consolidates Bear Stearns within five days of the release of any such updated Swap Financial Disclosure; (2) secure another entity to replace Bear Stearns as party to this Agreement on terms substantially similar to this Agreement, which entity (or a guarantor therefor) meets or exceeds the Moody's Approved Ratings Thresholds and S&P Approved Ratings Threshold and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB, or (3) obtain a guaranty of Bear Stearns' obligations under this Agreement from an affiliate of Bear Stearns that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure, such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider.

     (iv) Bear Stearns agrees that, in the event that Bear Stearns provides Swap Financial Disclosure to Depositor in accordance with Part 5(l)(iii)(1) or causes its affiliate to provide Swap Financial Disclosure to Depositor in accordance with clause Part 5(l)(iii)(3), it will indemnify and hold harmless Depositor, its respective directors or officers and any person controlling Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (v) If Trustee and Depositor reasonably requests, Bear Stearns shall provide such other information as may be necessary for Depositor to comply with Item 1115 of Regulation AB.

     (vi) Each of the Trustee and Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Trustee's and the Depositor's rights explicitly specified in this
          Part 5(l).

(m) SUPPLEMENTAL INTEREST TRUST TRUSTEE LIABILITY LIMITATIONS. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank National Trust Company ("Deutsche") not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, warranties, covenants, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as personal representations, undertakings and agreements by Deutsche but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (d) nothing herein contained shall be construed as creating any liability on Deutsche Bank National Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (e) under no circumstances shall Deutsche Bank National Trust Company be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under this Agreement.

(n) SUBSTANTIAL FINANCIAL TRANSACTION. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(o) SET-OFF. Except as expressly provided for in Section 2(c), Section 6 or Part 1(m)(E) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(p) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(q) ADDITIONAL DEFINED TERMS.

     (i) Capitalized terms used but nor defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

     (ii) Additional Definitions:

          "ELIGIBLE GUARANTY" means an unconditional and irrevocable guaranty of all present and future payment obligations and obligations to post collateral of Bear Stearns or an Eligible Replacement to Counterparty under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Counterparty, the form and substance of which guaranty are subject to the Rating Agency Condition with respect to S&P.

          "ELIGIBLE GUARANTOR" means an entity that has credit ratings at least equal to the Moody's Required Ratings Threshold and S&P Approved Ratings Threshold. Upon request of Counterparty, any Eligible Guarantor shall provide to Counterparty, in writing, all credit ratings discussed in this definition.

          "ELIGIBLE REPLACEMENT" means an entity that either (i) satisfies the S&P Approved Ratings Threshold and the Moody's Required Ratings Threshold or (ii) provides an Eligible Guaranty from an Eligible Guarantor. Upon request of Counterparty, any Eligible Replacement shall provide to Counterparty, in writing, all credit ratings discussed in this definition, upon request of Counterparty.

          "FIRM OFFER" means an offer which, when made, is capable of becoming legally binding upon acceptance.

          "MOODY'S" means Moody's Investors Service, Inc., or any successor.

          "MOODY'S APPROVED RATINGS THRESHOLD" means, with respect to (i) Bear Stearns, a Moody's counterparty rating of "A1" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" or above and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1" or above.

          "MOODY'S FIRST LEVEL DOWNGRADE" means that no Relevant Entity satisfies the Moody's Approved Rating Threshold.

          "MOODY'S REQUIRED RATINGS THRESHOLD" means, with respect to (i) Bear Stearns, a counterparty rating of "A3" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above.

          "MOODY'S SECOND LEVEL DOWNGRADE" means that no Relevant Entity satisfies the Moody's Required Ratings Threshold.

          "PERMITTED TRANSFER" means a transfer by novation by Bear Stearns to an entity (the "TRANSFEREE") of all, but not less than all, of Bear Stearns' rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Counterparty), (b) an Event of Default or Termination Event would not occur as a result of such transfer, (c) pursuant to a written instrument (the "TRANSFER AGREEMENT"), the Transferee acquires and assumes all rights and obligations of Bear Stearns under the Agreement and the relevant Transaction, (d) Bear Stearns will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (e) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations and any other representations regarding the status of the substitute counterparty, notice information and account details and other similar provisions; and (f) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

          "RATING AGENCY" means each of Moody's and S&P.

          "RATING AGENCY CONDITION" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each Rating Agency then providing a rating of the Certificates and any Notes and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of its then-current rating of the [Certificates and any Notes].

          "RELEVANT ENTITY" means Bear Stearns and any Eligible Guarantor under an Eligible Guaranty with respect to Bear Stearns.

          "REPLACEMENT TRANSACTION" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Counterparty the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "S&P APPROVED RATINGS THRESHOLD" means with respect to (i) Bear Stearns, a counterparty rating of "A+" or above and (ii) with respect to any other entity (or its guarantor), a short-term unsecured and unsubordinated debt rating from S&P of "A-1" or above, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+ or above.

          "S&P FIRST LEVEL DOWNGRADE" means that no Relevant Entity satisfies the S&P Approved Rating Threshold.

          "S&P REQUIRED RATINGS THRESHOLD" means with respect to (i) Bear Stearns, a counterparty rating of "BBB" or above and (ii) with respect to any other entity (or its guarantor), a long-term unsecured and unsubordinated debt rating from S&P of "BBB-" or above.

          "S&P SECOND LEVEL DOWNGRADE" means that no Relevant Entity satisfies the S&P Required Rating Thresholds.

(r) AGENT FOR COUNTERPARTY. Bear Stearns acknowledges that Counterparty has appointed [_____] as its agent under Pooling and Servicing Agreement to carry out certain functions on behalf of Counterparty, and that [_____] shall be entitled to give notices and to perform and satisfy the obligations of Counterparty hereunder on behalf of Counterparty.

(s) RATING AGENCY NOTIFICATIONS. Except as otherwise provided herein, no Early Termination Date shall be effectively designated hereunder shall be made by either party unless each Rating Agency has been given prior written notice of such designation.

(t) Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Supplemental Interest Trust Trustee, whereupon such Supplemental Interest Trust Trustee will promptly remit such amounts to BSFP. MLML further agrees to provide notice to BSFP upon any remittance to the Supplemental Interest Trust Trustee; such delivery will be made to:

          Address:   383 Madison Avenue, New York, New York 10179
          Attention: DPC Manager
          Facsimile: 212-272-5823
          with a copy to:

          Address:   One Metrotech Center North, Brooklyn, New York 11201
          Attention: Derivative Operations - 7th Floor
          Facsimile: 212-272-1634

     NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BEAR STEARNS IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact DERIVATIVES DOCUMENTATION by telephone at 212-272-2711. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS THE SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-MLN1


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Section 5(t) Acknowledged By:
MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

lm

                                   SCHEDULE I

   (where for the purposes of (i) determining Floating Amounts, all such dates subject to adjustment in accordance with the Following Business Day Convention and (ii) determining Fixed Amounts, all such dates subject to No Adjustment.)

                                        NOTIONAL AMOUNT
FROM AND INCLUDING   TO BUT EXCLUDING        (USD)
------------------   ----------------   ---------------
  Effective Date        02/25/2008        982,339,708
    02/25/2008          03/25/2008        937,467,967
    03/25/2008          04/25/2008        897,126,621
    04/25/2008          05/25/2008        860,543,763
    05/25/2008          06/25/2008        826,835,026
    06/25/2008          07/25/2008        795,247,892
    07/25/2008          08/25/2008        765,558,524
    08/25/2008          09/25/2008        737,614,135
    09/25/2008          10/25/2008        711,419,750
    10/25/2008          11/25/2008        686,305,292
    11/25/2008          12/25/2008        652,596,729
    12/25/2008          01/25/2009        597,943,951
    01/25/2009          02/25/2009        540,979,982
    02/25/2009          03/25/2009        494,191,558
    03/25/2009          04/25/2009        457,919,941
    04/25/2009          05/25/2009        428,342,339
    05/25/2009          06/25/2009        404,042,580
    06/25/2009          07/25/2009        382,436,346
    07/25/2009          08/25/2009        361,851,252
    08/25/2009          09/25/2009        342,698,338
    09/25/2009          10/25/2009        325,267,390
    10/25/2009          11/25/2009        309,029,869
    11/25/2009          12/25/2009        292,506,001
    12/25/2009          01/25/2010        289,796,046
    01/25/2010          02/25/2010        289,796,046
    02/25/2010          03/25/2010        279,435,488
    03/25/2010          04/25/2010        265,377,976
    04/25/2010          05/25/2010        252,837,331
    05/25/2010          06/25/2010        241,471,328
    06/25/2010          07/25/2010        230,695,973
    07/25/2010          08/25/2010        220,740,112
    08/25/2010          09/25/2010        211,580,333
    09/25/2010          10/25/2010        203,071,481
    10/25/2010          11/25/2010        195,066,056
    11/25/2010          12/25/2010        187,435,855
    12/25/2010          01/25/2011        180,079,433

    01/25/2011          02/25/2011        173,020,451
    02/25/2011          03/25/2011        166,324,230
    03/25/2011          04/25/2011        160,056,491
    04/25/2011          05/25/2011        154,182,446
    05/25/2011          06/25/2011        148,621,049
    06/25/2011          07/25/2011        143,345,301
    07/25/2011          08/25/2011        138,339,916
    08/25/2011          09/25/2011        133,585,480
    09/25/2011          10/25/2011        129,063,407
    10/25/2011          11/25/2011        124,757,466
    11/25/2011          12/25/2011        120,647,675
    12/25/2011          01/25/2012        116,685,191
    01/25/2012          02/25/2012        112,847,735
    02/25/2012          03/25/2012        109,159,510
    03/25/2012       Termination Date     105,619,999

                                  EXHIBIT Q-2

                          FORM OF CREDIT SUPPORT ANNEX

                         RELATED TO THE SWAP AGREEMENT


                                     Q-2-1

                                   I. ANNEX A

II. UNILATERAL CSA SCHEDULE(1)

Pledgor: BEAR STEARNS FINANCIAL PRODUCTS INC. (the "Pledgor")

Secured Party: DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS THE SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-MLN1 (the "Secured Party")

PARAGRAPH 13. ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "Obligations" as used in this Annex includes no "additional obligations" within the meaning of Paragraph 12.

(b)  CREDIT SUPPORT OBLIGATIONS.

     (i) DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

          (1) DELIVERY AMOUNT. Paragraph 3(a) shall be amended by replacing the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" with the words "on each Valuation Date". The "DELIVERY AMOUNT" with respect to Pledgor for any Valuation Date shall equal the greatest of:

               (A) the amount by which the S&P Collateral Amount exceeds the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party;

               (B) the amount by which the Moody's First Level Collateral Amount exceeds the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

               (C) the amount by which the Moody's Second Level Collateral Amount exceeds the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

          (2) "RETURN AMOUNT" applicable to Secured Party for any Valuation Date shall equal the least of:

               (A) the amount by which the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the S&P Collateral Amount;

               (B) the amount by which the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's First Level Collateral Amount.

----------
(i)  If currency hedge, update Moody's Collateral Amounts and Valuation
     Percentages

               (C) the amount by which the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's Second Level Collateral Amount.

          (3) "CREDIT SUPPORT AMOUNT" shall be deleted in its entirety.

     (ii) ELIGIBLE COLLATERAL. The items set forth on the Collateral Schedule attached as Schedule A hereto will qualify as "ELIGIBLE COLLATERAL" for the party specified.

     (iii) OTHER ELIGIBLE SUPPORT. None

     (iv) THRESHOLDS.

          (A)  "INDEPENDENT AMOUNT" means:
               Pledgor: Not applicable.
               Secured Party: Not applicable.

          (B)  "THRESHOLD" means:
               Pledgor: Not applicable.
               Secured Party: Not applicable.

          (C) "MINIMUM TRANSFER AMOUNT" means USD100,000; provided, that if the aggregate Certificate Principal Balance of Certificates rated by S&P is less than USD 50,000,000, the "Minimum Transfer Amount" shall mean USD 50,000.

          (D) ROUNDING. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)  VALUATION AND TIMING.

     (i)  "VALUATION AGENT" means Pledgor.

     (ii) "VALUATION DATE" means each Local Business Day(2).

     (iii) "VALUATION TIME" means the close of business on the Local Business Day in the city where the Valuation Agent is located immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

     (iv) "NOTIFICATION TIME" means 11:00 A.M. (New York time).

     (v) TRANSFER TIMING AND CALCULATIONS. Paragraphs 4(b) and 4(c) are hereby amended and restated in entirety as set forth below.

               "(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Valuation Date; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than

----------
(ii) If not daily valuations, changes are required in the collateral amounts and valuation percentages the close of business on the next Local Business Day thereafter.

               (c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed)."

(D) CONDITIONS PRECEDENT. There shall be no "Specified Condition" with respect to either party for purposes of this Annex.

(e)  SUBSTITUTION

     (i) "SUBSTITUTION DATE" means (A) the Local Business Day on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received by the Notification Time on such date, and
          (B) the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received after the Notification Time.

     (ii) CONSENT OF SECURED PARTY FOR SUBSTITUTION. Inapplicable.

     (iii) AMENDMENT OF PARAGRAPH 4(D)(II). Paragraph 4(d)(ii) is amended and restated in its entirety as set forth below:

               "(ii) subject to Paragraph 4(a) of this Annex, the Secured Party will Transfer the items of Posted Credit Support specified by the Pledgor in its notice not later than the close of business on the Substitution Date, provided, however, that if the Secured Party shall not have received the Substitute Credit Support prior to 1:00 P.M. (New York time) on the Substitution Date, then the Secured Party shall Transfer the applicable items of Posted Credit Support not later than the close of business on the Local Business Day immediately following the day on which the Secured Party receives the Substitute Credit Support. Notwithstanding the foregoing, the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the Substitution Date equal to the Value of the Substitute Credit Support delivered by the Pledgor in exchange therefor."

(f)  DISPUTE RESOLUTION.

     (i) "RESOLUTION TIME" means 12:00 noon, New York time, on the Local Business Day for both parties following the date the Disputing Party gives notice of a dispute pursuant to Paragraph 5.

     (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), disputes over the Value of Posted Credit Support will be resolved by the Valuation Agent seeking bid-side quotations as of the relevant Recalculation Date or date of Transfer, as applicable, from three parties that regularly act as dealers in the securities in question. The Value will be the arithmetic mean of the quotations obtained by the Valuation Agent, multiplied by the applicable Valuation Percentage, if any. If no quotations are available for a particular security, then the Valuation Agent's original calculation of Value thereof will be used for that security.

     (iii) ALTERNATIVE. Subject to item (iv) below, the provisions of Paragraph 5 will apply.

     (iv) MODIFICATION OF PARAGRAPH 5. The introductory paragraph of Paragraph 5 shall be amended and restated to read in its entirety as follows:

               "If a party (a 'Disputing Party') disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or
               (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then:

               (A) the Disputing Party will (x) notify the other party and, if applicable, the Valuation Agent of the amount it is disputing,
               (y) indicate what it believes the correct amount to be and (z) provide a statement showing, in reasonable detail, how it arrived at such amount and the appropriate party will deliver the undisputed amount to the other party not later than (i) (a) the close of business on the Valuation Date, if the demand made under Paragraph 3 in the case of (I) above is made by the Notification Time, or (b) the close of business of the Local Business Day following the date on which the demand is made under Paragraph 3 in the case of (I) above, if such demand is made after the Notification Time, or (ii) the close of business of the date of Transfer, in the case of (II) above;

               (B) the parties will consult with each other and provide such information as the other party shall reasonably request in an attempt to resolve the dispute; and

               (C) if they fail to resolve the dispute by the Resolution Time, then:"

(g)  HOLDING AND USING POSTED COLLATERAL.

     (i)  ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

               (1) The Secured Party and its Custodian (if any) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

                    (A) it is not a Defaulting Party;

                    (B) Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code;

                    (C) the short-term rating of any Custodian shall be at least "A-1" by S&P

               (2) There shall be no Custodian for Pledgor.

     (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to Secured Party and Secured Party will not have any right to use the Posted Collateral or take any action specified in Paragraph 6(c).

(h)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "INTEREST RATE" will be the "Federal Funds (Effective)" rate as such rate is displayed on Telerate page 118 for such day under the caption "Effective".

     (ii) AMENDMENT OF PARAGRAPH 6(D)(I) - DISTRIBUTIONS. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

     1."(I) DISTRIBUTIONS. SUBJECT TO PARAGRAPH 4(A), IF SECURED PARTY RECEIVES
          DISTRIBUTIONS ON A LOCAL BUSINESS DAY, IT WILL TRANSFER TO PLEDGOR NOT LATER THAN THE FOLLOWING LOCAL BUSINESS DAY ANY DISTRIBUTIONS IT RECEIVES TO THE EXTENT THAT A DELIVERY AMOUNT WOULD NOT BE CREATED OR INCREASED BY THAT TRANSFER, AS CALCULATED BY THE VALUATION AGENT (AND THE DATE OF CALCULATION WILL BE DEEMED TO BE A VALUATION DATE FOR THIS PURPOSE). "

     (iii) AMENDMENT OF PARAGRAPH 6(D)(II) - INTEREST AMOUNT. Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

               "(ii) INTEREST AMOUNT. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next Local Business Day) the Interest Amount. Any Interest Amount or portion thereof that has been received by the Secured Party and not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly." Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

(i)  DEMANDS AND NOTICES.

     All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement.

(j)  ADDRESSES FOR TRANSFERS.

     Pledgor:       To be provided in writing by Pledgor to Secured Party.

     Secured Party: Deutsche Bank National Trust Company
                    1761 East St. Andrew Place
                    Santa Ana, CA 92705
                    Attn: Trust Administration-ML07M1
                    Telephone: 714-247-6000
                    Facsimile: 714-247-6248

(k)  OTHER PROVISION(S).

     (i) AMENDMENT OF PARAGRAPH 7 - EVENTS OF DEFAULT. Clause (iii) of Paragraph 7 shall not apply to Secured Party.

     (ii) NON-RELIANCE. Notwithstanding the obligations of the Secured Party under Paragraph 6(a), and without limiting the generality of the final sentence of Paragraph 6(a), each party, as Pledgor, acknowledges that it has the means to monitor all matters relating to all valuations, payments, defaults and rights with respect to Posted Collateral without the need to rely on the other party, in its capacity as Secured Party, and that, given the provisions of this Annex on substitution, responsibility for the preservation of the rights of the Pledgor with respect to all such matters is reasonably allocated hereby to the Pledgor.

     (iii) AGREEMENT AS TO SINGLE SECURED PARTY AND PLEDGOR. Each of Pledgor and Secured Party agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Secured Party, (b) the term "Pledgor" as used in this Annex means only Pledgor, (c) only Pledgor makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Pledgor will be required to make Transfers of Eligible Credit Support hereunder.

     (iv) TRUSTEE. The Trustee is hereby authorized to (i) make demands on behalf of the Secured Party pursuant to Paragraph 3 hereunder and (ii) provide notice on behalf of the Secured Party pursuant to Paragraph 7 hereunder.

     (v) COLLATERAL ACCOUNT. Secured Party shall at all times maintain all Posted Collateral in a segregated trust account.

     (vi) EXTERNAL CALCULATIONS. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of the Secured Party's Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Collateral Amount shall be based on the greatest of the Secured Party's Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

     (vii) NOTICE TO S&P. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of the Secured Party's Exposure.

     (viii) EXPENSES. Pledgor shall be responsible for all reasonable costs and expenses incurred by Secured Party in connection with the Transfer of any Eligible Collateral under this Annex.

     (ix) ADDITIONAL DEFINED TERMS.

          "DV01" means, with respect to a Transaction and any date of determination, the sum of the estimated change in the Secured Party's Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Secured Party, provide to Secured Party a statement showing in reasonable detail such calculation.

          "MOODY'S FIRST LEVEL ADDITIONAL COLLATERALIZED AMOUNT" means, with respect to any Transaction, the lesser of (x) the product of 15 and DV01 for such Transaction and such Valuation Date and (y) the product of (i) 2%, (ii) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (iii) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

          "MOODY'S FIRST LEVEL COLLATERAL AMOUNT" means, (A) for any Valuation Date on which (I) a

          Moody's First Level Downgrade has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party's aggregate Exposure for all Transactions and the aggregate of Moody's First Level Additional Collateralized Amounts for each Transaction and (B)for any other Valuation Date, zero.

          "MOODY'S FIRST LEVEL VALUE" means, for any date that the Moody's First Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's First Level Valuation Percentage for such security set forth on Schedule A hereto.

          "MOODY'S SECOND LEVEL ADDITIONAL COLLATERALIZED AMOUNT" means, with respect to any Transaction,

               (1) if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the 50 and DV01 for such Transaction and such Valuation Date and (ii) the product of (x) 8%, (y) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (z) the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date; or

               (2) if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the 65 and DV01 for such Transaction and such Valuation Date and (ii) the product of (x) 10%, (y) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (z) the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date.

          "MOODY'S SECOND LEVEL COLLATERAL AMOUNT" means, (A) for any Valuation Date on which it is the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of the Secured Party's aggregate Exposure and the aggregate of Moody's Second Level Additional Collateralized Amounts for each Transaction and (B) for any other Valuation Date, zero.

          "MOODY'S SECOND LEVEL VALUE" means, for any date that the Moody's Second Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's Second Level Valuation Percentage for such security set forth on Schedule A hereto.

          "NEXT PAYMENT" means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by the Pledgor pursuant to Section 2(a) on such Next Payment Date less any payments due to be made by the Secured Party under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

          "NEXT PAYMENT DATE" means the next scheduled payment date under any Transaction.

          "REMAINING WEIGHTED AVERAGE MATURITY" means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation

          Agent.

          "S&P COLLATERAL AMOUNT" means, (A) for any Valuation Date on which a S&P First Level Downgrade has occurred and been continuing for at least 30 days or on which a S&P Second Level Downgrade has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the product of (x) the Volatility Buffer for each Transaction, (y) if a Scale Factor is specified in such Transaction, the Scale Factor (as defined in such Transaction) for such Transaction, or, if no Scale Factor is specified in such Transaction, 1 and (z) the Notional Amount of such Transaction for the Calculation Period (as defined in the related Transaction) of such Transaction which includes such Valuation Date, or (B) for any other Valuation Date, zero.

          "S&P VALUE" means, for any date that the S&P Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the S&P Valuation Percentage for such security set forth on Schedule A hereto.

          "TRANSACTION-SPECIFIC HEDGE" means any Transaction that is a cap, floor or swaption or a Transaction in respect of which (x) the notional amount of the interest rate swap is "balance guaranteed" or
          (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

          "VOLATILITY BUFFER" means, for any Transaction, the related percentage set forth in the following table:

The higher of the S&P
short-term credit rating     Remaining       Remaining       Remaining
of (i) Pledgor and (ii)       Weighted       Weighted        Weighted         Remaining
the Credit Support            Average         Average         Average          Weighted
Provider of Pledgor, if       Maturity       Maturity        Maturity       Average Maturity
applicable                 up to 3 years   up to 5 years   up to 10 years    up to 30 years
------------------------   -------------   -------------   --------------   ----------------
"A-2" or higher                 2.75%           3.25%           4.00%            4.75%
"A-3"                           3.25%           4.00%           5.00%            6.25%
"BB+" or lower                  3.50%           4.50%           6.75%            7.50%

IN WITNESS WHEREOF, the parties have executed this Annex on the respective dates specified below with effect from the date specified on the first page of this document.

BEAR STEARNS FINANCIAL PRODUCTS INC.    DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        NOT IN ITS INDIVIDUAL CAPACITY, BUT
                                        SOLELY AS THE SUPPLEMENTAL INTEREST
                                        TRUST TRUSTEE ON BEHALF OF MERRILL LYNCH
                                        MORTGAGE INVESTORS TRUST, SERIES
                                        2007-MLN1


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                                                      SCHEDULE A

                               COLLATERAL SCHEDULE

THE MOODY'S FIRST LEVEL VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE MOODY'S FIRST LEVEL COLLATERAL AMOUNT.

THE MOODY'S SECOND LEVEL VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE MOODY'S SECOND LEVEL COLLATERAL AMOUNT.

THE S&P VALUATION PERCENTAGES SHALL BE USED IN DETERMINING THE S&P COLLATERAL AMOUNT.

 ISDA COLLATERAL ASSET                         MOODY'S FIRST LEVEL   MOODY'S SECOND LEVEL            S&P
DEFINITION (ICAD) CODE   REMAINING MATURITY   VALUATION PERCENTAGE   VALUATION PERCENTAGE   VALUATION PERCENTAGE
----------------------   ------------------   --------------------   --------------------   --------------------
       US-CASH                   N/A                  100%                   100%                   100%
       EU-CASH                   N/A                   98%                    94%                   92.5%
       GB-CASH                   N/A                   98%                    95%                   94.1%

                              < 1 Year                100%                   100%                   98.9%
                             1 to 2 years             100%                    99%                   98.0%
       US-TBILL              2 to 3 years             100%                    98%                   97.4%
       US-TNOTE              3 to 5 years             100%                    97%                   95.5%
       US-TBOND              5 to 7 years             100%                    96%                   93.7%
     (fixed rate)           7 to 10 years             100%                    94%                   92.5%
                           10 to 20 years             100%                    90%                   91.1%
                             > 20 years               100%                    88%                   88.6%

        US-TBILL
        US-TNOTE                                                                                Not Eligible
        US-TBOND           All Maturities             100%                    99%                Collateral
     (floating rate)

                              < 1 Year                100%                    99%                   98.5%
                             1 to 2 years             100%                    99%                   97.7%
     GA-US-AGENCY            2 to 3 years             100%                    98%                   97.3%
     (fixed rate)            3 to 5 years             100%                    96%                   94.5%
                             5 to 7 years             100%                    93%                   93.1%
                            7 to 10 years             100%                    93%                   90.7%
                           10 to 20 years             100%                    89%                   87.7%
                             > 20 years               100%                    87%                   84.4%

      GA-US-AGENCY         All Maturities             100%                    98%               Not Eligible
     (floating rate)                                                                             Collateral

                                                    Rated Aa3
                                                    or better         Rated Aa3 or better    Rated AAA or better
                                                   by Moody's              by Moody's             by S&P
                               < 1 Year                98%                    94%                   98.8%
                             1 to 2 years              98%                    93%                   97.9%
    GA-EUROZONE-GOV          2 to 3 years              98%                    92%                   97.1%
 (other than EU-CASH)        3 to 5 years              98%                    90%                   91.2%
        (fixed rate)         5 to 7 years              98%                    89%                   87.5%
                            7 to 10 years              98%                    88%                   83.8%
                            10 to 20 years             98%                    84%                   75.5%
                              > 20 years               98%                    82%               Not Eligible
                                                                                                 Collateral

    GA-EUROZONE-GOV                            Rated Aa3 or better    Rated Aa3 or better    Rated AAA or better
(other than EU-CASH)                               by Moody's              by Moody's               by S&P
    (floating rate)         All Maturities             98%                    93%               Not Eligible
                                                                                                  Collateral

                               < 1 Year                98%                    94%               Not Eligible
                                                                                                 Collateral
                             1 to 2 years              98%                    93%               Not Eligible
                                                                                                 Collateral
                             2 to 3 years              98%                    92%               Not Eligible
                                                                                                 Collateral
       GA-GB-GOV             3 to 5 years              98%                    91%               Not Eligible
 (other than GB-CASH)                                                                            Collateral
     (fixed rate)            5 to 7 years              98%                    90%               Not Eligible
                                                                                                 Collateral
                            7 to 10 years              98%                    89%               Not Eligible
                                                                                                 Collateral
                           10 to 20 years              98%                    86%               Not Eligible
                                                                                                 Collateral
                              > 20 years               98%                    84%               Not Eligible
                                                                                                 Collateral

        GA-GB-GOV           All Maturities             98%                    94%               Not Eligible
 (other than GB-CASH)                                                                            Collateral
    (floating rate)

     The ISDA Collateral Asset Definition (ICAD) Codes used in this Collateral Schedule shall have the meanings set forth in the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

                                    EXHIBIT R

                        FORM OF ASSESSMENT OF COMPLIANCE

1. [Name of Servicing Entity] ("XYZ") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending [December 31, _____] (the "Reporting Period"), as set forth in Appendix ____ hereto. The transactions covered by this report are attached hereto as Appendix B and include asset-backed securities transactions for which the undersigned servicing entity has acted as a servicer involving residential mortgage loans (the "Platform").The transactions covered by this report include asset-backed securities transactions [for which XYZ acted as [master servicer, servicer, trustee, securities administrator, custodian] (the "Platform");

2. XYZ has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and XYZ elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix ___ hereto;

3. Except as set forth in paragraph 4 below, XYZ used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria referred to as "inapplicable servicing criteria" on Appendix ___ hereto are inapplicable to XYZ based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. XYZ has complied, in all material respects, with the applicable servicing criteria as of [December 31, _____] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Appendix B hereto];

6. XYZ has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of [December 31, _____] and for the Reporting Period with respect to the Platform taken as a whole [, except as described on Appendix ____ hereto];

7. XYZ has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of [December 31, ______] and for the Reporting Period with respect to the Platform taken as a whole [, except as described on Appendix B hereto]; and

8. [_____________], a registered public accounting firm, has issued an attestation report on XYZ's assessment of compliance with the applicable servicing criteria for the Reporting Period.

[Date of Certification]                 [Name of Servicing Entity]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT S

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS UNLESS OTHERWISE NOTED)

DEFINITIONS                                                    KEY: ____________
PRIMARY SERVICER - transaction party having borrower contact   X - obligation

TRUSTEE - fiduciary of the transaction and safe keeper of certain pool assets

CUSTODIAN - safe keeper of certain pool assets

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN THEIR MANAGEMENT ASSERTION THAT THEY ARE ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN THEY ARE RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS.

                                                                                       DEUTSCHE
                                                                                         BANK
                                                                       WILSHIRE        NATIONAL
                                                                        CREDIT          TRUST
  REGULATION AB                                                      CORPORATION       COMPANY
    REFERENCE                     SERVICING CRITERIA                  (SERVICER)      (TRUSTEE)     ADDITIONAL INFORMATION
  -------------    ----------------------------------------------   -------------   -------------   ----------------------
                   GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to              X               X         Servicer and Trustee
                   monitor any performance or other triggers and                                    each responsible only
                   events of default in accordance with the                                         to the extent that
                   transaction agreements.                                                          each party, as
                                                                                                    applicable, has actual
                                                                                                    knowledge or written
                                                                                                    notice with respect to
                                                                                                    parties other than
                                                                                                    itself.

1122(d)(1)(ii)     If any material servicing activities are         IF APPLICABLE   IF APPLICABLE
                   outsourced to third parties, policies and            FOR A           FOR A
                   procedures are instituted to monitor the third    TRANSACTION     TRANSACTION
                   party's performance and compliance with such      PARTICIPANT     PARTICIPANT
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements        N/A             N/A
                   to maintain a back-up servicer for the Pool
                   Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions               X
                   policy is in effect on the party participating
                   in the servicing function throughout the
                   reporting period in the amount of coverage
                   required by and otherwise in accordance with
                   the terms of the transaction agreements.

                   CASH COLLECTION AND ADMINISTRATION

                                                                                       DEUTSCHE
                                                                                         BANK
                                                                       WILSHIRE        NATIONAL
                                                                        CREDIT          TRUST
  REGULATION AB                                                      CORPORATION       COMPANY
    REFERENCE                     SERVICING CRITERIA                  (SERVICER)      (TRUSTEE)     ADDITIONAL INFORMATION
  -------------    ----------------------------------------------   -------------   -------------   ----------------------
1122(d)(2)(i)      Payments on pool assets are deposited into the         X               X         Servicer and Trustee
                   appropriate custodial bank accounts and                                          each responsible only
                   related bank clearing accounts no more than                                      for deposits into the
                   two business days following receipt, or such                                     accounts held by it.
                   other number of days specified in the
                   transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf         X               X         Servicer disburses
                   of an obligor or to an investor are made only                                    funds to trustee.
                   by authorized personnel.                                                         Trustee disburses
                                                                                                    funds to
                                                                                                    certificateholders.

1122(d)(2)(iii)    Advances of funds or guarantees regarding              X
                   collections, cash flows or distributions, and
                   any interest or other fees charged for such
                   advances, are made, reviewed and approved as
                   specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such         X               X
                   as cash reserve accounts or accounts
                   established as a form of over
                   collateralization, are separately maintained
                   (e.g., with respect to commingling of cash) as
                   set forth in the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a              X               X
                   federally insured depository institution as
                   set forth in the transaction agreements. For
                   purposes of this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a foreign
                   financial institution that meets the
                   requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to               X               X
                   prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly              X               X
                   basis for all asset-backed securities related
                   bank accounts, including custodial accounts
                   and related bank clearing accounts. These
                   reconciliations are (A) mathematically
                   accurate; (B) prepared within 30 calendar days
                   after the bank statement cutoff date, or such
                   other number of days specified in the
                   transaction agreements; (C) reviewed and
                   approved by someone other than the person who
                   prepared the reconciliation; and (D) contain

                                                                                       DEUTSCHE
                                                                                         BANK
                                                                       WILSHIRE        NATIONAL
                                                                        CREDIT          TRUST
  REGULATION AB                                                      CORPORATION       COMPANY
    REFERENCE                     SERVICING CRITERIA                  (SERVICER)      (TRUSTEE)     ADDITIONAL INFORMATION
  -------------    ----------------------------------------------   -------------   -------------   ----------------------
                   explanations for reconciling items. These
                   reconciling items are resolved within 90
                   calendar days of their original
                   identification, or such other number of days
                   specified in the transaction agreements.

                   INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be         (A), (B)           X
                   filed with the Commission, are maintained in       & (D) ONLY
                   accordance with the transaction agreements and
                   applicable Commission requirements.
                   Specifically, such reports (A) are prepared in
                   accordance with timeframes and other terms set
                   forth in the transaction agreements; (B)
                   provide information calculated in accordance
                   with the terms specified in the transaction
                   agreements; (C) are filed with the Commission
                   as required by its rules and regulations; and
                   (D) agree with investors' or the trustee's
                   records as to the total unpaid principal
                   balance and number of Pool Assets serviced by
                   the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and             X               X         Servicer remits cash
                   remitted in accordance with timeframes,                                          and loan level data to
                   distribution priority and other terms set                                        Trustee based on
                   forth in the transaction agreements.                                             timelines established
                                                                                                    in the Pooling and
                                                                                                    Servicing Agreement.
                                                                                                    The Trustee is
                                                                                                    responsible for the
                                                                                                    allocation of funds to
                                                                                                    Certificateholders
                                                                                                    using the appropriate
                                                                                                    distribution priority
                                                                                                    as established by the
                                                                                                    Pooling and Servicing
                                                                                                    Agreement.

1122(d)(3)(iii)    Disbursements made to an investor are posted                           X         Trustee disburses
                   within two business days to the servicer's                                       funds to
                   investor records, or such other number of days                                   Certificateholders.
                   specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor         X               X         Servicer remits funds
                   reports agree with cancelled checks, or other                                    and provides certain
                   form of payment, or custodial bank statements.                                   investor reports to
                                                                                                    Trustee within
                                                                                                    guidelines and
                                                                                                    timeframes

                                                                                       DEUTSCHE
                                                                                         BANK
                                                                       WILSHIRE        NATIONAL
                                                                        CREDIT          TRUST
  REGULATION AB                                                      CORPORATION       COMPANY
    REFERENCE                     SERVICING CRITERIA                  (SERVICER)      (TRUSTEE)     ADDITIONAL INFORMATION
  -------------    ----------------------------------------------   -------------   -------------   ----------------------
                                                                                                    established in Pooling
                                                                                                    and Servicing
                                                                                                    Agreement. Trustee
                                                                                                    disburses funds to
                                                                                                    certificateholders.

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool assets is               X               X
                   maintained as required by the transaction
                   agreements or related pool asset documents.

1122(d)(4)(ii)     Pool assets and related documents are                  X               X         Custodian
                   safeguarded as required by the transaction                                       responsibility with
                   agreements.                                                                      respect to the
                                                                                                    Mortgage Files

1122(d)(4)(iii)    Any additions, removals or substitutions to            X                         Trustee shall only
                   the asset pool are made, reviewed and approved                                   review, not approve,
                   in accordance with any conditions or                                             such additions,
                   requirements in the transaction agreements.                                      removals or
                                                                                                    substitutions in
                                                                                                    accordance with the
                                                                                                    transaction
                                                                                                    agreements.

1122(d)(4)(iv)     Payments on pool assets, including any                 X
                   payoffs, made in accordance with the related
                   pool asset documents are posted to the
                   Servicer's obligor records maintained no more
                   than two business days after receipt, or such
                   other number of days specified in the
                   transaction agreements, and allocated to
                   principal, interest or other items (e.g.,
                   escrow) in accordance with the related pool
                   asset documents.

1122(d)(4)(v)      The Servicer's records regarding the pool              X
                   assets agree with the Servicer's records with
                   respect to an obligor's unpaid principal
                   balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of         X
                   an obligor's pool assets (e.g., loan
                   modifications or re-agings) are made, reviewed
                   and approved by authorized personnel in
                   accordance with the transaction agreements and
                   related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g.,             X
                   forbearance plans, modifications and deeds in
                   lieu of foreclosure, foreclosures and
                   repossessions, as

                                                                                       DEUTSCHE
                                                                                         BANK
                                                                       WILSHIRE        NATIONAL
                                                                        CREDIT          TRUST
  REGULATION AB                                                      CORPORATION       COMPANY
    REFERENCE                     SERVICING CRITERIA                  (SERVICER)      (TRUSTEE)     ADDITIONAL INFORMATION
  -------------    ----------------------------------------------   -------------   -------------   ----------------------
                   applicable) are initiated, conducted and
                   concluded in accordance with the timeframes or
                   other requirements established by the
                   transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are             X
                   maintained during the period a pool asset is
                   delinquent in accordance with the transaction
                   agreements. Such records are maintained on at
                   least a monthly basis, or such other period
                   specified in the transaction agreements, and
                   describe the entity's activities in monitoring
                   delinquent pool assets including, for example,
                   phone calls, letters and payment rescheduling
                   plans in cases where delinquency is deemed
                   temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of              X
                   return for pool assets with variable rates are
                   computed based on the related pool asset
                   documents.

1122(d)(4)(x)      Regarding any funds held in trust for an               X
                   obligor (such as escrow accounts): (A) such
                   funds are analyzed, in accordance with the
                   obligor's pool asset documents, on at least an
                   annual basis, or such other period specified
                   in the transaction agreements; (B) interest on
                   such funds is paid, or credited, to obligors
                   in accordance with applicable pool asset
                   documents and state laws; and (C) such funds
                   are returned to the obligor within 30 calendar
                   days of full repayment of the related pool
                   assets, or such other number of days specified
                   in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as         X                         Servicing function
                   tax or insurance payments) are made on or                                        participant
                   before the related penalty or expiration                                         reponsibility
                   dates, as indicated on the appropriate bills
                   or notices for such payments, provided that
                   such support has been received by the servicer
                   at least 30 calendar days prior to these
                   dates, or such other number of days specified
                   in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with          X                         Servicing function
                   any payment to be                                                                participant

                                                                                       DEUTSCHE
                                                                                         BANK
                                                                       WILSHIRE        NATIONAL
                                                                        CREDIT          TRUST
  REGULATION AB                                                      CORPORATION       COMPANY
    REFERENCE                     SERVICING CRITERIA                  (SERVICER)      (TRUSTEE)     ADDITIONAL INFORMATION
  -------------    ----------------------------------------------   -------------   -------------   ----------------------
                   made on behalf of an obligor are paid from the                                   responsibility
                   Servicer's funds and not charged to the
                   obligor, unless the late payment was due to
                   the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are         X
                   posted within two business days to the
                   obligor's records maintained by the servicer,
                   or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible           X
                   accounts are recognized and recorded in
                   accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support,                             X
                   identified in Item 1114(a)(1) through (3) or
                   Item 1115 of Regulation AB, is maintained as
                   set forth in the transaction agreements.

                                    EXHIBIT T

                          SARBANES-OXLEY CERTIFICATIONS

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 SW Millikan Way, Suite 200
Beaverton, Oregon 97005

     Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

     I, [identify the certifying individual], certify that:

     1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the "Exchange Act periodic reports");

     2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

     4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and]

     5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

     [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date:
      -------------------------------


-------------------------------------
[Signature]

-------------------------------------
[Title]

                                    EXHIBIT U

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Attention: [__________]

     Re: Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and Deutsche Bank National Trust Company, as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1

I, [identify name of certifying individual], [title of certifying individual] of Wilshire Credit Corporation (the "Servicer"), hereby certify that:

     (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under my supervision; and

     (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:
      -------------------------------

Wilshire Credit Corporation,
as Servicer


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT V

                           FORM OF DELINQUENCY REPORT

     STANDARD FILE LAYOUT - DELINQUENCY REPORTING

COLUMN/HEADER NAME                                     DESCRIPTION                           DECIMAL   FORMAT COMMENT
------------------                                     -----------                           -------   --------------
SERVICER_LOAN_NBR             A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR

LOAN_NBR                      A unique identifier assigned to each loan by the originator.

CLIENT_NBR                    Servicer Client Number

SERV_INVESTOR_NBR             Contains a unique number as assigned by an external servicer to identify a group of loans in their system.

BORROWER_FIRST_NAME           First Name of the Borrower.

BORROWER_LAST_NAME            Last name of the borrower.

PROP_ADDRESS                  Street Name and Number of Property

PROP_STATE                    The state where the property located.

PROP_ZIP                      Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE        The date that the borrower's next payment is due to the                  MM/DD/YYYY
                              servicer at the end of processing cycle, as reported by
                              Servicer.

LOAN_TYPE                     Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE         The date a particular bankruptcy claim was filed.                        MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE       The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR           The case number assigned by the court to the bankruptcy
                              filing.

POST_PETITION_DUE_DATE        The payment due date once the bankruptcy has been approved               MM/DD/YYYY
                              by the courts

BANKRUPTCY_DCHRG_DISM_DATE    The Date The Loan Is Removed From Bankruptcy. Either by                  MM/DD/YYYY
                              Dismissal, Discharged and/or a Motion For Relief Was
                              Granted.

LOSS_MIT_APPR_DATE            The Date The Loss Mitigation Was Approved By The Servicer                MM/DD/YYYY

LOSS_MIT_TYPE                 The Type Of Loss Mitigation Approved For A Loan Such As;

LOSS_MIT_EST_COMP_DATE        The Date The Loss Mitigation /Plan Is Scheduled To End/Close             MM/DD/YYYY

LOSS_MIT_ACT_COMP_DATE        The Date The Loss Mitigation Is Actually Completed                       MM/DD/YYYY

FRCLSR_APPROVED_DATE          The date DA Admin sends a letter to the servicer with                    MM/DD/YYYY
                              instructions to begin foreclosure proceedings.

ATTORNEY_REFERRAL_DATE        Date File Was Referred To Attorney to Pursue Foreclosure                 MM/DD/YYYY

FIRST_LEGAL_DATE              Notice of 1st legal filed by an Attorney in a Foreclosure                MM/DD/YYYY

                              Action

FRCLSR_SALE_EXPECTED_DATE     The date by which a foreclosure sale is expected to occur.               MM/DD/YYYY

FRCLSR_SALE_DATE              The actual date of the foreclosure sale.                                 MM/DD/YYYY

EVICTION_START_DATE           The date the servicer initiates eviction of the borrower.                MM/DD/YYYY

EVICTION_COMPLETED_DATE       The date the court revokes legal possession of the property              MM/DD/YYYY
                              from the borrower.

LIST_PRICE                    The price at which an REO property is marketed.                   2      No commas(,)
                                                                                                       or dollar signs ($)

LIST_DATE                     The date an REO property is listed at a particular price.                MM/DD/YYYY

OFFER_AMT                     The dollar value of an offer for an REO property.                 2      No commas(,)
                                                                                                       or dollar signs ($)

OFFER_DATE_TIME               The date an offer is received by DA Admin or by the                      MM/DD/YYYY
                              Servicer.

REO_CLOSING_DATE              The date the REO sale of the property is scheduled to close.             MM/DD/YYYY

REO_ACTUAL_CLOSING_DATE       Actual Date Of REO Sale                                                  MM/DD/YYYY

OCCUPANT_CODE                 Classification of how the property is occupied.

PROP_CONDITION_CODE           A code that indicates the condition of the property.

PROP_INSPECTION_DATE          The date a property inspection is performed.                             MM/DD/YYYY

APPRAISAL_DATE                The date the appraisal was done.                                         MM/DD/YYYY

CURR_PROP_VAL                 The current "as is" value of the property based on brokers        2
                              price opinion or appraisal.

IF APPLICABLE:
DELINQ_STATUS_CODE            FNMA Code Describing Status of Loan

DELINQ_REASON_CODE            The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.

MI_CLAIM_FILED_DATE           Date Mortgage Insurance Claim Was Filed With Mortgage                    MM/DD/YYYY
                              Insurance Company.

MI_CLAIM_AMT                  Amount of Mortgage Insurance Claim Filed                                 No commas(,)
                                                                                                       or dollar signs ($)

MI_CLAIM_PAID_DATE            Date Mortgage Insurance Company Disbursed Claim Payment                  MM/DD/YYYY

MI_CLAIM_AMT_PAID             Amount Mortgage Insurance Company Paid On Claim                   2      No commas(,)
                                                                                                       or dollar signs ($)

POOL_CLAIM_FILED_DATE         Date Claim Was Filed With Pool Insurance Company                         MM/DD/YYYY

POOL_CLAIM_AMT                Amount of Claim Filed With Pool Insurance Company                 2      No commas(,)
                                                                                                       or dollar signs ($)

POOL_CLAIM_PAID_DATE          Date Claim Was Settled and The Check Was Issued By The Pool              MM/DD/YYYY
                              Insurer

POOL_CLAIM_AMT_PAID           Amount Paid On Claim By Pool Insurance Company                    2      No commas(,)
                                                                                                       or dollar signs ($)

FHA_PART_A_CLAIM_FILED_DATE   Date FHA Part A Claim Was Filed With HUD                                 MM/DD/YYYY

FHA_PART_A_CLAIM_AMT          Amount of FHA Part A Claim Filed                                  2      No commas(,)
                                                                                                       or dollar signs ($)

FHA_PART_A_CLAIM_PAID_DATE    Date HUD Disbursed Part A Claim Payment                                  MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT     Amount HUD Paid on Part A Claim                                   2      No commas(,)
                                                                                                       or dollar signs ($)

FHA_PART_B_CLAIM_FILED_DATE   Date FHA Part B Claim Was Filed With HUD                                 MM/DD/YYYY

FHA_PART_B_CLAIM_AMT          Amount of FHA Part B Claim Filed                                  2      No commas(,)
                                                                                                       or dollar signs ($)

FHA_PART_B_CLAIM_PAID_DATE    Date HUD Disbursed Part B Claim Payment                                  MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT     Amount HUD Paid on Part B Claim                                   2      No commas(,)
                                                                                                       or dollar signs ($)

VA_CLAIM_FILED_DATE           Date VA Claim Was Filed With the Veterans Admin                          MM/DD/YYYY

VA_CLAIM_PAID_DATE            Date Veterans Admin. Disbursed VA Claim Payment                          MM/DD/YYYY

VA_CLAIM_PAID_AMT             Amount Veterans Admin. Paid on VA Claim                           2      No commas(,)
                                                                                                       or dollar signs ($)

STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:

ASUM - Approved Assumption
BAP - Borrower Assistance Program
CO - Charge Off
DIL - Deed-in-Lieu
FFA - Formal Forbearance Agreement
MOD - Loan Modification
PRE - Pre-Sale
SS - Short Sale
MISC - Anything else approved by the PMI or Pool Insurer

NOTE: Deutsche Bank National Trust Company will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Deutsche Bank National Trust Company with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:

Mortgagor
Tenant
Unknown
Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:

Damaged
Excellent
Fair
Gone
Good
Poor
Special Hazard
Unknown

                                   EXHIBIT W-1

       FORM OF CUSTODIAL AGREEMENT (DEUTSCHE BANK NATIONAL TRUST COMPANY)

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                  as Custodian

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                   as Trustee

                                   ----------

                               CUSTODIAL AGREEMENT

                            Dated as of April 1, 2007

                                   ----------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.    DEFINITIONS................................................      1
SECTION 2.    ACCEPTANCE BY CUSTODIAN OF THE MORTGAGE FILES..............      2
SECTION 3.    OBLIGATIONS OF THE CUSTODIAN; OWNERSHIP OF MORTGAGE LOAN
              DOCUMENTS..................................................      2
SECTION 4.    RELEASE OF MORTGAGE FILES..................................      4
SECTION 5.    FEES OF CUSTODIAN..........................................      4
SECTION 6.    REMOVAL OF CUSTODIAN WITH RESPECT TO SOME OR ALL OF THE
              MORTGAGE LOANS.............................................      4
SECTION 7.    TRANSFER OF MORTGAGE FILES UPON TERMINATION................      5
SECTION 8.    EXAMINATION OF MORTGAGE FILES..............................      5
SECTION 9.    INSURANCE OF CUSTODIAN.....................................      5
SECTION 10.   COUNTERPARTS...............................................      5
SECTION 11.   PERIODIC STATEMENTS........................................      6
SECTION 12.   GOVERNING LAW..............................................      6
SECTION 13.   COPIES OF MORTGAGE DOCUMENTS...............................      6
SECTION 14.   NO ADVERSE INTEREST OF CUSTODIAN...........................      6
SECTION 15.   RESIGNATION BY CUSTODIAN...................................      6
SECTION 16.   TERM OF AGREEMENT..........................................      7
SECTION 17.   NOTICES....................................................      7
SECTION 18.   SUCCESSORS AND ASSIGNS.....................................      8
SECTION 19.   LIMITATION ON LIABILITY....................................      8
SECTION 20.   CUSTODIAN OBLIGATIONS REGARDING GENUINENESS OF DOCUMENTS...      9
SECTION 21.   SHIPMENT OF DOCUMENTS......................................     10
SECTION 22.   AUTHORIZED REPRESENTATIVES.................................     10
SECTION 23.   AMENDMENTS.................................................     10
SECTION 24.   THIRD-PARTY BENEFICIARY....................................     10

                                    EXHIBITS

EXHIBIT A   MORTGAGE LOAN SCHEDULE
EXHIBIT B   AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN
EXHIBIT C   AUTHORIZED REPRESENTATIVES OF THE TRUSTEE
EXHIBIT D   AUTHORIZED REPRESENTATIVES OF THE SERVICER
EXHIBIT E   FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED
            IN REPORT ON ASSESSMENT OF COMPLIANCE

     This is a Custodial Agreement (the "Agreement"), dated and effective as of April 1, 2007, by and between Deutsche Bank National Trust Company, as custodian (the "Custodian"), and Deutsche Bank National Trust Company, as trustee (the "Trustee");

                                   WITNESSETH

     WHEREAS, the Trustee has entered into a Pooling and Servicing Agreement, dated as of April 1, 2007 (the "Pooling Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wilshire Credit Corporation, as servicer (the "Servicer"), and the Trustee, as trustee, pursuant to which the Depositor has conveyed certain Mortgage Loans identified on the Mortgage Loan Schedule attached hereto as Exhibit A to the Trustee;

     WHEREAS, the Trustee and the Custodian desire that the Custodian shall hold the Mortgage Files on behalf of the Trust in accordance with the terms hereof, and that the Custodian shall cooperate with the Trustee in the performance of the Trustee's duties under the Pooling Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Trustee and the Custodian agree as follows:

     I. Definitions

     All capitalized terms not defined herein shall have the meanings assigned to such terms in the Pooling Agreement. The Trustee shall notify the Custodian, in advance, of any material changes to such Pooling Agreement that may affect the rights and obligations of the Custodian set forth herein and shall not enter into any change that affects the rights or obligations of the Custodian without the Custodian's consent. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Agreement: This Custodial Agreement and all amendments and attachments hereto and supplements hereof.

     Closing Date: April 26, 2007.

     Commission: The United States Securities and Exchange Commission.

     Custodian: Deutsche Bank National Trust Company, or any successor in interest or assigns, or any successor to the Custodian under this Agreement as herein provided.

     Mortgage Loan Schedule: The portion of the "Mortgage Loan Schedule" (as defined in the Pooling Agreement), as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of the Pooling Agreement, transferred to the Trustee as part of the Trust Fund attached hereto as Exhibit A.

     Mortgage Loans: The mortgage loans set forth on the Mortgage Loan Schedule attached hereto as Exhibit A.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,

Securities Act Release No. 33-8518, 70 Fed. Reg. 1.506, 1.531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Custodian.

     II. Performance by Custodian of Certain Duties of Trustee.

     In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor has delivered to, and deposited with, the Custodian the documents listed in Section 2.01 of the Pooling Agreement.

     The Custodian agrees, with respect to the Mortgage Loans, to perform the duties of the Custodian set forth in Sections 2.01, 2.02 and 3.13 of the Pooling Agreement,

     Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Custodian acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File pending delivery of the Custodian's certification) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of the Trustee and all present and future Certificateholders.

     The Custodian agrees to review each Mortgage File delivered to it and to deliver such further custodial certifications with respect to the Mortgage Loans as are required of the Trustee under the Pooling Agreement.

     Any and all reports, certifications or requests produced by the Custodian shall also be addressed to the Trustee.

     III. Obligations of the Custodian; Ownership of Mortgage Loan Documents.

     (a) With respect to each Mortgage File that is delivered to the Custodian or that comes into the possession of the Custodian pursuant to this Agreement, the Custodian acknowledges and agrees that the Custodian is the custodian for the Trustee exclusively and that the Trustee has the legal right, at any time and in its absolute discretion, to direct, in writing, the Custodian to release any Mortgage File or all Mortgage Files to the Trustee or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate. The Custodian shall hold each Mortgage File received by it for the exclusive use and benefit of the Trustee, and shall make disposition thereof only upon written instructions or certifications of a Servicing Officer or the written instructions furnished by the Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Mortgage File in secure and fire resistant facilities in accordance with customary standards (two-hour fire rated) for such custody. The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, recordability, sufficiency, due authorization or genuineness of any document in the Mortgage File or of any Mortgage Loans or (ii) the collectability, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Mortgage File, priority, perfection or suitability of any Mortgage Loan unless specified otherwise in this Agreement. The Custodian shall promptly report to the Trustee any failure on its part to hold the Mortgage Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy such failure.

     (b) [Reserved].

     (c) On or before March 12th of each calendar year until such time as a Form 15 suspension notification is filed after which the Custodian shall not be required to deliver, beginning with March 12, 2008, the Custodian shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Custodian), which is a member of the American Institute of Certified Public Accountants, to furnish to the Sponsor, the Trustee, the Depositor and the Servicer (i) year-end audited (if available) financial statements of the Custodian and (ii) a report to the effect that such firm that attests to, and reports on, the assessment made by such asserting party pursuant to Section 3(d) below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

     (d) On or before March 12th of each calendar year, beginning with March 12, 2008, the Custodian shall deliver to the Sponsor, the Trustee, the Servicer and the Depositor, until such time as a Form 15 suspension notification is filed after which the Custodian shall not be required to deliver, a report regarding its assessment of compliance with the servicing criteria identified in Exhibit E attached hereto, as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole in which the Custodian is performing any of the servicing criteria specified in Exhibit E and that are backed by the same asset type backing such asset-backed securities. Each such report shall include (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in
Item 1122(d) of Regulation AB (Section 229.1122(d)) to assess the compliance with the applicable servicing criteria, (c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the applicable servicing criteria, which report shall be delivered by the Custodian as provided in this Section 3(d).

     (e) The Custodian has not and shall not engage any Subcontractor which is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, unless such Subcontractor provides, beginning March 1, 2008, a report and a statement of registered public accounting firm certifying its compliance with the applicable servicing criteria in Item 1122(d) of Regulation AB.

     IV. Release of Mortgage Files.

     (a) Upon (i) becoming aware of the payment in full of any Mortgage Loan, or
(ii) the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Servicer will promptly notify the Custodian by a certification (which certification will include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the custodial account maintained by the Servicer pursuant to the Pooling Agreement have been so deposited) of a Servicing Officer and shall request the Custodian, on the request for release and receipt substantially in the form of Exhibit I to the Pooling Agreement, to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian shall promptly release within four (4) Business Days the related Mortgage File to the Servicer, and the Custodian shall have no further responsibility with regard to such Mortgage File.

     (b) The Custodian shall, upon request of the Servicer and delivery to the Custodian of a request for release and receipt signed by a Servicing Officer substantially in the form of Exhibit I to the

Pooling Agreement, promptly release within four (4) Business Days the related Mortgage File held in its possession or control to the Servicer. Such request for release and receipt shall obligate the Servicer to return the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists (but no later than the time specified in Exhibit I to the Pooling Agreement) unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be retained by the Servicer.

     V. Fees of Custodian.

     The Custodian shall charge such fees for its services under this Agreement as set forth in a separate fee schedule agreed between the Custodian and the Trustee, the payment of such fees, together with the Custodian's expenses in connection herewith (other than counsel fees and expenses) shall be solely the obligation of the Trustee. The Custodian will be reimbursed from the Trust Fund for any expenses owed to them to the extent recoverable pursuant to the terms of the Pooling Agreement. In the event of any default in the payment of such fees and expenses by the Trustee, the Custodian agrees that it will continue to act as Custodian hereunder and perform its duties hereunder, and if after a 60-day period the Trustee has failed to pay the Custodian's fees, the Custodian may seek repayment of such fees from the Trustee who will pay such fees from amounts on deposit in the Certificate Account prior to any distributions to Certificateholders pursuant to the Pooling Agreement. The obligation of the Trustee to compensate and reimburse the Custodian shall survive the termination of this Custodial Agreement and the earlier removal or resignation of the Custodian.

     VI. Removal of Custodian With Respect to Some or All of the Mortgage Loans.

     With reasonable cause, the Trustee may, with 60 days' notice, remove and discharge the Custodian from the performance of its duties under this Agreement with respect to any or all of the Mortgage Loans by written notice from the Trustee to the Custodian, with a copy to the Depositor and the Servicer and delivery of all outstanding final certifications. Having given notice of such removal, the Trustee promptly shall, by written instrument, with a copy to the Depositor and an original to the successor custodian or document custodian, (i) appoint a successor custodian to act on behalf of the Trustee to replace the Custodian under this Agreement, (ii) designate a document custodian to receive the Mortgage Files with respect to the Mortgage Loans removed from this Agreement, or (iii) take delivery of the Mortgage Files. The Trustee's appointment of a successor custodian or document custodian shall be subject to the consent of the Depositor, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any such removal, the Custodian shall promptly transfer to the successor custodian, as directed, all affected Mortgage Files. In the event of removal of the Custodian for reasonable cause and the appointment of a successor custodian under this Agreement, the expenses of transferring the Mortgage Files to the successor custodian shall be at the expense of the Custodian. Notwithstanding the foregoing, this Agreement shall remain in full force and effect with respect to any Mortgage Loans for which this Agreement is not terminated hereunder.

     VII. Transfer of Mortgage Files Upon Termination.

     If the Custodian is notified by the Trustee that the Pooling Agreement has been terminated, upon written request of the Trustee, the Custodian shall release to such Persons as the Trustee shall designate, in writing, the Mortgage Files relating to such Mortgage Loans as the Trustee shall request.

     VIII. Examination of Mortgage Files.

     Upon reasonable (but in no event less than two (2) Business Days) prior notice to the Custodian, the Servicer and the Trustee and each of their respective agents, accountants, attorneys, auditors and prospective purchasers will be permitted during the Custodian's normal business hours to examine the Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans at the expense of the requesting party.

     IX. Insurance of Custodian.

     At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect fidelity insurance, theft of documents insurance, errors and omissions insurance and forgery insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as is customary for insurance typically maintained by banks which act as custodian and in amounts and with insurance companies reasonably acceptable to the Depositor. A certificate of the respective insurer as to each such policy, with a copy of such policy attached, shall be furnished to the Trustee, upon request, containing the statement of the insurer or endorsement evidencing that such insurance shall not terminate prior to receipt by the Trustee, by registered mail, of 30 days' prior written notice thereof.

     X. Counterparts.

     For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

     XI. Periodic Statements.

     On or before December 31 of each year, or upon the request of the Trustee at any other time, the Custodian shall provide to the Trustee a list of all the Mortgage Loans for which the Custodian holds a Mortgage File pursuant to this Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual additions and deletions to specifically denote any Mortgage Loans substituted, paid off or repurchased since the date of this Agreement.

     XII. GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     XIII. Copies of Mortgage Documents.

     Upon the request of the Servicer or the Trustee and at the expense of the Custodian, such expense which may be reimbursed by the Trustee from the Certificate Account prior to distribution to Certificateholders, the Custodian shall provide, within four (4) Business Days, the requestor with copies of the Mortgage Notes, Mortgages, Assignments of Mortgages and other documents relating to any or all of the Mortgage Loans held by the Custodian.

     XIV. No Adverse Interest of Custodian.

     By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

     XV. Resignation by Custodian.

     The Custodian may resign as custodian under this Agreement upon at least 60 days' prior written notice to the Depositor, the Servicer and the Trustee. If the Custodian resigns without reasonable cause, the costs associated with the resignation of the Custodian, including all costs associated with the transfer of the Mortgage Files, shall be borne by the Custodian; otherwise all such costs shall be borne by the Trust Fund unless the reason for such resignation is caused by the Trustee, in which case the Trustee shall pay. The parties agree that non-payment of Custodian's fees and expenses shall constitute reasonable cause for resignation. In the event of such resignation, the Trustee shall promptly appoint a successor custodian to serve as Custodian hereunder. Upon such appointment the Custodian shall promptly transfer to the successor custodian, as directed, all Mortgage Files being administered under this Agreement. If no successor is so appointed and approved by the end of such 60-day period, the Custodian shall deliver all Mortgage Files to the Trustee. The Trustee shall be responsible for the payment or reimbursement of such successor custodian's reasonable fees and expenses in connection with the performance of such successor custodian's obligations under this Agreement as provided in Section 5 above.

     XVI. Term of Agreement.

     Unless terminated pursuant to Section 6 or Section 15 hereof, this Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due the Trustee under the Pooling Agreement, as evidenced by written notices of the Trustee. In such event, all documents remaining in the Mortgage Files shall be released in accordance with the written instructions of the Trustee.

     XVII. Notices.

     Any demand, notice, consents, reports, statements or any other communication hereunder shall be deemed to have been received on the date delivered to or received by the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt). All demands, notices, consents, reports, statements and any other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the recipient party at the address shown below, or at such other addresses as may hereafter be furnished to the other parties by like notice:

     (i)  if to the Custodian:

          Deutsche Bank National Trust Company
          1761 East St. Andrew Place
          Santa Ana, California 92705-4934
          Attention: Mortgage Custody - ML07M1

     or such other address as may hereafter be furnished to the Trustee in writing by the Custodian;

     (ii) if to the Trustee:

          Deutsche Bank National Trust Company
          1761 East St. Andrew Place
          Santa Ana, California 92705-4934
          Attention: Trust Administration - ML07M1

          with a copy to the Depositor:

          c/o Merrill Lynch Mortgage Investors, Inc.
          250 Vesey Street
          4 World Financial Center, 10th Floor
          New York, New York 10080
          Attention: Asset-Backed Finance
          Telephone: (212) 449-0357

     (iii) if to the Servicer:

          Wilshire Credit Corporation
          14523 S.W. Millikan Way, Suite 200
          Beaverton, Oregon 97005
          Attention: Jay Memmott

     XVIII. Successors and Assigns.

     This Agreement shall inure to the benefit of the successors and assigns of the parties hereto, subject to the limitations herein provided. The Trustee shall have the right, subject to the terms of the Pooling Agreement, without the consent of the Custodian or the Depositor (but with notice in writing to the Custodian), to assign, in whole or in part, its interest under this Agreement with respect to the Mortgage Loans to one or more parties including the Depositor and affiliates thereof, each of which in turn may assign, its interest under this Agreement with respect to the Mortgage Loans to one or more parties, and such parties shall succeed to the rights of the Trustee under this Agreement with respect to the applicable Mortgage Loans. All references to the Trustee in this Agreement shall be deemed to include its assignee or designee and any subsequent assignee, specifically including the Depositor. The Custodian shall have the right to assign, in whole or in part, its interest under this Agreement only with the prior written consent of the Trustee and the Depositor or in accordance with Section 15, provided, any entity into which the Custodian may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any entity succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     XIX. Limitation on Liability.

     (a) Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, bad faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect, incidental, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. The provisions of this Subsection 19(a) shall survive the termination of this Custodial Agreement.

     (b) Subject to Subsection 19(a) hereof, the Custodian agrees to indemnify the Trust Fund, the Trustee and the Servicer and each of their respective officers and directors for any claims, liabilities, obligations, losses, damages, payments, costs or expenses that may be imposed on, incurred by or asserted against the Trust Fund, the Trustee or the Servicer, directly related to any act or omission by the Custodian with respect to the Mortgage Files which constitutes negligence, bad faith or willful misconduct on the part of the Custodian; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misconduct, bad faith or negligence of such Person. The provisions of this Subsection 19(b) shall survive the termination of this Custodial Agreement.

     (c) The Custodian agrees to indemnify the Depositor, the Trustee, the Servicer, the Trust Fund and each of their respective directors, officers, employees and agents and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of Section 3(e) or any failure by the Custodian to deliver any information, report, certification, accountants' letter or other material when and as required under this Agreement, including any report under Sections 3(c) or 3(d).

     (d) To the same extent the Trustee is entitled to indemnity under Section
8.06 of the Pooling Agreement, the Custodian and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, disbursements or expenses of any kind or nature whatsoever, including, without limitation reasonable attorney's fees and expenses, that may be imposed, incurred by, or asserted against the Custodian without negligence, willful misconduct, bad faith on their part, arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder or any related documents, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder. The provisions of this Subsection 19(d) shall survive the termination of this Custodial Agreement and the earlier removal or resignation of the Custodian.

     (e) In order to comply with its duties under the U.S.A. Patriot Act, the Custodian may obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, such parties' name, address and other identifying information.

     XX. Custodian Obligations Regarding Genuineness of Documents.

     In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; provided that the provisions of this Section shall not in any manner limit or reduce the responsibilities of the Custodian under Section 3.

     XXI. Shipment of Documents.

     Written instructions as to the method of shipment and the shipper(s) that the Custodian is directed to utilize in connection with transmission of Mortgage Loan Documents in the performance of the Custodian's duties hereunder shall be delivered by the Sponsor to the Custodian prior to any shipment of any Mortgage Files hereunder. The Sponsor will arrange for the provision of such services at its sole cost and expense (or, at the Custodian's option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Mortgage Files and Mortgage Loan Documents as it deems appropriate. Without limiting the generality of the provisions of Section 20 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person or property, arising out of actions of the Custodian properly taken pursuant to instructions of the Trustee.

     XXII. Authorized Representatives.

     Each individual designated as an authorized representative of the Custodian, the Trustee or the Servicer (an "Authorized Representative") is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Custodial Agreement on behalf of the Custodian, the Trustee and the Servicer, respectively, and the specimen signature for each such Authorized Representative of the Custodian, the Trustee and the Servicer initially authorized hereunder is set forth on Exhibits B, C and D, respectively. From time to time, the Custodian, the Trustee or the Servicer may, by delivering to the others a revised exhibit, change the information previously given pursuant to this Section, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

     XXIII. Amendments.

     This Agreement may be amended or modified from time to time by the Trustee and the Custodian in writing, with prior written notice by the Trustee to the Servicer and the Depositor. In the event of an amendment to the Pooling Agreement, the Trustee shall provide a copy of such amendment to the Custodian. No amendments or modifications to the Pooling Agreement that have an impact on this Agreement shall be effective unless agreed to in writing by the Custodian.

     Section 24. Third-Party Beneficiary.

     The parties hereto agree that the Sponsor, the Depositor, the Servicer and the Trust Fund shall reserve the benefit of the provisions of this Agreement as an intended third party beneficiary.

     IN WITNESS WHEREOF, the Custodian and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Custodian


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Custodian


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Trustee


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Trustee


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                             [Intentionally Omitted]

                                    EXHIBIT B

                   AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN

         Name                    Signature                      Title
----------------------   -------------------------   ---------------------------


                                    EXHIBIT C

                    AUTHORIZED REPRESENTATIVES OF THE TRUSTEE

         Name                    Signature                      Title
----------------------   -------------------------   ---------------------------


                                    EXHIBIT D

                   AUTHORIZED REPRESENTATIVES OF THE SERVICER

Name   Signature   Title
----   ---------   -----


                                    EXHIBIT E

      FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED IN
                         REPORT ON ASSESSMENT COMPLIANCE

  The assessment of compliance to be delivered by Deutsche Bank National Trust
      Company shall address, at a minimum, the criteria identified below as
                        "Applicable Servicing Criteria":

                                                                                   APPLICABLE
                                                                                    SERVICING
                               SERVICING CRITERIA                                   CRITERIA
--------------------------------------------------------------------------------   ----------
    REFERENCE                                 CRITERIA
    ---------                                 --------

                                 GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
                   throughout the reporting period in the amount of coverage
                   required by and otherwise in accordance with the terms of the transaction agreements.

                                CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                   charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash
                   reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
                   transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                   agreements. For purposes of this criterion, "federally
                   insured depository institution" with respect to a foreign
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all
                   asset-backed securities related bank accounts, including
                   custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                   agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                   identification, or such other number of days specified in the transaction agreements.

                                                                                   APPLICABLE
                                                                                    SERVICING
                               SERVICING CRITERIA                                   CRITERIA
--------------------------------------------------------------------------------   ----------
    REFERENCE                                 CRITERIA
    ---------                                 --------
                                INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the
                   Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
                   Specifically, such reports (A) are prepared in accordance
                   with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C)
                   are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in
                   accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two
                   business days to the Servicer's investor records, or such
                   other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

                                     POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as            X
                   required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as               X
                   required by the transaction agreements

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are
                   posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in
                   accordance with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree
                   with the Servicer's records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                   accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                   requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for
                   example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

                                                                                   APPLICABLE
                                                                                    SERVICING
                               SERVICING CRITERIA                                   CRITERIA
--------------------------------------------------------------------------------   ----------
    REFERENCE                                 CRITERIA
    ---------                                 --------
1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as
                   escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the
                   transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable
                   mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or
                   insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
                   been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are
                   recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                   maintained as set forth in the transaction agreements.

                                   EXHIBIT W-2

         FORM OF CUSTODIAL AGREEMENT (LASALLE BANK NATIONAL ASSOCIATION)

                       LASALLE BANK NATIONAL ASSOCIATION,

                                  as Custodian,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY

                                   as Trustee

                                   ----------

                               CUSTODIAL AGREEMENT

                            Dated as of April 1, 2007

                                   ----------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.    DEFINITIONS................................................     1
SECTION 2.    PERFORMANCE BY CUSTODIAN OF CERTAIN DUTIES OF TRUSTEE......     2
SECTION 3.    OBLIGATIONS OF THE CUSTODIAN; OWNERSHIP OF MORTGAGE LOAN
              DOCUMENTS..................................................     2
SECTION 4.    RELEASE OF MORTGAGE FILES..................................     4
SECTION 5.    FEES OF CUSTODIAN..........................................     4
SECTION 6.    REMOVAL OF CUSTODIAN WITH RESPECT TO SOME OR ALL OF THE
              MORTGAGE LOANS.............................................     5
SECTION 7.    TRANSFER OF MORTGAGE FILES UPON TERMINATION................     5
SECTION 8.    EXAMINATION OF MORTGAGE FILES..............................     5
SECTION 9.    INSURANCE OF CUSTODIAN.....................................     5
SECTION 10.   COUNTERPARTS...............................................     6
SECTION 11.   PERIODIC STATEMENTS........................................     6
SECTION 12.   GOVERNING LAW..............................................     6
SECTION 13.   COPIES OF MORTGAGE DOCUMENTS...............................     6
SECTION 14.   NO ADVERSE INTEREST OF CUSTODIAN...........................     6
SECTION 15.   RESIGNATION BY CUSTODIAN...................................     6
SECTION 16.   TERM OF AGREEMENT..........................................     7
SECTION 17.   NOTICES....................................................     7
SECTION 18.   SUCCESSORS AND ASSIGNS.....................................     8
SECTION 19.   LIMITATION ON LIABILITY....................................     8
SECTION 20.   CUSTODIAN OBLIGATIONS REGARDING GENUINENESS OF DOCUMENTS...     9
SECTION 21.   SHIPMENT OF DOCUMENTS......................................    10
SECTION 22.   AUTHORIZED REPRESENTATIVES.................................    10
SECTION 23.   AMENDMENTS.................................................    10
SECTION 24.   THIRD-PARTY BENEFICIARY....................................    10

                                    EXHIBITS

EXHIBIT A     MORTGAGE LOAN SCHEDULE
EXHIBIT B     AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN
EXHIBIT C     AUTHORIZED REPRESENTATIVES OF THE TRUSTEE
EXHIBIT D     AUTHORIZED REPRESENTATIVES OF THE SERVICER
EXHIBIT E     FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE
                 ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE
EXHIBIT ONE   FORM OF CUSTODIAN INITIAL CERTIFICATION
EXHIBIT TWO   FORM OF CUSTODIAN FINAL CERTIFICATION

     This is a Custodial Agreement (the "Agreement"), dated and effective as of April 1, 2007, by and among LaSalle Bank National Association, as custodian (the "Custodian"), and Deutsche Bank National Trust Company, as trustee (the "Trustee");

                                   WITNESSETH

     WHEREAS, the Trustee has entered into a Pooling and Servicing Agreement, dated as of April 1, 2007 (the "Pooling Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wilshire Credit Corporation, as servicer (the "Servicer"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"), pursuant to which the Depositor has conveyed certain Mortgage Loans identified on the Mortgage Loan Schedule attached hereto as Exhibit A to the Trustee;

     WHEREAS, the Trustee and the Custodian desire that the Custodian shall hold the Mortgage Files on behalf of the Trust in accordance with the terms hereof, and that the Custodian shall cooperate with the Trustee in the performance of the Trustee's duties under the Pooling Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Trustee and the Custodian agree as follows:

I. Definitions.

     All capitalized terms not defined herein shall have the meanings assigned to such terms in the Pooling Agreement. The Trustee shall notify the Custodian, in advance, of any material changes to such Pooling Agreement that may affect the rights and obligations of the Custodian set forth herein and shall not enter into any change that affects the rights or obligations of the Custodian without the Custodian's consent. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Agreement: This Custodial Agreement and all amendments and attachments hereto and supplements hereof.

     Closing Date: April 26, 2007.

     Commission: The United States Securities and Exchange Commission.

     Custodian: LaSalle Bank National Association or any successor in interest or assigns, or any successor to the Custodian under this Agreement as herein provided.

     Mortgage Loan Schedule: The portion of the "Mortgage Loan Schedule" (as defined in the Pooling Agreement), as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of the Pooling Agreement, transferred to the Trustee as part of the Trust Fund attached hereto as Exhibit A.

     Mortgage Loans: The mortgage loans set forth on the Mortgage Loan Schedule attached hereto as Exhibit A.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,

Securities Act Release No. 33-8518, 70 Fed. Reg. 1.506, 1.531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Custodian.

     In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor has delivered to, and deposited with, the Custodian the documents listed in Section 2.01 of the Pooling Agreement.

     II. Performance by Custodian of Certain Duties of Trustee.

     On or prior to the Closing Date, the Custodian agrees to deliver to the Trustee an initial certification in the form annexed hereto as Exhibit One (the "Initial Certification") evidencing receipt (subject to any exceptions noted therein or any Mortgage Loan paid in full) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule") and certifying that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Initial Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

     The Custodian agrees to review each Mortgage File delivered to it and to deliver to the Trustee a final certification in the form annexed hereto as Exhibit Two, not later that seventy (70) days after the Closing Date, evidencing the completeness of the Mortgage Files (subject to any exceptions noted therein).

     Any and all reports, certifications or requests produced by the Custodian shall also be addressed to the Trustee.

     III. Obligations of the Custodian; Ownership of Mortgage Loan Documents.

     (a) With respect to each Mortgage File that is delivered to the Custodian or that comes into the possession of the Custodian pursuant to this Agreement, the Custodian acknowledges and agrees that the Custodian is the custodian for the Trustee exclusively and that the Trustee has the legal right, at any time and in its absolute discretion, to direct, in writing, the Custodian to release any Mortgage File or all Mortgage Files to the Trustee or another designee of the Trustee, as the case may be, at such place or places as the Trustee may designate. The Custodian shall hold each Mortgage File received by it for the exclusive use and benefit of the Trustee, and shall make disposition thereof only upon written instructions or certifications of a Servicing Officer or the written instructions furnished by the Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Mortgage File in secure and fire resistant facilities in accordance with customary standards (two-hour fire rated) for such custody. The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, recordability, sufficiency, due authorization or genuineness of any document in the Mortgage File or of any Mortgage Loans or (ii) the collectability, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Mortgage File, or suitability of any Mortgage Loan unless specified otherwise in this Agreement. The Custodian shall promptly report to the Trustee any failure on its part to hold the Mortgage Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy such failure.

     (b) Upon the written request of the Servicer, the Custodian shall provide, within two (2) Business Days, the requestor with copies of the Mortgage Notes, Mortgages, Assignments of Mortgages and other documents relating to any or all of the Mortgage Loans.

     (c) For so long as the Issuing Entity is subject to reporting obligations under the Exchange Act, on or before March 15th of each calendar year, beginning with March 15, 2008, the Custodian shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Custodian), which is a member of the American Institute of Certified Public Accountants, to furnish to the Sponsor, the Trustee, the Depositor and the Servicer (i) year-end audited (if available) financial statements of the Custodian and (ii) a report to the effect that such firm that attests to, and reports on, the assessment made by such asserting party pursuant to Section 3(d) below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

     (d) On or prior to the Closing Date, the Custodian shall deliver to the Sponsor, the Trustee, the Servicer and the Depositor a certification in the form of Exhibit E attached hereto regarding the items it will address in its assessment of compliance with the servicing criteria under this Section 3(d). For so long as the Issuing Entity is subject to reporting obligations under the Exchange Act, on or before March 15th of each calendar year, beginning with March 15, 2008, the Custodian shall deliver to the Sponsor, the Trustee, the Servicer and the Depositor a report regarding its assessment of compliance with the servicing criteria identified in Exhibit E attached hereto, as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole in which the Custodian is performing any of the servicing criteria specified in Exhibit E and that are backed by the same asset type backing such asset-backed securities. Each such report shall include (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (Section 229.1122(d)) to assess the compliance with the applicable servicing criteria, (c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the applicable servicing criteria, which report shall be delivered by the Custodian as provided in this Section 3(d).

     (e) The Custodian has not and for so long as the Issuing Entity is subject to reporting obligations under the Exchange Act shall not engage any Subcontractor which is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, unless such Subcontractor provides, beginning March 15, 2008, a report and a statement of registered public accounting firm certifying its compliance with the applicable servicing criteria in Item 1122(d) of Regulation AB.

     IV. Release of Mortgage Files.

     (a) Upon (i) becoming aware of the payment in full of any Mortgage Loan, or
(ii) the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Servicer will promptly notify the Custodian by a certification (which certification will include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the custodial account maintained by the Servicer pursuant to the Pooling Agreement have been so deposited) of a Servicing Officer and shall request the Custodian, on the request for release and receipt substantially in the form of Exhibit I to the Pooling Agreement, to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian shall promptly release within four (4) Business Days the related Mortgage File to the Servicer, and the

Custodian shall have no further responsibility with regard to such Mortgage
File.

     (b) The Custodian shall, upon request of the Servicer and delivery to the Custodian of a request for release and receipt signed by a Servicing Officer substantially in the form of Exhibit I to the Pooling Agreement, promptly release within four (4) Business Days the related Mortgage File held in its possession or control to the Servicer. Such request for release and receipt shall obligate the Servicer to return the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists (but no later than the time specified in Exhibit I to the Pooling Agreement) unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian to the Servicer.

     V. Fees of Custodian.

     The Custodian shall charge such fees for its services under this Agreement as set forth in a separate fee schedule agreed to between the Custodian and Deutsche Bank National Trust Company, in its individual capacity ("DBNT"), the payment of such fees, together with the Custodian's expenses in connection herewith shall be solely the obligation of DBNT. In the event of any default in the payment of such fees by DBNT, the Custodian may (i) seek reimbursement by the Trustee from the Trust Fund for any fees and expenses owed to them to the extent recoverable pursuant to the terms of the Pooling Agreement and/or (ii) resign in accordance with Section 15 hereof. This Section 5 shall survive the termination of this Custodial Agreement and the earlier removal or resignation of the Custodian.

     VI. Removal of Custodian With Respect to Some or All of the Mortgage Loans.

     With reasonable cause, the Trustee may, with 60 days' notice, remove and discharge the Custodian from the performance of its duties under this Agreement with respect to any or all of the Mortgage Loans by written notice from the Trustee to the Custodian, with a copy to the Depositor and the Servicer and delivery of all outstanding final certifications. Having given notice of such removal, the Trustee promptly shall, by written instrument, with a copy to the Depositor and an original to the successor custodian or document custodian, (i) appoint a successor custodian to act on behalf of the Trustee to replace the Custodian under this Agreement, (ii) designate a document custodian to receive the Mortgage Files with respect to the Mortgage Loans removed from this Agreement, or (iii) take delivery of the Mortgage Files. The Trustee's appointment of a successor custodian or document custodian shall be subject to the consent of the Depositor, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any such removal, the Custodian shall promptly transfer to the successor custodian, as directed, all affected Mortgage Files. In the event of removal of the Custodian for reasonable cause and the appointment of a successor custodian under this Agreement, the expenses of transferring the Mortgage Files to the successor custodian shall be at the expense of the Custodian. Notwithstanding the foregoing, this Agreement shall remain in full force and effect with respect to any Mortgage Loans for which this Agreement is not terminated hereunder.

     VII. Transfer of Mortgage Files Upon Termination.

     If the Custodian is notified by the Trustee that the Pooling Agreement has been terminated, upon written request of the Trustee, the Custodian shall release to such Persons as the Trustee shall designate, in writing, the Mortgage Files relating to such Mortgage Loans as the Trustee shall request.

     VIII. Examination of Mortgage Files.

     Upon reasonable (but in no event less than two (2) Business Days) prior notice to the Custodian, the Servicer and the Trustee and each of their respective agents, accountants, attorneys, auditors and prospective purchasers will be permitted during the Custodian's normal business hours to examine the Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans at the expense of the requesting party.

     IX. Insurance of Custodian.

     At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect fidelity insurance, theft of documents insurance, and errors and omissions insurance (which includes forgery insurance). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as is customary for insurance typically maintained by banks which act as custodian and in amounts and with insurance companies reasonably acceptable to the Depositor. A certificate of the respective insurer as to each such policy, with a copy of such policy attached, shall be furnished to the Trustee, upon request, containing the statement of the insurer or endorsement evidencing that such insurance shall not terminate prior to receipt by the Trustee, by registered mail, of 30 days' prior written notice thereof.

     X. Counterparts.

     For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

     XI. Periodic Statements.

     On or before December 31 of each year, or upon the request of the Trustee at any other time, the Custodian shall provide to the Trustee a list of all the Mortgage Loans for which the Custodian holds a Mortgage File pursuant to this Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual additions and deletions to specifically denote any Mortgage Loans substituted, paid off or repurchased since the date of this Agreement.

     XII. GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     XIII. Copies of Mortgage Documents.

     Upon the request of the Servicer or the Trustee and at the expense of the Custodian, which expense shall be reimbursed to the Custodian by the Trustee from the Certificate Account prior to distribution to Certificateholders, the Custodian shall provide the requestor with copies of the Mortgage Notes, Mortgages, Assignments of Mortgages and other documents relating to any or all of the Mortgage Loans held by the Custodian.

     XIV. No Adverse Interest of Custodian.

     By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

     XV. Resignation by Custodian.

     The Custodian may resign as custodian under this Agreement upon at least 60 days' prior written notice to the Depositor, the Servicer and the Trustee. If the Custodian resigns without reasonable cause, the costs associated with the resignation of the Custodian, including all costs associated with the transfer of the Mortgage Files, shall be borne by the Custodian; otherwise all such costs shall be borne by the Trust Fund. The parties agree that non-payment of Custodian's fees and expenses shall constitute reasonable cause for resignation. In the event of such resignation, the Trustee shall promptly appoint a successor custodian to serve as Custodian hereunder. Upon such appointment the Custodian shall promptly transfer to the successor custodian, as directed, all Mortgage Files being administered under this Agreement. If no successor is so appointed and approved by the end of such 60-day period, the Custodian shall deliver all Mortgage Files to the Trustee. The Trustee shall be responsible for the payment or reimbursement of such successor custodian's reasonable fees (provided that such fees do not exceed the fees of the resigning Custodian) and expenses in connection with the performance of such successor custodian's obligations under this Agreement as provided in Section 5 above.

     XVI. Term of Agreement.

     Unless terminated pursuant to Section 6 or Section 15 hereof, this Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due the Trustee under the Pooling Agreement, as evidenced by written notices of the Trustee. In such event, all documents remaining in the Mortgage Files shall be released in accordance with the written instructions of the Trustee.

     XVII. Notices.

     Any demand, notice, consents, reports, statements or any other communication hereunder shall be deemed to have been received on the date delivered to or received by the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt). All demands, notices, consents, reports, statements and any other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the recipient party at the address shown below, or at such other addresses as may hereafter be furnished to the other parties by like notice:

     (i)  if to the Custodian:

          LaSalle Bank National Association
          2571 Busse Road, Suite 200
          Elke Grove Village, IL 6007
          phone (847) 766 6444

     or such other address as may hereafter be furnished to the Trustee in writing by the Custodian;

     (ii) if to the Trustee:

          Deutsche Bank National Trust Company
          1761 East St. Andrew Place
          Santa Ana, California 92705-4934
          Attn: Trust Administration - ML07M1

          with a copy to the Depositor:

          c/o Merrill Lynch Mortgage Investors, Inc.
          250 Vesey Street
          4 World Financial Center, 10th Floor
          New York, New York 10080
          Attention: Asset-Backed Finance
          Telephone: (212) 449-0357

     (iv) if to the Servicer:

          Wilshire Credit Corporation
          14523 S.W. Millikan Way, Suite 200
          Beaverton, Oregon 97005
          Attention: Jay Memmott

     XVIII. Successors and Assigns.

     This Agreement shall inure to the benefit of the successors and assigns of the parties hereto, subject to the limitations herein provided. The Trustee shall have the right, subject to the terms of the Pooling Agreement, without the consent of the Custodian or the Depositor (but with notice in writing to the Custodian), to assign, in whole or in part, its interest under this Agreement with respect to the Mortgage Loans to one or more parties including the Depositor and affiliates thereof, each of which in turn may assign, its interest under this Agreement with respect to the Mortgage Loans to one or more parties, and such parties shall succeed to the rights of the Trustee under this Agreement with respect to the applicable Mortgage Loans. All references to the Trustee in this Agreement shall be deemed to include its assignee or designee and any subsequent assignee, specifically including the Depositor and the Trustee. The Custodian shall have the right to assign, in whole or in part, its interest under this Agreement only with the prior written consent of the Trustee and the Depositor or in accordance with Section 15, provided, any entity into which the Custodian may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any entity succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     XIX. Limitation on Liability.

     (a) Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, bad faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect, incidental, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. The provisions of this Subsection 19(a) shall survive the termination of this Custodial Agreement.

     (b) Subject to Subsection 19(a) hereof, the Custodian agrees to indemnify the Trust Fund, the Trustee and the Servicer and each of their respective officers and directors for any claims, liabilities, obligations, losses, damages, payments, costs or expenses that may be imposed on, incurred by or asserted against the Trust Fund, the Trustee or the Servicer, directly related to any act or omission by the Custodian with respect to the Mortgage Files which constitutes negligence, bad faith or willful misconduct on the part of the Custodian; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misconduct, bad faith or negligence of such Person. The provisions of this Subsection 19(b) shall survive the termination of this Custodial Agreement.

     (c) The Custodian agrees to indemnify the Depositor, the Servicer, the Trust Fund and each of their respective directors, officers, employees and agents and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of
Section 3(e) or any failure by the Custodian to deliver any information, report, certification, accountants' letter or other material when and as required under this Agreement, including any report under Sections 3(c) or 3(d).

     (d) To the same extent the Trustee is entitled to indemnity under Section
8.06 of the Pooling Agreement, the Custodian and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, disbursements or expenses of any kind or nature whatsoever, including, without limitation reasonable attorney's fees and expenses, that may be imposed, incurred by, or asserted against the Custodian without negligence, willful misconduct, bad faith on their part, arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder or any related documents, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder. The provisions of this Subsection 19(d) shall survive the termination of this Custodial Agreement and the earlier removal or resignation of the Custodian.

     (e) In order to comply with its duties under the U.S.A. Patriot Act, the Custodian may obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, such parties' name, address and other identifying information.

     XX. Custodian Obligations Regarding Genuineness of Documents.

     In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; provided that the provisions of this Section shall not in any manner limit or reduce the responsibilities of the Custodian under Section 3.

     XXI. Shipment of Documents.

     Written instructions as to the method of shipment and the shipper(s) that the Custodian is directed to utilize in connection with transmission of Mortgage Loan Documents in the performance of the Custodian's duties hereunder shall be delivered by the Sponsor to the Custodian prior to any shipment of any Mortgage Files hereunder. The Sponsor will arrange for the provision of such services at its sole cost and expense (or, at the Custodian's option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Mortgage Files and Mortgage Loan Documents as it deems appropriate. Without limiting the generality of the provisions of Section 20 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person or property, arising out of actions of the Custodian properly taken pursuant to instructions of the Trustee.

     XXII. Authorized Representatives.

     Each individual designated as an authorized representative of the Custodian, the Trustee or the Servicer (an "Authorized Representative") is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Custodial Agreement on behalf of the Custodian, the Trustee, or the Servicer, respectively, and the specimen signature for each such Authorized Representative of the Custodian, the Trustee and the Servicer initially authorized hereunder is set forth on Exhibits B, C and D, respectively. From time to time, the Custodian, the Trustee or the Servicer may, by delivering to the others a revised exhibit, change the information previously given pursuant to this Section, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

     XXIII. Amendments.

     This Agreement may be amended or modified from time to time by the Trustee and the Custodian in writing, with prior written notice by the Trustee to the Servicer and the Depositor. In the event of an amendment to the Pooling Agreement, the Trustee shall provide a copy of such amendment to the Custodian. No amendments or modifications to the Pooling Agreement that have an impact on this Agreement shall be effective unless agreed to in writing by the Custodian.

     Section 24. Third-Party Beneficiary.

     The parties hereto agree that the Sponsor, the Depositor, the Servicer and the Trust Fund shall reserve the benefit of the provisions of this Agreement as an intended third party beneficiary.

     IN WITNESS WHEREOF, the Custodian and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                            [Intentionally Omitted]

                                    EXHIBIT B

                   AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN

         Name                    Signature                      Title
----------------------   -------------------------   ---------------------------


                                    EXHIBIT C

                    AUTHORIZED REPRESENTATIVES OF THE TRUSTEE

         Name                    Signature                      Title
----------------------   -------------------------   ---------------------------


                                    EXHIBIT D

                   AUTHORIZED REPRESENTATIVES OF THE SERVICER

         Name                    Signature                      Title
----------------------   -------------------------   ---------------------------


                                    EXHIBIT E

      FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED IN
                         REPORT ON ASSESSMENT COMPLIANCE

The assessment of compliance to be delivered by LaSalle Bank National Association shall address, at a minimum, the criteria identified below as "Applicable Servicing Criteria":



                               SERVICING CRITERIA                                  APPLICABLE
--------------------------------------------------------------------------------    SERVICING
  REFERENCE                                   CRITERIA                              CRITERIA
  ---------                                   --------                             ----------

                                  GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
                   throughout the reporting period in the amount of coverage
                   required by and otherwise in accordance with the terms of the transaction agreements.

                            CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                   charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash
                   reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
                   transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                   agreements. For purposes of this criterion, "federally
                   insured depository institution" with respect to a foreign
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all
                   asset-backed securities related bank accounts, including
                   custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                   agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                   identification, or such other number of days specified in the transaction agreements.



                               SERVICING CRITERIA                                  APPLICABLE
--------------------------------------------------------------------------------    SERVICING
  REFERENCE                                   CRITERIA                              CRITERIA
  ---------                                   --------                             ----------
                                 INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the
                   Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
                   Specifically, such reports (A) are prepared in accordance
                   with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C)
                   are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in
                   accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two
                   business days to the Servicer's investor records, or such
                   other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

                                 POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as            X
                   required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as               X
                   required by the transaction agreements

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are
                   posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in
                   accordance with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree
                   with the Servicer's records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                   accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                   requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for
                   example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.



                               SERVICING CRITERIA                                  APPLICABLE
--------------------------------------------------------------------------------    SERVICING
  REFERENCE                                   CRITERIA                              CRITERIA
  ---------                                   --------                             ----------
1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as
                   escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the
                   transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable
                   mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or
                   insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
                   been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are
                   recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                   maintained as set forth in the transaction agreements.

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                              ___________, 200__

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10281

     Re: Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer and Deutsche Bank National Trust Company, as trustee, Mortgage Pass-Through Certificates, Series 2007-MLN1

Ladies and Gentlemen:

     Attached is the Custodian's preliminary exception report delivered (other than any Mortgage File paid in full) in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance, or substitution agreement, with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT TWO

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                             ____________, 200__

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10281

     Re: Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer and Deutsche Bank National Trust Company, as trustee, Mortgage Pass-Through Certificates, Series 2007-MLN1

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it has received a complete Mortgage File which includes the documents required to be included in the Mortgage File as set forth in the Pooling and Servicing Agreement.

     The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any flood insurance policy, any rider, addends, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------

                                    EXHIBIT X

                            FORM OF POWER OF ATTORNEY

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, and having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement dated as of April 1, 2007 (the "Agreement") among Merrill Lynch Mortgage Investors, Inc., as depositor, Deutsche Bank National Trust Company, as trustee, Wilshire Credit Corporation, as servicer (the "Servicer"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust" respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which Wilshire Credit Corporation is acting as the Servicer.

This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

     1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

     2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

     3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

     4.   The completion of loan assumption agreements.

     5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

     6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

     7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

     8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

               a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

               b. the preparation and issuance of statements of breach or non-performance;

               c. the preparation and filing of notices of default and/or notices of sale;

               d. the cancellation/rescission of notices of default and/or notices of sale;

               e.   the taking of deed in lieu of foreclosure; and

               f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

     9. With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

               a.   listing agreements;

               b.   purchase and sale agreements;

               c. grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

               d.   escrow instructions; and

               e. any and all documents necessary to effect the transfer of property.

     10. The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of [execution date of POA].

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall (i) limit in any manner any indemnification provided by the Servicer to the Trustee under the Agreement, or (ii) be construed to grant the Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein. If the Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then the Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Servicer under the Agreement or to allow the Servicer to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

The Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the Servicer of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

                                        Deutsche Bank National Trust Company,
                                        as Trustee


                                        BY:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Acknowledged and Agreed
Wilshire Credit Corporation


BY:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

STATE OF CALIFORNIA
COUNTY OF ORANGE

     On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset - Backed Certificates, Series 2007 - MLN1, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.

     (SEAL)

                                        ----------------------------------------
                                        Notary Public, State of California

                                   SCHEDULE X

                Item on Form 8-K Party Responsible                                        Party Responsible
                ----------------------------------                                        -----------------
*Item 1.01- Entry into a Material Definitive Agreement           Party entering into such Material Definitive Agreement
*Item 1.02- Termination of a Material Definitive Agreement       Party requesting termination of such Material Definitive Agreement
Item 1.03- Bankruptcy or Receivership                            Depositor
Item 2.04- Triggering Events that Accelerate or Increase a
Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement                                    Depositor
*Item 3.03- Material Modification to Rights of Security
Holders                                                          Trustee
Item 5.03- Amendments of Articles of Incorporation or Bylaws;
Change of Fiscal Year                                            Depositor
Item 6.01- ABS Informational and Computational Material          Depositor
*Item 6.02- Change of Servicer or Trustee                        Servicer/Trustee
*Item 6.03- Change in Credit Enhancement or External Support     Depositor/Trustee
*Item 6.04- Failure to Make a Required Distribution              Trustee
Item 6.05- Securities Act Updating Disclosure                    Depositor
Item 7.01- Reg FD Disclosure                                     Depositor
Item 8.01                                                        Depositor
Item 9.01                                                        Depositor

                                   SCHEDULE Y

                       Item on Form 10-D                                                  Party Responsible
                       -----------------                                                  -----------------
Item 1: Distribution and Pool Performance Information            Depositor
Plus any information required by 1121 which is NOT
included on the monthly statement to Certificateholders
Item 2: Legal Proceedings  per Item 1117 of Regulation AB        All parties to the Pooling and Servicing Agreement (as to
                                                                 themselves), the Depositor/Trustee/Servicer (to the extent known) as to the Issuing entity, the Sponsor, 1106(b)
                                                                 originator, any 1100(d)(1) party
Item 3: Sale of Securities and Use of Proceeds                   Depositor
Item 4: Defaults Upon Senior Securities                          Trustee
Item 5: Submission of Matters to a Vote of Security Holders      Trustee
Item 6: Significant Obligors of Pool Assets                      Depositor/Sponsor/Mortgage Loan Seller/ Servicer
Item 7: Significant Enhancement Provider Information             Depositor/Sponsor
Item 8: Other Information                                        All parties to the Pooling and Servicing Agreement (as to
                                                                 themselves) responsible for disclosure items on Form 8-K
Item 9:  Exhibits                                                Trustee (as to Distribution Statement only)/Depositor

                                   SCHEDULE Z

                       Item on Form 10-K                                                  Party Responsible
                       -----------------                                                  -----------------
Item 1B: Unresolved Staff Comments                               Depositor
*Item 9B: Other Information                                      Party responsible for disclosure items on Form 8-K
*Item 15: Exhibits, Financial Statement Schedules                Trustee/Servicer/subservicers/Depositor
*Additional Item:                                                All parties to the Pooling and Servicing Agreement (as to
Disclosure per Item 1117 of Regulation AB                        themselves), the Depositor/Trustee/Servicer (to the extent known)
                                                                 as to the Issuing Entity, the Sponsor, 1106(b) originator, any
                                                                 1100(d)(1) party
*Additional Item:                                                All parties to the Pooling and Servicing Agreement, the Sponsor,
Disclosure per Item 1119 of Regulation AB                        originator, significant obligor, enhancement or support provider
Additional Item:                                                 Depositor/Sponsor/Mortgage Loan Seller/Servicer
Disclosure per Item 1112(b) of Regulation AB
Additional Item:                                                 Depositor/Sponsor
Disclosure per Items 1114(b) and 1115(b) of Regulation AB


                                       Z-1